UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

MASIMO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

Masimo®

Letter to Masimo Corporation Stockholders From Our Chairman and Chief Executive Officer
Joe Kiani Chairman and Chief Executive Officer

Dear Fellow Stockholders:

Over the past 35 years, Masimo has delivered—and continues to deliver—disruptive innovation that not only greatly benefits modern medicine but, to this day, works to improve outcomes for millions of patients across the globe. During the past year, I have spent significant time meeting with many of you, and the one constant has been our deep shared interest in continuing to innovate to create value—for patients, for hospitals, for consumers and for stockholders.

Masimo has a great history of solving the “unsolvable,” and I am confident we are well positioned to continue bringing life-changing products to market. Our decades of engineering expertise in clinically proven technology, combined with a profound commitment to patient safety, enable us to usher in 22nd century healthcare with thoughtful solutions that complete the circle—home to hospital to home—and strive to make care delivery better, safer, and more cost-effective.

In 2023, we achieved many successes and breakthrough innovations that brought us closer to our goals and reinforced our foundational ability to deliver growth and create value for stockholders. We continued to innovate at pace, securing FDA De Novo clearances of Oxygen Reserve Index™ (ORi™) and the wearable Masimo SET®-based Opioid Halo™, the first-ever FDA-authorized opioid overdose prevention system, securing FDA clearance of Radius VSM™, an incredibly versatile, wearable vital signs monitor, launching the Denon PerL™ True Wireless Earbuds featuring Masimo Adaptive Acoustic Technology™ (AAT™) and securing FDA clearance for Masimo Stork™, a state-of-the-art baby monitor backed by clinically proven Masimo SET® pulse oximetry, and the Masimo W1 medical watch for use in hospital-to-home and telehealth programs.

Notably, even as we continued to navigate a challenging post-COVID market reset in 2023, Masimo realized record-breaking numbers in true incremental sales, hospital contract wins and customer renewals, demonstrating the value of our innovation in growing market share and ensuring our long-term growth trajectory remains strong. Unsurprisingly, we saw our strongest year-over-year revenue growth in our product lines where our sustained investment in innovating superior clinical and product performance drove adoption, including hearables and wearables (+93%), brain monitoring (+19%) and rainbow™ and hemodynamics (+16%). Together with our subsequent results for the first quarter of 2024, this performance gives me confidence that we are back on the path to consistently exceed expectations, as we did for 23 of the 24 quarters prior to 2023, including through a once in a century pandemic.

As we look forward to 2024 and beyond, we remain focused on delivering technologies that transform care delivery and better connect the care ecosystem, as well as disruptive innovations that change the way consumers look after themselves. We plan to announce new product innovations in the coming months that we believe will transform patient monitoring, and we are working on a new kind of hearing aid based on our revolutionary Masimo AAT, which optimizes sound for each individual’s hearing.

These achievements are not only a result of our products and technology; they are a testament to the unwavering spirit that defines Masimo. This indomitable spirit has propelled us forward, allowing us to reshape the trajectory of patient monitoring, patient safety, clinical decision-making, and now—as we consider the separation of our consumer products into a new company where they can best grow and thrive—consumer health and wellness, for the benefit of everyone, everywhere.

We are on the path to a bright future, but we are once again facing a proxy contest this year. This latest proxy contest—which threatens to hand control of Masimo to an activist investor—puts both our recent momentum and Masimo’s spirit of innovation and success at risk. Our relationships with our customers and partners, and ultimately our value to stockholders, depend on the strong culture of innovation, honesty and unity that we have developed over 35 years. Similarly, our key talent, responsible for the advances that have driven and will drive our growth, deeply values Masimo’s vision and commitment to innovation. If we lose our vision, our spirit and our talent through an ill-conceived change of control, I fear the long-term growth and potential in which we all have so much invested will die on the vine.

Your vote is critically important to the future of Masimo.

In health,

/s/ Joe Kiani

Joe Kiani
Chairman and Chief Executive Officer

Letter to Masimo Corporation Stockholders
From Craig Reynolds, Lead Independent Director

Dear Fellow Stockholders,

On behalf of the Board of Directors of Masimo Corporation (the “Board”), I would like to thank you for your continued investment in Masimo and for the confidence you have placed in this Board to oversee your interests in our company. The Board is committed to strong corporate governance that ensures we provide independent oversight of management’s execution of our strategic plans. The Board is focused on fostering a culture of innovation, accountability and commitment to our goal of creating long-term value for stockholders and our mission of improving lives.

Most notably, in response to stockholder feedback, the Board began evaluating a proposed separation of the Company’s consumer business to unlock value for stockholders. We expect that this separation will continue to provide long-term growth opportunities for the consumer business while improving the long-term profitability and earnings power of the healthcare business. We will continue to evaluate proposed structures for the separation and provide updates as appropriate.

As your representatives, we listened, we discussed, and we acted. We believe the actions described above and below show responsiveness to stockholders’ interests and represent significant enhancements to the Company’s governance framework.

Appointing a Lead Independent Director

In March 2023, in response to specific stockholder feedback, the Board created a new position of Lead Independent Director. Following our 2023 Annual Meeting, on July 12, 2023, the Board elected me to fill that role. In this capacity, I preside at meetings of the Board at which the Chairman is not present and lead the executive sessions of the independent directors, provide input on Board agendas and materials in advance of Board meetings and make myself available to stockholders for consultation and direct communication. In connection with the creation of the Lead Independent Director position, our CEO permanently and irrevocably waived his right under his employment agreement to trigger a change-in-control event upon the appointment of a Lead Independent Director.

Declassifying the Board and Enhancing Governance

In 2023, in response to stockholder feedback, our Board recommended, and at the 2023 Annual Meeting, our stockholders voted in favor of, a proposal to amend the Company’s certificate of incorporation to declassify the Board. Thereafter, we have implemented a phased-in declassification of the Board commencing with the directors up for election at this year’s Annual Meeting, with the Board becoming fully declassified at the 2026 Annual Meeting of Stockholders.

Further Aligning Our Executive Compensation Program with Performance

In response to feedback and votes at the 2023 Annual Meeting, the Board conducted a comprehensive review of our compensation program and implemented changes to further align the Company’s executive compensation program with stockholder interests. Specifically, for fiscal year 2023 and continuing in fiscal year 2024, the Board established three-year cumulative performance periods for equity-based incentive awards, replacing the annual performance periods that underpinned prior equity incentive awards. In addition, we adopted a rigorous, market-based performance goal requiring relative Total Shareholder Return performance at the 55th percentile for target payout and set cash- and equity-based incentive performance targets at the top end of Company guidance.

Further, when these performance targets were not achieved in 2023, the Board’s Compensation Committee made no adjustments to annual bonus pay outcomes, and no annual cash bonuses were paid to any of our executive officers for 2023.

Overseeing Strategy and Execution

During the past year, our focus has been to ensure that the Company is continuing to take the right steps to deliver continued strong financial value for stockholders while investing in sustainable long-term growth. Our rigorous approach gives us confidence that the current strategy, including the Company’s ongoing evaluation of the potential separation of its consumer business, best positions Masimo to maximize value for all stockholders.

Your vote at this year’s Annual Meeting is critical to Masimo’s future. As you may have seen, a group led by Politan Capital Management LP (the “Politan Group”), the same dissident group that represents 40% of our current Board, has provided notice of their intent to nominate William Jellison and Darlene Solomon (the “Politan Group Nominees”) for election as directors at this year’s Annual Meeting in opposition to the nominees recommended by your Board. If the two additional Politan Group Nominees are both elected, they would displace our CEO, whose seat on our Board is up for election this year, and give the Politan Group directors majority control (67%) of our Board notwithstanding that the Politan Group holds less than 9% of our outstanding shares. The Politan Group has also submitted a proposal to repeal any amendment to our bylaws that may be implemented before the Annual Meeting (the “Politan Group Proposal”).

The Masimo directors unaffiliated with the Politan Group do not endorse the Politan Group Nominees or the Politan Group Proposal and unanimously recommend that you vote “FOR” the election of your Board’s nominees, Christopher Chavez and Joe Kiani, each of whom is highly qualified, on the enclosed GOLD proxy card, “FOR” the other proposals recommended by your Board, “WITHHOLD” on the Politan Group Nominees and “AGAINST” the Politan Group Proposal. You may receive solicitation materials from the Politan Group, including proxy statements and white proxy cards. Masimo is not responsible for the accuracy or completeness of any information provided by or relating to the Politan Group, its nominees or the Politan Group Proposal contained in solicitation materials filed or disseminated by or on behalf of the Politan Group or any other statements the Politan Group may make.

I strongly urge you to discard and NOT to vote using any white proxy card sent to you by the Politan Group. If you have already submitted a white proxy card, you can revoke that proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by signing and dating the enclosed GOLD proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet by following the instructions on your GOLD proxy card or GOLD voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

PLEASE NOTE THAT YOUR PROXY CARD HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION AS A RESULT OF RECENTLY IMPLEMENTED REQUIREMENTS CALLED A “UNIVERSAL PROXY CARD”. THIS MEANS THE COMPANY’S PROXY CARD IS REQUIRED TO LIST THE POLITAN GROUP NOMINEES IN ADDITION TO YOUR BOARD’S NOMINEES. PLEASE MARK YOUR CARD CAREFULLY AND VOTE “FOR” ONLY THE NOMINEES AND PROPOSALS RECOMMENDED BY YOUR BOARD, VOTE TO “WITHHOLD” ON THE POLITAN GROUP NOMINEES AND VOTE “AGAINST” THE POLITAN GROUP PROPOSAL.

Your vote is extremely important no matter how many shares you own. Whether or not you expect to attend the meeting, please vote and submit your proxy over the Internet, by telephone or by mail. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee. If you have any questions or require any assistance with voting your shares, please call Masimo’s proxy solicitor:

INNISFREE M&A INCORPORATED

Stockholders may call 1 (877) 456-3463 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and Brokers may call 1 (212) 750-5833

We will continue to work diligently in 2024 to help ensure that Masimo delivers for our stockholders, our customers and other stakeholders. On behalf of my fellow directors, thank you for your support and feedback, which directly contribute to making Masimo a stronger company. We look forward to hearing your perspectives at the Annual Meeting and throughout the year ahead.

Sincerely,

/s/ Craig Reynolds

Craig Reynolds
Lead Independent Director

Notice of 2024 Annual Meeting of Stockholders

The 2024 Annual Meeting of Stockholders of Masimo Corporation (the “Annual Meeting”) will be held on Thursday, July 25, 2024 at 2:00 p.m., Pacific Daylight Time, at the Masimo Corporation Headquarters located at 52 Discovery, Irvine, California 92618. The items of business are as follows:

Date:	Thursday, July 25, 2024
Time:	2:00 p.m., Pacific Daylight Time
Location:	Masimo Corporation Headquarters at 52 Discovery, Irvine, CA 92618
COMPANY PROPOSALS		Board Recommendation
1.	Election of two Class II directors, as named in this Proxy Statement;	☑ FOR Christopher Chavez ☑ FOR Joe Kiani ☒ WITHHOLD William Jellison ☒ WITHHOLD Darlene Solomon
2.	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024; and	☑ FOR
3.	Advisory vote to approve the compensation of our named executive officers.	☑ FOR
STOCKHOLDER PROPOSAL
4.

Politan Group Proposal to repeal any provision of, or amendment to, the Company’s bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the 2024 Annual Meeting of Stockholders.

☒ AGAINST

   Your vote is important.

Please vote by following the instructions on your proxy card or voting instruction form.

These items are more fully described in the following pages, which are part of this Notice.

The record date for the 2024 Annual Meeting of Stockholders is June 13, 2024 (the “Record Date”). Only stockholders of record at the close of business on that date are entitled to attend and to vote at the Annual Meeting. Stockholders of record can vote their shares by using the internet, telephone or mail. Instructions for using these convenient services are set forth on the proxy card. If you received your materials by mail, you may also vote your shares by marking the enclosed GOLD proxy card, signing and dating it and mailing it in the enclosed envelope. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of your broker or nominee.

Please note that Politan Capital Management LP, Politan Capital Management GP LLC, Politan Capital Partners GP LLC, Politan Capital NY LLC, Politan Intermediate Ltd., Politan Capital Partners Master Fund LP, Politan Capital Partners LP, Politan Capital Offshore Partners LP, Quentin Koffey, Matthew Hall and Aaron Kapito (collectively, the “Politan Group”) have provided notice of their intent to nominate William Jellison and Darlene Solomon for

i

| 2024 Proxy Statement

election as directors at the Annual Meeting in opposition to the nominees recommended by your Board of Directors (the “Board”) and to bring a proposal to repeal any provision of, or amendment to, the Company’s amended and restated bylaws (the “Bylaws”) adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the 2024 Annual Meeting of Stockholders (the “Politan Group Proposal”). If the two additional Politan Group Nominees are both elected, they would displace our CEO, whose seat on our Board is up for election this year, and give the Politan Group directors majority control (67%) of our Board notwithstanding that the Politan Group holds less than 9% of our outstanding shares. With regard to the Politan Group Proposal, the Board has not adopted, and does not currently expect to adopt, any amendments to the Bylaws between April 20, 2023 and the date of the 2024 Annual Meeting of Stockholders.

You may receive solicitation materials from the Politan Group, including proxy statements and white proxy cards. Masimo is not responsible for the accuracy or completeness of any information provided by or relating to the Politan Group, its nominees or the Politan Group Proposal contained in solicitation materials filed or disseminated by or on behalf of the Politan Group or any other statements the Politan Group may make.

The Masimo directors unaffiliated with the Politan Group do not endorse the Politan Group Nominees or the Politan Group Proposal and unanimously recommend that you vote:

•        “FOR” only the nominees proposed by your Board (Christopher Chavez and Joe Kiani);

•        “FOR” the other proposals recommended by your Board;

•        “WITHHOLD” on the Politan Group Nominees; and

•        “AGAINST” the Politan Group Proposal on the GOLD proxy card.

Your Board strongly urges you to discard and NOT to vote using any white proxy card sent to you by the Politan Group. If you have already submitted a white proxy card, you can revoke that proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed GOLD proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet by following the instructions on your GOLD proxy card or GOLD voting instruction form. Only your latest validly executed proxy will count and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

By order of the Board of Directors,
/s/ Joe Kiani
Chairman & Chief Executive Officer
Irvine, California
June 17, 2024

This Notice of Annual Meeting and Proxy Statement are first being mailed to stockholders on or about June 20, 2024.

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PROXY STATEMENT TABLE OF CONTENTS

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EXECUTIVE COMPENSATION	Compensation Discussion and Analysis	55
	Compensation Committee Interlocks and Insider Participation	78
	Compensation Committee Report	78
	Summary Compensation Table	79
	Grants of Plan-Based Awards During Fiscal Year 2023	81
	Outstanding Equity Awards at December 30, 2023	83
	Options Exercised and Stock Vested During Fiscal 2023	85
	Pay Versus Performance Table	86
	Employment Arrangements with Named Executive Officers	91
	Pay Ratio Disclosure	102
OWNERSHIP OF OUR STOCK	Security Ownership of Certain Beneficial Owners and Management	104
	Securities Authorized for Issuance Under Equity Compensation Plans	107
	Stock Ownership Policy	107
	Non-Employee Director Stock Ownership Policy	108
PROPOSALS	COMPANY PROPOSALS:
	Proposal 1: To Elect Two Class II Directors as Named in our Proxy Statement	109
	Proposal 2: To Ratify the Selection of Grant Thornton LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 28, 2024	112
	Proposal 3: To Provide an Advisory Vote to Approve the Compensation of our Named Executive Officers	113
	POLITAN PROPOSAL:
	Proposal 4: Politan Group Proposal to Repeal any Provision of, or Amendment to, the Bylaws Adopted by the Board without Stockholder Approval Subsequent to April 20, 2023 and up to and Including the Date of the Annual Meeting	114
ADDITIONAL INFORMATION	Transactions with Related Persons, Promoters and Certain Control Persons	116
	Delinquent Section 16(a) Reports	119
	Householding	119
	Annual Report on Form 10-K	119
	Questions and Answers You May Have About These Proxy Materials and Voting	120
	Other Matters	130
Appendix A—Supplemental Non-GAAP Financial Measures for Fiscal 2017-2023 Financial Performance		A-1
Appendix B—Supplemental Non-GAAP Financial Measures for Fiscal 2023 Executive Bonus Incentive Plan		B-1
Appendix C—Supplemental Non-GAAP Financial Measures for Fiscal 2023 Executive PSU Awards (2021 PSU Award Payouts)		C-1
Appendix D—Supplemental Information Regarding Participants in the Solicitation		D-1

| 2024 Proxy Statement

This Proxy Statement and the GOLD proxy card, which contains instructions on how to vote your shares, together with our annual report, is first being mailed on or about June 20, 2024 to all stockholders entitled to receive notice of and to vote at the Annual Meeting

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed GOLD proxy card or submit your GOLD proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Annual Meeting. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of your broker or nominee. If you choose to submit your GOLD proxy by mail, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person at the Annual Meeting. Please note, however, if your shares are held of record by a broker, bank or other agent and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

SPECIAL NOTE ON FORWARD-LOOKING INFORMATION

This Proxy Statement contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or are proven to be incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements. These include statements concerning, among other things, our plans, goals and future financial performance. Forward-looking statements can often be identified by the use of words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “ongoing”, “opportunity”, “plan”, “potential”, “predicts”, “seek”, “should”, “strategy”, “will” or “would” and similar expressions and variations or negatives of these words. These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to management, all of which is subject to change. Such forward-looking statements are subject to risks, uncertainties and other factors that are difficult to predict and could cause our actual results and the timing of certain events to differ materially and adversely from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024, and as amended by the Form 10-K/A filed with the SEC on April 29, 2024 (as amended, the “2023 Annual Report on Form 10-K”) and subsequently filed Quarterly Reports on Form 10-Q, as updated by our future filings. Furthermore, such forward-looking statements speak only as of the date of this Proxy Statement. We make no representation as to the accuracy or completeness of the forward-looking statements and undertake no obligation to update or revise publicly any forward-looking statements to reflect events or circumstances after the date of this Proxy Statement for any reason, except as required by law.

| 2024 Proxy Statement

PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY
Date and Time	Location	Record Date
Thursday, July 25, 2024, 2:00 p.m. PDT	The 2024 Annual Meeting of Masimo Stockholders will be held at the Masimo Corporation Headquarters at 52 Discovery, Irvine, California 92618.	June 13, 2024

Overview of Proposals

VOTING MATTERS		See Page	Board Recommendation
COMPANY PROPOSALS
PROPOSAL 1	To elect two Class II Directors, as named in this Proxy Statement	Page 109	☑ FOR Christopher Chavez ☑ FOR Joe Kiani ☒ WITHHOLD William Jellison ☒ WITHHOLD Darlene Solomon

PROPOSAL 2	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024	Page 112	☑ FOR

PROPOSAL 3	To provide an advisory vote to approve the compensation of our named executive officers	Page 113	☑ FOR

POLITAN GROUP PROPOSAL
PROPOSAL 4

Politan Group Proposal to repeal any provision of, or amendment to, the Company’s bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the 2024 Annual Meeting of Stockholders

		Page 114	☒ AGAINST

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PROXY STATEMENT SUMMARY

Company Overview*

$2.0 billion in revenues for FY2023	150+ countries where we sell our products	200 million+ patients monitored each year using Masimo SET® technology(1)

2.6 million non-invasive technology boards and monitors have shipped over the past 10 years	4.2 million HEOS® connected devices	750+ engineers worldwide

1,200+ sales and marketing employees worldwide	$390 million of incremental value of new contracts signed in FY2023(2)	20,000 points of global consumer retail distribution

____________

*      Unless otherwise noted, the information on this page is a summary as of December 30, 2023.

(1)        In leading hospitals and other healthcare settings around the world.

(2)        Represents total hospital contract revenue over the multi-year term of the contracts. Includes contracts with new customers and incremental new contracted business with existing customers. Management uses this information to analyze business trends.

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PROXY STATEMENT SUMMARY

Our Strategy

We are an organization engineered to improve life. We exist for people who care, care about others, care about quality, care about precision and care about excellence. Our primary goal is to improve lives by providing patient-centered solutions to healthcare providers, expanding outside of the hospital and into the home and delivering innovative, high-quality information and experiences to consumers. We believe that patients and providers are ready for actionable patient care outside of the hospital.

We deliver value to our customers and stockholders through:

•        our differentiated and clinically superior technologies;

•        our proven track record of innovation;

•        our customer-driven approach to product development;

•        our robust product portfolio and pipeline that addresses unmet needs of healthcare professionals, patients, and consumers; and

•     our scaled and integrated platforms to continuously monitor and deliver health information and other data, applications and experiences.

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PROXY STATEMENT SUMMARY

Financial Performance Highlights

Our financial performance from fiscal 2017 through fiscal 2023 is summarized below:

Financial Performance Summary
(in millions, except per share data)	2017	2018	2019	2020	2021	2022	2023
Healthcare Revenue	790	858	938	1,144	1,239	1,340	1,275
Non-Healthcare Revenue	0	0	0	0	0	695	773
Total GAAP Revenue	$790	$858	$938	$1,144	$1,239	$2,036	$2,048
Healthcare Revenue	738	830	936	1,144	1,239	1,340	1,275
Non-Healthcare Revenue	0	0	0	0	0	695	773
Total Non-GAAP Revenue(1)	$738	$830	$936	$1,144	$1,239	$2,036	$2,048
GAAP Earnings Per Share	$2.23	$3.45	$3.44	$4.14	$3.98	$2.60	$1.51
Non-GAAP Net Income Per Diluted Share (Prior Definition)(2)	$1.73	$2.65	$3.22	$3.60	$3.99	$4.59	$3.17
Non-GAAP Net Income Per Diluted Share (Updated Definition)(2)	$1.73	$2.65	$3.22	$3.69	$4.13	$4.87	$3.79
Total Non-GAAP Revenue(1) (in millions)

Healthcare Revenue
Non-Healthcare Revenue
$738
$830
$936
$1,144
$1,239
$2,036
$2,048
695
773
738
830
936
1,144
1,239
1,340
1,275
2017
2018
2019
2020
2021
2022
2023

____________

(1)        Represents a non-GAAP financial measure. Please see Appendix A to this Proxy Statement for a reconciliation to the corresponding GAAP financial measure.

(2)        Represents a non-GAAP financial measure. In 2024, we have updated the definition for Non-GAAP Net Income Per Diluted Share to exclude the impact of all expenses related to our litigation against Apple, whereas we had previously only excluded the expenses related to the U.S. International Trade Commission litigation against Apple. Please see Appendix A to this Proxy Statement for a description of the updated definition, adjustments and a reconciliation of Non-GAAP Net Income Per Diluted Share to the corresponding GAAP financial measure.

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PROXY STATEMENT SUMMARY

Non-GAAP Net Income Per Diluted Share(1) (Updated Definition)

____________

(1)        Represents a non-GAAP financial measure. In 2024, we have updated the definition for Non-GAAP Net Income Per Diluted Share to exclude the impact of all expenses related to our litigation against Apple, whereas we had previously only excluded the expenses related to the U.S. International Trade Commission litigation against Apple. Please see Appendix A to this Proxy Statement for a description of the updated definition, adjustments and a reconciliation of Non-GAAP Net Income Per Diluted Share to the corresponding GAAP financial measure.

| 2024 Proxy Statement

PROXY STATEMENT SUMMARY

Business and Executive Compensation Highlights

Our business and executive compensation highlights for fiscal 2023 are summarized below:

2023 Business Highlights
Achieved a record contracting year with hospital customers:
• We had a record year in 2023 for our healthcare business in terms of new customer wins, converting hospital customers to Masimo technologies.
• As a result of strong hospital contracting, our unrecognized contract revenue (as of the end of fiscal year 2023) increased 17% over the prior year period.
Achieved key product, technology and business milestones:

•   Granted de novo classification by the FDA for Masimo Opioid Halo™, making it the first and only FDA-authorized opioid overdose prevention and alert system for detecting opioid-induced respiratory depression.

•   Received FDA 510(k) clearance for Masimo Radius VSM™. Radius VSM™ is a patient worn, continuous multi-parameter vital signs monitor that allows ambulation and movement while ensuring patients remain continuously monitored.

•   Launched Masimo Stork™, a revolutionary smart-home, baby-monitoring system. This innovative system offers parents insight into their baby’s health data, helping them learn more about and be better connected to their baby.

•   Granted de novo classification by the FDA for ORi, a noninvasive, continuous parameter designed to provide additional insight into a patient’s oxygen status in the moderate hyperoxic range under supplemental oxygen.

•   Received FDA 510(k) clearance for the medical version of our W1 watch, for over-the-counter (OTC) and prescription use (Rx). Masimo W1 is the first FDA-cleared watch to provide continuous real-time oxygen saturation (SpO2) and pulse rate (PR) for OTC and Rx use.

•   Expanded the capabilities of our HEOS® platform by providing our customers with health tracking capabilities integrated into their favorite audio solutions. The global expansion of the HEOS® platform enables an always-on connection to the Masimo Health secure cloud, thereby empowering consumers with an enhanced health tracking experience.

• Launched the Denon PerL™ and PerL Pro™ True Wireless Earbuds powered by Masimo AAT™, allowing users to create a personalized audio profile to optimize sound for their hearing.
• Hearables and wearables revenue grew by more than 90% to reach $90 million.

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PROXY STATEMENT SUMMARY

2023 and 2024 Executive Compensation Highlights

In response to feedback from stockholders since 2023, the Board:

•   Established three-year cumulative performance periods for equity-based incentive awards, replacing the annual performance periods that underpinned prior equity incentive awards;

•   Adopted a rigorous market-based performance share unit (“PSU”) performance goal requiring relative Total Shareholder Return (“TSR”) performance at the 55th percentile for target payout in 2023, and further increased the proportion of pay tied to TSR in 2024;

•   Set cash- and equity-based incentive performance targets at the top end of Company guidance for 2024;

•   Differentiated the metrics used in annual and long-term incentive plans for 2024; and

•   Did not increase base salaries in 2023.

When fiscal year 2023 financial performance did not meet performance targets, our CEO and NEOs:

•   Earned no bonuses for fiscal year 2023; and

•   Earned only 28% of the PSUs granted in 2021 for the fiscal year 2023 performance period.

The vast majority of our executive compensation is at-risk, consistent with our pay-for-performance philosophy.

The following charts show the mix of our CEO’s and, on average, each of our other NEOs’ total target compensation for fiscal 2023, consisting of base salary, annual incentive and the grant date fair value of the equity awards granted during the year:

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PROXY STATEMENT SUMMARY

Stockholder Engagement

We believe that engaging with our stockholders is fundamental to our success and our commitment to good governance. We seek to proactively listen to, understand and consider the opinions of our stockholders to stay aligned with stockholder priorities. Beyond our governance-focused engagement, our investor relations team and members of our senior management team regularly communicate with investors in connection with quarterly earnings calls, investor and industry conferences, analyst meetings and individual discussions with our stockholders. We have also led robust stockholder engagement since the 2023 Annual Meeting to better understand the issues that are important to our stockholders and inform the Board’s decision-making process. As a result of those efforts, we have demonstrated our commitment to responsiveness by making changes to meaningfully strengthen our corporate governance practices and executive compensation program for 2023 and 2024, as summarized in the tables below:

Changes in 2023 and 2024
►	Board Declassification: Preference for annual director elections.

•   In 2023, implemented phased-in declassification of the Board commencing with the directors up for election at this Annual Meeting.

•   Board to be fully declassified by the 2026 Annual Meeting of Stockholders.

►	Board Expansion: Expand the size of the Board, given contraction over the last few years due to director retirements and/or resignations.	• In 2023, increased the size of the Board from five to seven members. • Four new independent directors seated on the Board since June 2023.
►	Lead Independent Director: Add a lead independent director.	• Created a new position of Lead Independent Director in March 2023 • Following our 2023 Annual Meeting, on July 12, 2023, the Board selected Craig Reynolds as its Lead Independent Director.
►	Stockholders’ Rights Agreement: Eliminate the “poison pill” arrangement.

•   In 2023, the Board terminated the Rights Agreement. The Board does not currently intend to adopt another rights plan.

•   If a new rights plan were to be adopted in the future, the Company will seek stockholder approval of the rights plan within 12 months of its adoption unless the rights plan is terminated prior to such time.

Changes in 2022
►	Board Composition: Strong preference for increased diversity on the Board.

•   In 2022, implemented a policy requiring that the initial list of director candidates from which new Board nominees are chosen includes qualified women and minority candidates.

•   Any third-party consultant retained to assist with identifying candidates must also furnish a list of candidates that includes qualified women and minority candidates.

Our new director nominee, Christopher Chavez, identifies as diverse (Hispanic/Latinx).

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PROXY STATEMENT SUMMARY

		Changes in 2024	Changes in 2023
►	Add a relative TSR metric to the long-term incentive award.

Maintained the relative TSR metric for the 2024 – 2026 PSUs, continuing to require Company TSR out-performance at the 55th percentile relative to the Nasdaq Composite Index to achieve target payout over a three-year cumulative performance period, with a capped funding percentage at 100% if absolute TSR is negative, regardless of relative performance.

Added a relative TSR metric to PSUs that requires Company TSR out-performance at the 55th percentile relative to the Nasdaq Composite Index to achieve target payout over a three-year cumulative performance period.

Capped funding percentage at 100% if absolute TSR is negative, regardless of relative performance.

►	For long-term incentive compensation plans, move to three-year cumulative financial metrics rather than annual metrics at the end of a three-year performance period.	For 2024, incorporated three-year cumulative Non-GAAP Operating Income performance metric for PSUs.	For 2023, incorporated three-year cumulative Adjusted Revenue and Operating Income performance metrics for PSUs.
►	Ensure that performance goals are sufficiently rigorous.	Set the performance targets under annual cash incentive and 2024 – 2026 PSUs at the high end of guidance provided to stockholders.
►	Preference for separate metrics in the annual cash incentive and PSUs.	Removed Adjusted Revenue from the 2024 – 2026 PSU design while retaining it in the 2024 annual incentive.
►	Preference for higher weighting of TSR in the PSUs.	Increased the weighting of three-year relative TSR in 2024 – 2026 PSUs from 20% to 50% of the award.
►	Continue to enhance disclosure on our executive compensation program.	Continue to provide fulsome disclosure about our executive compensation program and governance practices in this Proxy Statement.	Provided additional disclosure about our executive compensation program and governance practices throughout the 2023 Proxy Statement.

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PROXY STATEMENT SUMMARY

Board of Directors Highlights

+      Includes Rolf Classon who resigned from our Board in May 2024 for health reasons.

*      If both of our director nominees, Christopher Chavez and Joe Kiani, are elected or re-elected to our Board, our Board will become 50% diverse, 83% independent and 67% of our directors will have public CEO experience.

The following is an overview of our directors and our director nominees. Those who are standing for re-election or election at our Annual Meeting are outlined in red below. The Masimo directors unaffiliated with the Politan Group unanimously recommend that you vote “FOR” only the nominees proposed by your Board and “WITHHOLD” on the Politan Group Nominees on the GOLD proxy card. Additional information regarding our director nominees begins on page 25.

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PROXY STATEMENT SUMMARY

Name of Director or Director Nominee	Experience	Age	Director Since	Public Board Experience	Independent	Committee Membership
Joe Kiani	• Founder of Masimo; has deep understanding of our business, history, culture and technology • Has served as CEO since the Company’s inception in 1989 • Inventor on more than 100 patents related to signal processing, sensors and patient monitoring, including patents for the invention of measure-through motion and low-perfusion pulse oximetry • Broad experience in a wide range of functional areas, including strategic planning, strategic investments, engineering and development, and legal and governmental affairs	59	1989	• Stereotaxis, Inc. (2016 – 2021)	N/A	N/A
Christopher Chavez	• Over 30 years of experience in the medical device industry, including Chairman and CEO roles • Prior leadership experience at a Fortune 500 company • Strong understanding of the healthcare industry and operations • Financial expertise; CPA (inactive)	68	N/A	• Nuvectra Corporation (2019 – 2019) • TriVascular, Inc. (2012 – 2016) • Advanced Neuromodulation Systems, Inc. (1998 – 2005)	✓	N/A-Director Nominee
Craig Reynolds	• Board of Directors and executive officer experience in the healthcare and medical device industry, including Chairman, CEO and COO roles • Deep understanding of industrial management and strategy • Wealth of experience in medical device products at a wide variety of medical device companies	75	2014	• Vapotherm, Inc. (2010 – 2020) • Symmetry Surgical Inc. (2014 – 2016) • Symmetry Medical, Inc. (2008 – 2014)	✓	• Audit • Compensation • Nominating, Compliance and Corporate Governance

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PROXY STATEMENT SUMMARY

Name of Director or Director Nominee	Experience	Age	Director Since	Public Board Experience	Independent	Committee Membership
Robert Chapek	• Nearly 30 years of experience in the media and consumer industry • Prior Executive Officer experience at a Fortune 500 company • Deep understanding of global operations in the consumer industry	65	2024	• The Walt Disney Company (2020 – 2022)	✓	• Audit • Compensation • Nominating, Compliance and Corporate Governance
Michelle Brennan	• Elected to our Board pursuant to a contested proxy solicitation led by the Politan Group in 2023 • Previously served in various positions at Johnson & Johnson, including Global Value Creation Leader and Company Group Chair of Medical Devices in Europe, the Middle East, and Africa	58	2023	• Cardinal Health Inc. (2022 – present) • Coupa Software Inc. (2020 – 2023)	✓	• Compensation • Nominating, Compliance and Corporate Governance
Quentin Koffey	• Elected to our Board pursuant to a contested proxy solicitation led by the Politan Group in 2023 • Currently serves as Managing Partner and Chief Investment Officer at Politan Capital Management LP • Previously served as a Partner at Senator Investment Group LP, a Portfolio Manager for Strategic Investments at The D.E. Shaw Group and a Portfolio Manager at Elliott Management Corporation	46	2023	N/A	✓	• Audit

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PROXY STATEMENT SUMMARY

Key Corporate Governance Practices

Board Independence and Structure

Lead independent director*

All of our non-employee directors are independent

Fully independent Audit, Compensation and Nominating, Compliance and Corporate Governance Committees

Independent directors meet regularly in executive sessions

Committees have authority to select, retain and terminate independent advisors at their sole discretion

Responsibility for risk oversight and management is shared across committees

In the process of de-classifying the Board to provide for annual elections through a Board-sponsored proposal*

Formal diversity policy for director nominees*

Directors may contact any employees of our Company directly for transparent engagement

Board Effectiveness

All directors attended more than 75% of the meetings of the Board and its committees in 2023

Four new independent directors seated on the Board since June 2023+, with a new independent director nominated for election*

Diverse mix of viewpoints, experience, skills, tenure and age represented on the Board, in part pursuant to our policy requiring that the initial list of director candidates from which new nominees are chosen includes qualified women and minority candidates

Director nominee selection process aligned with our long-term strategic plans

Policies and Practices

Robust stock ownership policy for executive and Board members

Annual compensation-related risk assessment and compensation review

Compensation recovery (“Clawback”) policy*

No hedging; pledging requires pre-approval

Stockholder Rights and Engagement

Annual stockholder advisory (“say-on-pay”) vote on named executive officer compensation

Significant stockholder outreach and engagement that includes our Compensation Committee Chairperson, Nominating, Compliance and Corporate Governance Chairperson and Lead Independent Director*

Stockholders have proxy access with market standard conditions for director nominations

The Company rescinded its prior rights plan and the Board will seek stockholder approval for any subsequent rights plan within 12 months of adoption unless the plan is terminated prior to such time*

Single class of outstanding shares of common stock with equal voting rights

____________

+      Includes Rolf Classon who resigned from our Board in May 2024 for health reasons.

*      Newly adopted or enhanced during 2023 or 2024.

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BACKGROUND TO THE SOLICITATION

BACKGROUND TO THE SOLICITATION

The summary below details the significant contacts between the Company and the Politan Group (“Politan”) beginning in late summer 2023 through the date of this proxy statement. The contacts between the Company and Politan leading up to and during such previous proxy contest are briefly described below, but are more fully summarized in the Company’s definitive proxy statement filed with the U.S. Securities Exchange Commission (the “SEC”) on May 24, 2023. This summary does not purport to catalogue every conversation of or between members of the Board, the Company’s management and the Company’s advisors, on the one hand, and representatives of Politan and its advisors relating to Politan’s solicitation, on the other hand.

During the spring of 2023, Politan and the Company each submitted their nominations for the election of Class I directors at the 2023 annual meeting of stockholders of the Company held on June 26, 2023 (the “2023 Annual Meeting”). Politan nominated Quentin Koffey, the managing partner and chief investment officer of Politan Capital Management, and Michelle Brennan, and the Company nominated Julia A. Shimer and H. Michael Cohen, each incumbent Board directors, as their respective nominees for the 2023 Annual Meeting.

At the 2023 Annual Meeting, the Company’s stockholders elected Mr. Koffey and Ms. Brennan to the Board.

During 2023, the Company engaged in a review of strategic alternatives, including a potential whole company sale, with financial and legal advisors assisting with its review. The strategic review built on prior reviews conducted by the Company over the years, and through the rest of 2023 until January 2024, the Company had discussions with multiple potential whole company sale counterparties consisting of both strategic acquirors and financial sponsors, as to which the Board was fully apprised, but none of these discussions led to the parties reaching a mutually agreeable transaction.

Commencing in June 2023 and following the 2023 Annual Meeting, Company management onboarded Mr. Koffey and Ms. Brennan to the Board by providing them with detailed Company information and documentation that all newly seated directors of the Board receive as part of their onboarding process, including but not limited to, Company policies, Board materials and financial information. Mr. Koffey and Ms. Brennan met with Masimo management several times, including a September 1, 2023 meeting at Masimo headquarters, at which Mr. Koffey and Ms. Brennan met with Joe Kiani, Masimo’s Founder, Chairman and CEO, Craig Reynolds, Masimo’s current Lead Independent Director, and members of management who briefed Mr. Koffey and Ms. Brennan on the Company’s current and planned products and strategies.

Prior to the 2023 Annual Meeting, on February 9, 2023, the Company, at the recommendation of the NomGov Committee, engaged Heidrick & Struggles, a third-party search firm, to identify qualified and skilled director candidates who previously served in a CEO position with experience in the healthcare industry or expertise in consumer markets, or that had payor/provider business model or audit experience for the NomGov Committee’s consideration. However, because of the contested 2023 Annual Meeting, the NomGov Committee determined to pause the director search.

In late August 2023, following the 2023 Annual Meeting at which stockholders supported the Company’s proposal to expand the Board to seven members, the NomGov Committee resumed its director search. Over the next several months, Heidrick & Struggles presented the NomGov Committee with a number of quality candidates, including Mr. Classon and Mr. Chapek. During this time, the NomGov Committee presented Mr. Koffey and Ms. Brennan with all of the resumes of the director candidates that Heidrick & Struggles had reviewed and gave Ms. Brennan and Mr. Koffey the opportunity to review the resumes. The NomGov Committee also provided Mr. Koffey and Ms. Brennan an opportunity to interview the director candidates and submit additional candidates.

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BACKGROUND TO THE SOLICITATION

Ms. Brennan suggested identifying candidates with experience in consumer products and Mr. Koffey named additional director candidates who were included in the NomGov Committee’s review process. Mr. Koffey and Ms. Brennan interviewed several director candidates during this process.

On November 3, 2023, following a recommendation from the NomGov Committee, the Board approved the appointment of Mr. Classon as a Class II director.

On November 7, 2023, the Company announced the appointment of Mr. Classon to the Board.

On January 15, 2024, following a recommendation from the NomGov Committee, the Board approved the appointment of Mr. Chapek as a Class I director. On the same day, the Company announced the appointment of Mr. Chapek to the Board.

On January 29, 2024, Mr. Kiani met with Mr. Koffey for dinner in New York, where they discussed, among other things, a potential spin transaction of Masimo’s consumer products business (such business, the “Consumer Business”) from its professional healthcare businesses (the “Consumer Business Separation”) to create two separate public companies (which we refer to as “ConsumerCo” and “ProfessionalCo”) each with a distinctive investment profile that would allow investors greater flexibility with respect to their holdings of Masimo.

The following day, January 30, 2024, Mr. Koffey contacted Mr. Kiani, expressing his enthusiasm for the Consumer Business Separation and asked Mr. Kiani to meet with him again before Mr. Kiani departed from New York. During their discussions later that day, Mr. Koffey presented to Mr. Kiani a one-page term sheet with Mr. Koffey’s proposed plan to undertake the Consumer Business Separation, which included, among other things, that (i) ProfessionalCo would hold the hospital and hospital to home businesses of Masimo and that ConsumerCo would hold the Sound United and consumer health businesses of Masimo, (ii) ConsumerCo would receive sufficient cash for its initial operating needs, (iii) the governance of ProfessionalCo and ConsumerCo was to include Mr. Kiani serving as Chairman and CEO of ConsumerCo, with the remaining board membership of the two companies to be subsequently agreed, and (iv) both Mr. Kiani and Mr. Koffey would be subject to a lock up of their stock in ProfessionalCo and ConsumerCo for a period of time after closing of the potential transaction. The term sheet also contemplated payment of all amounts due to Mr. Kiani pursuant to his employment agreement (the “Employment Agreement”) in connection with the proposed transaction and that Mr. Kiani would be provided an opportunity to acquire either voting control or majority ownership of ConsumerCo stock, including in exchange for consideration to be determined at a later time. Messrs. Kiani and Koffey agreed in principle to the discussed terms and Mr. Koffey indicated that he would work on a more extensive term sheet to share with Mr. Kiani. Mr. Kiani updated Messrs. Reynolds, Classon and Chapek regarding his discussions with Mr. Koffey on the potential Consumer Business Separation and explained that this would be a topic that the members of the Board would discuss and consider at the Company’s next Board meeting.

On February 1, 2024, Politan’s legal counsel sent Masimo’s legal counsel proposed transaction terms for the potential Consumer Business Separation, which contemplated, among other things, that (i) ProfessionalCo and ConsumerCo would contain the same scope of assets as contemplated by Mr. Koffey’s January 30, 2024 term sheet, (ii) the creation and separation of ConsumerCo would take the form of a spin-off to stockholders, a sale to Mr. Kiani of a majority or all stock in ConsumerCo, or a combination thereof, (iii) Masimo would form a special committee of the Board, which would consist of four directors with two being Ms. Brennan and Mr. Koffey, that would negotiate the related party aspects of the potential transaction, while all other customary powers and authority with respect to the potential transaction would continue to reside with the Board, (iv) following consummation of the separation of ConsumerCo, Mr. Kiani would serve as a special advisor to ProfessionalCo’s Board and as ConsumerCo’s CEO and (v) certain matters pertaining to the 2024 annual meeting of stockholders of the Company (as used in this section of this Proxy Statement, the “2024 Annual Meeting”), including the dates on which Masimo would hold its annual meeting or any special meeting and agreement that the Company would not expand or make

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BACKGROUND TO THE SOLICITATION

any changes to the Board while the parties were evaluating the potential transaction. The terms also proposed that Mr. Kiani would be provided an opportunity to acquire majority voting control of ConsumerCo, including in exchange for consideration to be determined at a later time, and that the parties would address in good faith the effect of the Consumer Business Separation on the Employment Agreement so that Mr. Kiani would receive the payment of all amounts due to him under the Employment Agreement.

On February 3, 2024, following input from management and the Company’s advisors, the Company’s legal counsel sent Politan’s legal counsel revised proposed transaction terms for the Consumer Business Separation (the “February Term Sheet”), which clarified, among other things, the scope of assets to be transferred to ConsumerCo and governance and employment matters regarding the Company’s Consumer Business if separated from the Company’s professional healthcare businesses. The revised proposed terms also provided that Mr. Kiani would obtain the previously agreed majority voting control of ConsumerCo through the ownership of high-vote stock acquired in the public spin-off of ConsumerCo shares to existing Masimo stockholders, and Mr. Kiani would receive the payment of all amounts due to Mr. Kiani under his Employment Agreement in connection with the proposed transaction and serve as the executive chairman of ConsumerCo, in addition to serving as a special advisor to, and a member of, ProfessionalCo’s Board for twelve months following consummation of the Consumer Business Separation.

On the same day, Mr. Koffey and Mr. Kiani discussed the revised proposed transaction terms for the Consumer Business Separation, and Mr. Koffey and Mr. Kiani indicated that they were in agreement with the February Term Sheet. Mr. Koffey and Mr. Kiani agreed to propose to the Board that the Board form a special committee with the scope and authority contemplated by the February Term Sheet, including that the special committee would negotiate the related party aspects of the transaction, while all other customary powers and authority with respect to the potential transaction would continue to reside with the Board. Mr. Kiani and Mr. Koffey also agreed that Mr. Koffey would present the February Term Sheet to the Board for review and consideration.

At a dinner prior to the February 13, 2024 Board meeting, Mr. Koffey relayed the key terms of the February Term Sheet to Mr. Chapek, Mr. Classon and Mr. Reynolds, stating that the only open point of negotiation was whether Mr. Kiani’s stock issuance would be structured as high-vote stock or as a purchase by Mr. Kiani of a majority of outstanding stock of ConsumerCo.

On February 13, 2024, the Board held a meeting during which the Board reviewed and considered the potential Consumer Business Separation. During the discussion, Mr. Kiani provided the Board with an update regarding his recent discussions with Mr. Koffey regarding the potential Consumer Business Separation and Mr. Koffey then provided an overview of the February Term Sheet.

Upon concluding its discussion, the Board then formed a special committee of the Board (the “Special Committee”) composed of Ms. Brennan and Messrs. Classon, Koffey and Reynolds, with Mr. Koffey designated as Chair, to review and negotiate any related party aspects of the Consumer Business Separation involving Mr. Kiani and to explore, evaluate and negotiate the Consumer Business Separation and any potential alternatives involving such related party aspects (and explore, evaluate and discuss any other potential alternatives). The Special Committee was also empowered during its existence to make recommendations with respect to the Consumer Business Separation and any potential alternatives.

On February 13, 2024, Mr. Mikkelson notified the Board of his decision to resign from the Board, effective February 29, 2024, due to personal reasons.

The Special Committee, led by Mr. Koffey, and the Special Committee’s legal counsel held meetings from February 13, 2024 through March 21, 2024 to discuss the potential Consumer Business Separation and the terms thereof.

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BACKGROUND TO THE SOLICITATION

On March 11, 2024, the Special Committee’s legal counsel sent Mr. Kiani’s personal legal counsel a new term sheet (the “March Term Sheet”) with proposed transaction terms for the Consumer Business Separation. The terms of the March Term Sheet were substantially different from the transaction contemplated in the February Term Sheet.

Mr. Kiani contacted Mr. Koffey to discuss why the Special Committee’s counsel had proposed a new set of terms that did not reflect the February Term Sheet. Mr. Kiani expressed his view that the March Term Sheet presented terms that created a ConsumerCo that was not viable because it would not be sufficiently capitalized or have access to assets that would allow ConsumerCo to pursue a viable standalone market strategy. Mr. Koffey stated that the March Term Sheet reflected the views of the Special Committee. Mr. Kiani then separately called Messrs. Classon and Reynolds, who indicated that they had communicated to Mr. Koffey that the March Term Sheet did not resemble the terms Mr. Koffey and Mr. Kiani presented at the February 13, 2024 Board meeting or the terms that had been disclosed to them by Mr. Koffey. Mr. Kiani shared the February Term Sheet with Messrs. Classon and Reynolds, and Messrs. Classon and Reynolds both agreed that the March Term Sheet represented a new transaction and that the March Term Sheet presented terms that they felt would lead to an unviable ConsumerCo.

Also in March, a third party (the “Potential JV Partner”), with whom Masimo management had been engaged in discussions regarding a potential investment in the Company, indicated that they would be interested in exploring an acquisition of a majority of the Consumer Business (such an acquisition, the “Potential JV”).

On March 22, 2024, the Board held a meeting to discuss the potential Consumer Business Separation. At the conclusion of that discussion, the Board determined to issue a press release in which Masimo announced that the Board had authorized management to evaluate the Consumer Business Separation, and that Mr. Kiani was expected to remain as Chairman and CEO of ProfessionalCo and to be named Chairman of ConsumerCo as a result of the separation.

On March 25, 2024, Politan submitted to the Company the Notice of Stockholder Proposal and Nomination of Candidates for Election to the Board of Directors (the “2024 Nomination and Proposal Notice”) to be presented at the 2024 Annual Meeting nominating William Jellison and Darlene Solomon for election as Class II directors at the 2024 Annual Meeting. Election of both of Politan’s nominees at the 2024 Annual Meeting would result in the removal of the CEO from the Board, as well as a change of control of the Board given that Politan acquired two board seats at the 2023 Annual Meeting. The 2024 Nomination and Proposal Notice also included a proposal to approve the repeal of each provision of, or amendment to, the Company’s Bylaws adopted by the Board without the approval of the Company’s stockholders subsequent to April 20, 2023 and up to and including the date of the 2024 Annual Meeting.

On March 26, 2024, Politan sent a letter to the Board via email demanding that the Company and the Board refrain from taking any actions before the 2024 Annual Meeting to expand the Board or that would change the current composition of the Board or the number of proposed nominees slated to be put to the vote of the stockholders or that might result in a “Change in Control” under Mr. Kiani’s Employment Agreement in the event the Politan nominees are elected at the 2024 Annual Meeting.

On March 27, 2024, Politan and certain of its affiliates filed a Schedule 13D/A with the SEC reporting beneficial ownership by Politan of approximately 4.7 million (or 8.9% of the then outstanding) shares of the Company’s common stock and issued a press release. In its Schedule 13D/A filing, Politan noted that it intended to nominate two candidates, Mr. Jellison and Dr. Solomon, for election to the Board at the 2024 Annual Meeting.

On April 1, 2024, the Company issued a press release confirming that Politan had provided notice of its intent to nominate two candidates to stand for election to the Board at the 2024 Annual Meeting, and explaining that the Board and the NomGov Committee would review Politan’s proposed nominees.

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BACKGROUND TO THE SOLICITATION

On April 4, 2024, independent Board members, Mr. Reynolds, Mr. Classon and Mr. Chapek, requested a meeting with Mr. Koffey to propose terms for a potential settlement between the Company and Politan to avoid a proxy contest at the 2024 Annual Meeting. During this meeting, they delivered to Mr. Koffey an updated proposal with respect to the Consumer Business Separation that incorporated terms based on the feedback they had heard from each of Mr. Koffey and Mr. Kiani and that they believed would enhance stockholder value. The terms of the updated proposal included, among other things, that (i) the Board would appoint two additional Politan-nominated directors and the Company would nominate Mr. Kiani and Mr. Classon for election at the 2024 Annual Meeting, (ii) Politan would withdraw its proxy contest for the 2024 Annual Meeting and (iii) the Board would agree to and oversee the Consumer Business Separation (other than with respect to any elements of a proposed transaction that may present a conflict of interest).

On April 5, 2024, Mr. Koffey declined the updated proposal and indicated to Mr. Chapek that he did not wish to engage in further settlement discussions.

In mid-April 2024, Messrs. Kiani, Reynolds and Chapek interviewed Mr. Jellison and Dr. Solomon as part of the Board’s process to consider their nominations.

On April 25, 2024, the NomGov Committee and the Board met to consider the nominations of Mr. Jellison, Dr. Solomon, Mr. Kiani and Mr. Classon. After its review, the NomGov Committee recommended that the Board nominate Messrs. Kiani and Classon for election to the Board at the 2024 Annual Meeting, and the Board approved Messrs. Kiani’s and Classon’s nomination.

On April 25, 2024, Mr. Koffey sent an email to Mr. McClenahan with proposed resolutions for the Board to consider and vote on at its upcoming Board meeting. First, Mr. Koffey proposed that the Board discuss and vote on Messrs. Reynolds and Kiani switching director classes. In his email, Mr. Koffey indicated that, while he is generally opposed to any directors changing classes, assuming there are no other changes to the size or composition of the Board, Politan would not have an objection if Messrs. Reynolds and Kiani switched classes and Mr. Reynolds was put forward for election at the 2024 Annual Meeting to compete against Politan’s nominees. Second, Mr. Koffey proposed that the Board refrain from taking any action with respect to the Consumer Business Separation, including the Potential JV, until after the 2024 Annual Meeting (the “Standstill Proposal”).

On April 30, 2024, the Board held a meeting during which it reviewed and considered, among other things, the proposals Mr. Koffey proposed for discussion on April 25, 2024. Following a discussion of the merits of Mr. Koffey’s proposals, the Board determined not to approve the proposed class switch of directors or the Standstill Proposal, and, following the recommendation from the NomGov Committee, the Board approved the nominations of Mr. Kiani and Mr. Classon for election at the 2024 Annual Meeting. The Company notes that switching classes is not permitted under Section 141(b) and 141(d) of the General Corporation Law of the State of Delaware and thus the Board could not have approved a class switch of directors as proposed by Mr. Koffey. At the same meeting, among other business updates, Mr. Kiani discussed with the Board the terms under discussion with the Potential JV Partner.

After the Board meeting on April 30, 2024, Mr. Kiani stated that he would forego any controlling interest in ConsumerCo and the Board dissolved the Special Committee, but agreed to address any potential future conflicts of interest with respect to a potential Consumer Business Separation through a committee of independent directors.

On May 2, 2024, Mr. Koffey sent a letter to Mr. Kiani via email containing a list of demands pertaining to the Consumer Business Separation. Particularly, Mr. Koffey requested unilateral commitments from Mr. Kiani to effect Mr. Koffey’s Standstill Proposal despite the Board’s rejection of that proposal at the April 30, 2024 Board meeting.

On May 3, 2024, Mr. Classon notified the Board of his decision to resign from the Board and the Audit Committee, effective May 10, 2024, citing personal health reasons.

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BACKGROUND TO THE SOLICITATION

On May 6, 2024, Mr. Reynolds and Mr. Chapek called Mr. Koffey to present a second potential settlement between the Company and Politan in light of Mr. Classon’s resignation and to avoid a proxy contest at the 2024 Annual Meeting. Mr. Reynolds told Mr. Koffey that the Board was prepared to appoint Mr. Jellison as a Class II director if Politan would withdraw its nomination of Dr. Solomon.

On May 7, 2024, the Company sent Politan a notice (the “UPC Notice”) pursuant to Rule 14a-19(d) under the Securities Exchange Act of 1934, as amended, notifying Politan of the Company’s intent to nominate Mr. Kiani for election to the Board at the 2024 Annual Meeting and reserving its right under applicable law to name a replacement for Mr. Classon.

Also on May 7, 2024, in order to observe the Potential JV Partner’s request for confidentiality, all of the non-executive members of the Board were asked to sign a short-form confidentiality agreement protecting only the identity of the Potential JV Partner who was interested in a potential transaction involving the Company’s Consumer Business. On the same day, Mr. Kiani asked that the Board hold a Board meeting the following week to review and discuss a proposed non-binding term sheet with the Potential JV Partner.

On May 8, 2024, Mr. Kiani sent a letter in response to Mr. Koffey’s May 2, 2024 letter, reiterating that the Company operates in accordance with Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation of the Company and the Company’s Fifth Amended and Restated Bylaws.

On the same day, Mr. Koffey sent a letter to the Company via email to demand that certain books and records of the Company concerning the Consumer Business Separation be made available to Mr. Koffey pursuant to Section 220(d) of the Delaware General Corporation Law (the “Koffey Demand Letter”).

On May 9, 2024, Mr. Reynolds sent a letter to Mr. Koffey via email, reiterating the second settlement offer Mr. Reynolds had orally presented to Mr. Koffey on May 6, 2024, whereby the Company would appoint Mr. Jellison to the Board if Politan would withdraw its nomination of Dr. Solomon.

On the same day, Mr. Koffey sent a letter via email in response to Mr. Reynolds’ May 9, 2024 letter, which Politan also filed with the SEC on an amended Schedule 13D, in which Mr. Koffey again declined the second settlement offer proposed by Mr. Reynolds. Mr. Koffey instead proposed that the Board appoint Mr. Jellison and Dr. Solomon to the Board immediately, resulting in Politan’s control of the Board, and that Politan would in turn not oppose the re-election of Mr. Kiani.

Also on May 9, 2024, Mr. Kiani provided Mr. Reynolds with the resume of Christopher Chavez, a former public company CEO and director with more than 30 years of leadership experience in the medical device industry, for consideration as a potential candidate for nomination to the Board.

Starting on May 10, 2024, following Mr. Classon’s resignation from the Board, the Board is now comprised of five members, four of whom are independent, including two nominated by Politan.

Following Mr. Classon’s resignation, members of the Board contacted and considered several director nominee candidates, including Mr. Chavez. Mr. Reynolds interviewed Mr. Chavez on May 10, 2024 and May 12, 2024, with further follow-up calls on May 14, 2024. Mr. Chapek interviewed Mr. Chavez on May 13, 2024.

On May 13, 2024, Mr. Reynolds sent a letter via email in response to Mr. Koffey’s May 9, 2024 letter regarding the Company’s proposed settlement, which was also filed with the SEC. Mr. Reynolds expressed his disappointment with Mr. Koffey’s response to the settlement proposal. Mr. Reynolds also said that he could not accept Mr. Koffey’s proposal of adding both Mr. Jellison and Dr. Solomon to the Board as it would grant Politan control of the Board and Masimo without a stockholder vote.

| 2024 Proxy Statement

BACKGROUND TO THE SOLICITATION

On May 13, 2024, and following discussions with the Potential JV Partner, all members of the Board were provided with materials relating to the Potential JV and the Potential JV Partner, including a proposed non-binding term sheet, a proposed exclusivity agreement, materials providing preliminary analysis of the potential parameters for the Consumer Business Separation and a preliminary financial analysis of a Consumer Business Separation.

On May 14, 2024, Mr. Koffey’s counsel sent a follow-up via email to the Koffey Demand Letter to demand that additional books and records of the Company, including “text messages and personal emails” of the Company’s employees and members of the Board concerning the Consumer Business Separation, be made available to Mr. Koffey pursuant to Section 220(d) of the Delaware General Corporation Law.

On May 16, 2024, the Board held a meeting during which it reviewed and considered, among other things, whether to nominate Mr. Chavez as a Class II director to stand for election at the 2024 Annual Meeting. Following discussion, the Board, including Messrs. Reynolds and Chapek, representing a majority of the NomGov Committee, approved the nomination of Mr. Chavez for election at the 2024 Annual Meeting. At the same meeting, the Board held a discussion regarding the Potential JV, after which the Board approved the Standstill Proposal.

On the same day, following the Board meeting, the Company sent Politan a follow-up notice to its UPC Notice, notifying Politan of the Company’s replacement nominee for Mr. Classon. The Company informed Politan of its intent to nominate Mr. Chavez, in addition to Mr. Kiani, to serve on the Board and to stand for election thereto at the 2024 Annual Meeting.

On May 23, 2024, Mr. Reynolds sent an email to Mr. Koffey with a third settlement offer, whereby the Company would appoint Mr. Jellison and Mr. Chavez to the Board if Politan would withdraw its nomination of Dr. Solomon.

On May 27, 2024, Mr. Koffey interviewed Mr. Chavez.

On May 29, 2024, Mr. Koffey spoke with Mr. Reynolds and Mr. Chapek to decline the third settlement proposal.

On May 31, 2024, the Company filed a preliminary proxy statement with the SEC and on June 10, 2024, the Company filed a revised preliminary proxy statement with the SEC.

On June 11, 2024, counsel for the Company sent an email to counsel for Mr. Koffey requesting to collect Mr. Koffey’s documents responsive to the Koffey Demand Letter “to ensure all directors have access to the same materials under Section 220(d)”.

On June 12, 2024, Mr. Koffey’s counsel responded, refusing to produce Mr. Koffey’s documents responsive to the Koffey Demand Letter.

On June 13, 2024, Mr. Reynolds sent a letter to the Company via email requesting that certain books and records of the Company concerning the Consumer Business Separation, including relating to the Special Committee, be made available to Mr. Reynolds pursuant to Section 220(d) of the Delaware General Corporation Law.

On June 17, 2024, the Company filed this definitive proxy statement with the SEC.

| 2024 Proxy Statement

OUR BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS

Our Board presently has five members and is divided into three classes, designated as Class I, Class II and Class III. Class II currently consists of one director, Class I currently has three directors and Class III currently has one director. All three classes have three-year terms. Class II, Class III and Class I directors currently have a remaining term of office until the 2024, 2025 and 2026 Annual Meeting of Stockholders, respectively. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office (even though the remaining directors may constitute less than a quorum). A director elected by our Board to fill a vacancy in a Class, including a vacancy created by an increase in the number of directors, will serve for the earlier of the remainder of the full term of that Class, until the director’s successor is elected and qualified or, if sooner, until the director’s death, resignation or removal.

At the 2023 Annual Meeting, our stockholders approved a Company proposal to declassify our Board, which commences with the directors up for election at this Annual Meeting, with the Board becoming fully declassified at the 2026 Annual Meeting of Stockholders. Effective February 29, 2024, Adam Mikkelson, then a Class III director, resigned from the Board. Effective May 10, 2024, Rolf Classon, then a Class II director, resigned from the Board. As a result, Class II currently has one director and one vacancy. The Class II directors are up for election at the Annual Meeting, and the Masimo directors unaffiliated with Politan have unanimously nominated each of Christopher Chavez and Joe Kiani for election to the Board as a Class II director. Therefore, if elected at the Annual Meeting, each of Christopher Chavez and Joe Kiani would serve a one-year term.

Although our stockholders approved a Company Board-sponsored proposal at the 2023 Annual Meeting to increase the total number of authorized members of our Board from five to seven directors, we currently have five Board members as a result of the resignations of Messrs. Mikkelson and Classon in 2024. In March 2024, Politan Group sent a letter to our Board stating, among other things, that we should not take certain actions before the Annual Meeting, including “decreasing the number of seats up for election this year or adding directors to classes that are not up for election this year” or “the addition of any new director other than the nominees put forth by Politan”. As a result, we have not appointed any directors to fill the vacancies on our Board following the resignations of Messrs. Mikkelson and Classon.

The names of our current directors and their respective ages, director classes and positions are listed below.

Name	Age(1)	Director Class	Term Expires	Position(s)
Joe Kiani	59	Class II	2024	Chief Executive Officer and Chairman of the Board
Craig Reynolds	75	Class III	2025	Lead Independent Director
Michelle Brennan	58	Class I	2026	Independent Director
Robert Chapek	65	Class I	2026	Independent Director
Quentin Koffey	46	Class I	2026	Independent Director

____________

(1)        As of May 31, 2024.

| 2024 Proxy Statement

OUR BOARD OF DIRECTORS

DIRECTOR DIVERSITY MATRIX
Board Diversity Matrix (As of May 31, 2024)
Total Number of Directors	5
	Female	Male
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
Asian	—	1
White	1	3
DIRECTOR QUALIFICATIONS

We believe that our directors should understand the diverse populations we serve and possess the highest personal and professional ethics, integrity and values and be committed to representing the interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and demonstrated leadership skills. We also endeavor to have a Board that represents a range of experiences in areas that are relevant to our business activities.

In the chart below, we identify and describe the key experience, qualifications and skills criteria we believe are important for our Board, as a whole, to possess. These are the criteria our Nominating, Compliance and Corporate Governance Committee considers when evaluating director nominees.

Public Company Leadership

Directors with significant public company leadership experience (Chief Executive Officer, Chief Financial Officer or other senior executive positions) possess an understanding of organizations, processes, strategic planning and risk management to assess, develop and implement our business strategy and operation plan.

Financial Expertise

Directors with financial expertise possess an understanding of complex financial information and business processes to oversee our financial statements, capital structure and internal controls.

Technology and Innovation

Directors with technology and innovation experience possess an understanding of our business in the rapidly evolving healthcare and medical device industry and can help guide our Company in innovating new technologies, providing timely and high integrity data to healthcare professionals, and managing cybersecurity and information security risks.

Healthcare Industry and Operations

Directors with healthcare industry experience possess an understanding of manufacturing, operations, supply chain, insurance, technology, and regulatory frameworks to help the Company navigate the complex and rapidly evolving healthcare environment and stay abreast of industry best practices and innovations.

Consumer

Directors with consumer experience possess an understanding of developing strategies to grow sales and market share, building brand awareness and overall preference among customers and enhancing Masimo Consumer Health’s reputation is relevant to the growth of our non-healthcare consumer business.

| 2024 Proxy Statement

OUR BOARD OF DIRECTORS

Mergers and Acquisitions

Directors with experience in mergers and acquisitions possess an understanding of mergers and acquisitions strategy, identifying target companies, building business cases, conducting due diligence, structuring deals, executing transactions and conducting business integration.

Environmental, Social and Governance (ESG)

Directors with experience in environmental, social and governance possess an understanding of sustainable operations and have expertise in building strong environmental, labor, health & safety and ethical practices.

The below chart identifies the key experience, qualifications and skills that our directors (excluding Michelle Brennan and Quentin Koffey, who were not selected by our Nominating, Compliance and Corporate Governance Committee) and Mr. Chavez, one of our director nominees, bring to the Board that are important to our business.

	Joe Kiani	Craig Reynolds	Robert Chapek	Christopher Chavez
Public Company Leadership	◆	◆	◆	◆
Financial Expertise	◆	◆	◆	◆
Technology and Innovation	◆	◆	◆	◆
Healthcare Industry and Operations	◆	◆		◆
Consumer			◆
Mergers and Acquisitions	◆	◆	◆	◆
Environmental, Social and Governance (ESG)	◆	◆	◆	◆

| 2024 Proxy Statement

OUR BOARD OF DIRECTORS

SKILLS AND QUALIFICATIONS OF OUR BOARD

The table below includes information about our current directors and director nominee and illustrates some of the skills, qualifications, backgrounds and experiences of each director or director nominee. This high-level summary is not intended to be an exhaustive list of each of the Board members’ skills or contributions to the Board.

Joe Kiani Chairman and CEO

Value Delivered to the Board:

As Masimo’s founder, our Board believes Mr. Kiani is critical in his roles as Chairman and CEO to our continued development and growth.

Additional Professional Experience:

•   Founder of Masimo and has served as our CEO and Chairman of the Board since our inception in 1989

•   Masimo Foundation for Ethics, Innovation and Competition in Healthcare (the “Masimo Foundation”) | Chairman (2012 – present)

•   Willow Laboratories, Inc. | Chairman and CEO (1998 – present)

•   Board member of:

ο    CalTech (2021 – present)

ο    The Carter Center Board of Councilors (founded by President Jimmy Carter) (2021 – present)

ο    Like Minded Media Ventures (2017 – present)

ο    CHOC Children’s Orange/CHOC Children’s at Mission Hospital (2015 – present)

ο    Patient Safety Movement Foundation (2013 – present)

ο    Medical Device Manufacturers Association (2002 – present)

•   Appointed by President Joe Biden to the President’s Council of Advisors on Science and Technology (PCAST) in 2021

Mr. Kiani holds a B.S.E.E. and an M.S.E.E. from San Diego State University.

Specific Qualifications, Attributes, Skills, and Experience:

•   As Masimo’s founder, has the deepest understanding of Masimo, our history, our culture and our technology

•   Inventor on more than 100 patents related to signal processing, sensors and patient monitoring, including patents for the invention of measure-through motion and low-perfusion pulse oximetry

•   Broad experience in a wide range of functional areas, including strategic planning, strategic investments, engineering and development, and legal and governmental affairs

Prior Public Company Board Service:

•   Stereotaxis, Inc. (2016 – 2021)

| 2024 Proxy Statement

OUR BOARD OF DIRECTORS

Christopher Chavez Director Nominee

Value Delivered to the Board:

Our Board believes Mr. Chavez’s leadership and M&A experience in the medical device industry will allow him to provide meaningful insight to the Board on strategy and business decisions. Mr. Chavez is a nominee for director recommended by your Board.

Additional Professional Experience:

•   TriVascular, Inc. | Chief Executive Officer and President (2012 – 2016)

•   St. Jude Medical | President (2006 – 2011)

•   Advanced Neuromodulation Systems, Inc. | Chief Executive Officer and President (1998 – 2005)

Mr. Chavez earned his B.S. in Accounting from New Mexico State University and his M.B.A. from the Harvard Graduate School of Business.

Specific Qualifications, Attributes, Skills, and Experience:

•   Over 30 years of experience in the medical device industry, including Chairman and CEO roles

•   Prior leadership experience at a Fortune 500 company

•   Strong understanding of the healthcare industry and operations

Prior Public Company Board Service:

•   Nuvectra Corporation (2019 – 2019)

•   TriVascular, Inc. (2012 – 2016)

•   Advanced Neuromodulation Systems, Inc. (1998 – 2005)

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OUR BOARD OF DIRECTORS

Craig Reynolds Lead Independent Director Years of Service: 10+ Committees: • Audit, Chairperson • Compensation, Chairperson • Nominating, Compliance and Corporate Governance, Chairperson

Value Delivered to the Board:

Our Board believes Mr. Reynolds’ vast industry experience in operations, M&A and finance allows him to provide critical insight to the Board on strategy decisions as well as make valuable contributions to the Audit Committee, the Compensation Committee and the Nominating, Compliance and Corporate Governance Committee. Mr. Reynolds has served as a member of our Board since April 2014.

Additional Professional Experience:

•   Cerêve, Inc. | Chief Executive Officer and director (2011 – 2017)

•   Philips-Respironics Home Health Solutions, a subsidiary of Philips | Chief Operating Officer (2008 – 2010)

•   Respironics, Inc. | Chief Operating Officer and board member (1998 – 2008)

•   Healthdyne Technologies, Inc. | Chief Executive Officer and director (1993 – 1998)

•   Healthdyne, Inc. (Homecare Division) | President (1986 – 1992)

•   Healthdyne, Inc. (Cardiovascular Division) | President (1984 – 1985)

•   Healthdyne, Inc. | Executive V.P. (1981 – 1983)

Mr. Reynolds earned his B.S. in Industrial Management from the Georgia Institute of Technology and his M.B.A. from Georgia State University.

Specific Qualifications, Attributes, Skills, and Experience:

•   Board of Directors and Executive Officer experience in the healthcare and medical device industry including Chairman, CEO and COO roles

•   Deep understanding of industrial management and strategy

•   Wealth of experience in medical device products at a wide variety of medical device companies

Prior Public Company Board Service:

•   Symmetry Surgical, Inc. (2014 – 2016)

•   Symmetry Medical, Inc. (2008 – 2014)

•   Vapotherm, Inc. (2010 – 2020)

•   Respironics, Inc. (1998 – 2008)

•   Healthdyne Technologies, Inc. (1993 – 1998)

| 2024 Proxy Statement

OUR BOARD OF DIRECTORS

Robert Chapek Independent Director Years of Service: <1 Mr. Chapek was appointed to the Board in January 2024. Committees: • Audit • Compensation • Nominating, Compliance and Corporate Governance

Value Delivered to the Board:

Our Board believes Mr. Chapek’s experience as Chief Executive Officer and a member of the board of directors of Disney, a large public company with global operations, provides the Board with a unique perspective on global strategy and business decisions and allows him to make valuable contributions to the Audit Committee, Compensation Committee and the Nominating, Compliance and Corporate Governance Committee. Mr. Chapek has served as a member of our Board since January 2024.

Additional Professional Experience:

•   The Walt Disney Company | Chief Executive Officer (2020 – 2022)

•   Disney Parks, Experiences and Products | Chairman (2018 – 2020)

•   Walt Disney Parks and Resorts | Chairman (2015 – 2018)

•   Disney Consumer Products | President (2011 – 2015)

•   Walt Disney Studios | President, Distribution (2009 – 2011)

Mr. Chapek holds a degree in microbiology from Indiana University Bloomington, and received his M.B.A. from Michigan State University.

Specific Qualifications, Attributes, Skills, and Experience:

•   Nearly 30 years of experience in the media and consumer industry

•   Prior Executive Officer experience at a Fortune 500 company

•   Deep understanding of global operations in the consumer industry

Prior Public Company Board Service:

•   The Walt Disney Company (2020 – 2022)

| 2024 Proxy Statement

OUR BOARD OF DIRECTORS

Michelle Brennan Independent Director Years of Service: <1 Committees: • Compensation • Nominating, Compliance and Corporate Governance

About:

Ms. Brennan has served as a member of our Board since June 2023. Ms. Brennan currently serves on the boards of Cardinal Health, Inc. and Perosphere Technologies, Inc., where she sits on the Audit Committee and the Human Resources & Compensation Committee. Before her retirement, Ms. Brennan was Global Value Creation Leader of Johnson & Johnson, a researcher, developer, and manufacturer in the healthcare and consumer packaged goods fields, from 2019 to 2020.

Ms. Brennan earned a B.S. in Business Administration from the University of Kansas.

Specific Qualifications, Attributes, Skills, and Experience:

Elected to our Board pursuant to a contested proxy solicitation led by the Politan Group in 2023.

Current Public Company Board Service:

•   Cardinal Health Inc. (since 2022)

Prior Public Company Board Service:

•   Coupa Software Inc. (2020 – 2023)

Quentin Koffey Independent Director Years of Service: <1 Committees: • Audit

About:

Mr. Koffey has served as a member of our Board since June 2023. Mr. Koffey has served as the Managing Partner and Chief Investment Officer of Politan Capital Management LP since 2021. Prior to founding Politan, Mr. Koffey was a partner at Senator Investment Group LP from 2019 to 2021, a Portfolio Manager for Strategic Investments at The D.E. Shaw Group from 2017 to 2019 and a Portfolio Manager at Elliott Management Corporation from 2010 to 2017.

Mr. Koffey holds a B.A. from Yale College, a JD from Stanford Law School, and an MBA from Stanford Graduate School of Business.

Specific Qualifications, Attributes, Skills, and Experience:

Elected to our Board pursuant to a contested proxy solicitation led by the Politan Group in 2023.

Current/Prior Public Company Board Service:

•   None

| 2024 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

This section describes key Corporate Governance Guidelines and practices that we have adopted. Complete copies of the charters of the committees of our Board and our Code of Business Conduct and Ethics described below may be viewed on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents.” Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only. Alternatively, you can request a copy of any of these documents free of charge by writing to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.

CORPORATE GOVERNANCE PRACTICES

Our Board has adopted Corporate Governance Guidelines to ensure that our Board has the necessary authority and practices in place to exercise its duties and responsibilities, to review and evaluate our business operations as needed, to make decisions that are independent of our management and to serve the best interests of Masimo and our stockholders. These Corporate Governance Guidelines may be viewed on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents”, which provide a framework for the conduct of the Board’s business and provide that:

•        Lead Independent Director

ο    except in unusual circumstances, the positions of Chairman of our Board and CEO will be held by the same person; however, to provide effective independent oversight, we established a Lead Independent Director role in 2023, currently filled by Craig Reynolds;

ο    the duties of our Lead Independent Director include (i) presiding at all meetings of the Board at which the Chairman of the Board is not present and leading executive sessions of the independent directors; (ii) providing input on Board agendas and materials in advance of Board meetings; (iii) if requested by stockholders, ensuring that he or she is available for consultation and direct communication; and (iv) performing such other functions as the Board may delegate;

•        Public Directorship Service: ordinarily, directors should not serve on more than four boards of publicly held companies, including our Board, and all of our directors currently satisfy this requirement;

•        Stock Ownership: outside directors must own a minimum number of shares of our common stock (see “Ownership of our Stock—Non-Employee Director Stock Ownership Policy” on page 108 of this Proxy Statement for additional information);

•        Director Nomination Process:

ο    a non-employee director will not be nominated for re-election at the next annual meeting of stockholders for which his or her class of directors is up for election following his or her 15th anniversary of service on our Board, unless our Board waives this term limit with respect to such non-employee director as a result of its determination that such nomination is in the best interests of Masimo and our stockholders;

ο director candidates to be nominated to serve on our Board should be qualified candidates who represent a mix of diverse backgrounds and experiences, including with respect to diversity of gender, sexual orientation, disability, age, race, ethnicity or national origin, global perspective and experience, business experience, functional expertise, stakeholder expectations, culture and geography;

| 2024 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

ο the Board will take into account certain qualifications and criteria when considering nominees for service on the Board (as discussed below under “—Consideration of Director Nominees—Director Qualifications”);

•        Role of Nominating, Compliance and Corporate Governance Committee:

ο    the Nominating, Compliance and Corporate Governance Committee will oversee an annual self-evaluation process of the performance of the Board and its committees;

ο    the Nominating, Compliance and Corporate Governance Committee will oversee our strategy, practices and initiatives related to corporate responsibility and sustainability, including environmental, social and governance (ESG) matters;

•        Shareholder Rights Plan: the Board will seek stockholder approval within 12 months of the adoption of any stockholder rights plan unless the plan is terminated prior to such time.

Our governance structure is designed to ensure effective decision-making and commitment to business success through maintenance of the highest standards of integrity, responsibility and ethics, and is also designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, foster responsible decision-making, engender public trust and demonstrate our commitment to transparency, accountability, independence and diversity. Accordingly, some of our key corporate governance highlights include:

•        all of our directors and our director nominees are independent, except for Mr. Kiani;

•        strong Lead Independent Director with clearly delineated duties;

•        phased-in declassification of our Board, resulting in the annual election of all directors in 2026;

•        our independent directors meet regularly in executive sessions at scheduled Board meetings, and may hold other special meetings throughout the year, which are designed to promote candor and discussion of matters in a setting that is independent of our Chairman and CEO;

•        we have a single class of outstanding shares of common stock with equal voting rights;

•        proxy access rights for up to 20 stockholders owning at least 3% of shares continuously for three years, who may nominate up to the greater of two individuals or 25% of our Board;

•        prohibition on hedging and pledging transactions requiring pre-approval; and

•        ESG matters receive strategic guidance and oversight at the highest levels of our Company, including by our Chairman and CEO, executive leadership and our Board.

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications

The Nominating, Compliance and Corporate Governance Committee may consider a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board and its committees, including the following criteria:

•        a background that demonstrates senior leadership experience and achievement in business, finance, technology, healthcare, consumer or other activities (including M&A and ESG) relevant to our business and activities;

•        a willingness to carry out and accept accountability for decisions of our Board and, as applicable, its committees;

•        an ability to provide reasoned, informed and thoughtful counsel to management on a range of issues affecting us and our stockholders and to exercise sound business judgment;

•     an ability to work effectively and collegially with other individuals;

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CORPORATE GOVERNANCE AND BOARD MATTERS

•     loyalty and commitment to driving our success and increasing long-term value for our stockholders;

•        an understanding of the fiduciary responsibilities required of a director and sufficient time to devote to our Board and, as applicable, committee membership and matters; and

•        meeting the independence requirements imposed by the SEC and Nasdaq.

Our Nominating, Compliance and Corporate Governance Committee and our Board seek the talents with backgrounds that would be most helpful to Masimo and our stockholders when selecting director nominees. In particular, our Nominating, Compliance and Corporate Governance Committee, when recommending director candidates to our full Board for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. Diversity of background, including diversity of gender, sexual orientation, disability, age, race, ethnic or national origin, global perspective, experience (including in business, finance, government, technology, healthcare or other activities relevant to our business), functional expertise, stakeholder expectations, culture and geography is also a relevant factor, as a diverse Board is more likely to reflect varying perspectives and a breadth of experience that will positively contribute to robust discussion at Board meetings. Further, during 2022, we amended our Corporate Governance Guidelines to include a policy addressing board diversity when identifying potential director nominees. The policy provides that our Nominating, Compliance and Corporate Governance Committee will ensure that the initial list of director candidates from which new Board nominees are chosen includes qualified women and minority candidates. In addition, any third-party consultant retained by our Nominating, Compliance and Corporate Governance Committee to furnish an initial list of director candidates will be requested to include qualified women and minority candidates in any such list.

The Nominating, Compliance and Corporate Governance Committee retains the right to modify these criteria from time to time, and may add any specific additional criteria with respect to specific searches.

Stockholder Nominations and Proxy Access

The Nominating, Compliance and Corporate Governance Committee will consider director candidates recommended by our stockholders. The Nominating, Compliance and Corporate Governance Committee does not alter the manner in which it evaluates candidates based on whether a candidate was recommended by a stockholder or not. Stockholders may nominate directors for election if such stockholders satisfy the advance notice provisions set forth in our Fifth Amended and Restated Bylaws (our “Bylaws”). To be timely for our 2025 Annual Meeting of Stockholders, stockholders who wish to recommend individuals for consideration by the Nominating, Compliance and Corporate Governance Committee to become nominees for election to the Board at the 2025 Annual Meeting of Stockholders, must do so by delivering a written recommendation to the Nominating, Compliance and Corporate Governance Committee, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, Attention: Corporate Secretary, no later than the close of business on May 6, 2025, and no earlier than April 6, 2025, unless the meeting date is more than 30 days before or after July 25, 2025, in which case the written recommendation must be received by our Corporate Secretary no later than the close of business on the later of (i) the 90th day before the 2025 Annual Meeting of Stockholders and (ii) the 10th day following the day on which we first publicly announce the date of the 2025 Annual Meeting of Stockholders.

Each written recommendation must comply with the Company’s Bylaws and contain certain minimum information as described in the Bylaws.

Director candidate recommendations from stockholders must include the written consent of each proposed nominee to serve as director if so elected. If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above, the Corporate Secretary will provide the foregoing information to the Nominating, Compliance and Corporate Governance Committee.

| 2024 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Bylaws also permit eligible stockholders to nominate candidates for election to the Board in accordance with procedures providing for proxy access (the “Proxy Access Bylaw”). The Proxy Access Bylaw may be used by an eligible stockholder, or a group of up to 20 eligible stockholders, who has (or have, collectively, in the case of multiple eligible stockholders nominating candidates as a group) continuously owned at least 3% of the outstanding shares of our common stock, as of the most recent date for which such amount is disclosed in any of our filings with the SEC prior to the stockholder or stockholders’ submission of the proxy access notice, for at least the prior three years, and including the day of the submission of the proxy access notice, who continue(s) to hold the qualifying minimum number of shares through the date of the applicable annual meeting of stockholders, so long as the eligible stockholder(s) and the director nominee(s) satisfy the requirements specified in the Proxy Access Bylaw. The Proxy Access Bylaw further provides that the Company is not required to include in its proxy statement for the relevant annual meeting of stockholders more stockholder nominees than the greater of (i) 25% of the total number of directors who are members of the Board as of the last day on which a proxy access notice may be submitted pursuant to the Proxy Access Bylaw and (ii) two directors, subject to reduction in the event a director has been elected to the Board through proxy access at one of the two immediately preceding annual meetings of our stockholders.

Stockholders who wish to recommend director nominees for inclusion in our proxy materials at the 2025 Annual Meeting of Stockholders in compliance with the Proxy Access Bylaw must do so by delivering a proxy access notice to be received by our Corporate Secretary no earlier than January 21, 2025, and no later than February 20, 2025.

In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or after July 25, 2025, such proxy access notice must be received by the later of (i) 180 days prior to the 2025 Annual Meeting of Stockholders, or (ii) the 10th day following the date that the 2025 Annual Meeting of Stockholders is first publicly announced or disclosed.

In addition, pursuant to Rule 14a-19 (“Rule 14a-19”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the SEC’s universal proxy rule, notices of a solicitation of proxies in support of director nominees other than our own nominees must be postmarked or electronically submitted no later than May 26, 2025, and each nomination must comply with the SEC regulations under Rule 14a-19, which requires, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or after July 25, 2025, then the Rule 14a-19 deadline shall be the later of 60 calendar days prior to the date of the 2025 Annual Meeting of Stockholders or the 10th calendar day following the day on which we first make a public announcement of the date of our 2025 Annual Meeting of Stockholders. A nomination that does not comply with the requirements set forth in the Amended and Restated Certificate of Incorporation and Bylaws will not be considered for presentation at the 2025 Annual Meeting of Stockholders.

Evaluating Nominees for Director

Our Nominating, Compliance and Corporate Governance Committee will consider director candidates that are recommended by members of the committee, other members of our Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth above.

The Nominating, Compliance and Corporate Governance Committee may also retain a third-party search firm to identify candidates on terms and conditions acceptable to the Nominating, Compliance and Corporate Governance Committee. The Nominating, Compliance and Corporate Governance Committee will evaluate all candidates for director using the same approach regardless of who recommended them.

The Nominating, Compliance and Corporate Governance Committee will review candidates for director nominees in the context of the current composition of our Board and committees, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating, Compliance and Corporate Governance Committee may consider the director nominee’s qualifications, diversity, age, skills and

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CORPORATE GOVERNANCE AND BOARD MATTERS

such other factors as it deems appropriate given the current needs of the Board, the committees and Masimo, to maintain a balance of knowledge, experience, diversity and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating, Compliance and Corporate Governance Committee may review such directors’ overall service to the Board, the committees and Masimo during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating, Compliance and Corporate Governance Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. When considering diversity in evaluating director nominees, the Nominating, Compliance and Corporate Governance Committee will focus on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board and considers diversity to include gender, sexual orientation, age, disability, race, ethnicity or national origin, global perspective and experience, business experience, functional expertise, stakeholder expectations, culture and geography.

In 2022, our Board amended our Corporate Governance Guidelines to implement a policy addressing board diversity when identifying potential director nominees. The policy provides that our Nominating, Compliance and Corporate Governance Committee will ensure that the initial list of director candidates from which new Board nominees are chosen includes qualified women and minority candidates. In addition, any third-party consultant retained by our Nominating, Compliance and Corporate Governance Committee to furnish an initial list of director candidates will be requested to include qualified women and minority candidates.

The Nominating, Compliance and Corporate Governance Committee will evaluate each of the director candidates that have been recommended to it in compliance with the applicable requirements and make a recommendation to the Board as to whether or not the Board should nominate the proposed director candidate for election by our stockholders.

Board Refreshment

Our Nominating, Compliance and Corporate Governance Committee regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise and whether the Directors have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively. To assist in these considerations, the Board periodically performs a comprehensive assessment to determine if the Board has any gaps in necessary skills or areas of expertise.

If a vacancy is anticipated or otherwise arises, or if a skills assessment reveals a particular need on the Board, the Nominating, Compliance and Corporate Governance Committee uses a variety of methods to identify and evaluate appropriate director candidates. Candidates may come to the attention of the Committee through current Directors, members of management, eligible stockholders, or others. From time to time, the Nominating, Compliance and Corporate Governance Committee engages a search firm to assist in identifying potential Board candidates.

Three out of our four non-employee directors have been added in the past year, and we have nominated one new director for election to the Board at the Annual Meeting.

BOARD LEADERSHIP STRUCTURE

Our Board believes that our CEO is best situated to serve as Chairman because he is the director who is most familiar with our business and industry and possesses detailed and in-depth knowledge of the issues, opportunities and challenges faced by us and is therefore best positioned to ensure that the Board’s time and attention are focused on the most critical matters. Our independent directors bring experience, oversight and expertise from outside the Company, while the CEO brings Company-specific experience and expertise. Our Nominating, Corporate Governance and Compliance Committee regularly reviews our leadership structure. The committee’s review

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generally considers a variety of factors, including our governance practices and stockholder feedback on our Board and its leadership structure. In addition, the committee considers feedback on the Chairman of the Board received in connection with such Board evaluation. As a result of this ongoing review, the Board believes that the combined role of Chairman and CEO, working together with the Lead Independent Director, facilitates information flow between management and the Board, which is essential to effective governance. The Board believes that having one person serve as Chairman and CEO can provide synergies and efficiencies that enhance the functioning of the Board and, importantly, allow it to most effectively execute its role in overseeing business strategy. To balance the authority and influence inherent in the combined role of Chairman and CEO, our Board has been thoughtful in structuring the Lead Independent Director’s role with robust and clearly defined responsibilities. Importantly, the Board has considered feedback from stockholder engagement efforts and best practices in corporate governance.

Lead Independent Director

On March 22, 2023, in response to specific and broad-based stockholder feedback, our Board created a new position of Lead Independent Director. Following our 2023 Annual Meeting, on July 12, 2023, the Board selected Craig Reynolds as the Board’s Lead Independent Director. The responsibilities of the Lead Independent Director are substantially similar to many of the functions typically fulfilled by a board chairman, as described below, and our Board believes that such responsibilities provide an opportunity for the independent directors to discuss management performance and other issues.

As set forth in our Corporate Governance Guidelines, the responsibilities of the Lead Independent Director include:

•        presiding at all meetings of the Board at which the Chairman of the Board is not present and leading executive sessions of the independent directors;

•        providing input on Board agendas and materials in advance of Board meetings;

•        if requested by stockholders, ensuring that he or she is available for consultation and direct communication; and

•        performing such other functions as the Board may delegate.

Having the flexibility to select the appropriate structure based on the specific needs of our business is critical. Accordingly, consistent with the Board’s commitment to good corporate governance practices, our Board periodically reviews its leadership structure and will continue to evaluate and implement the leadership structure that it concludes most effectively supports our Board in fulfilling its responsibilities.

Voluntary CEO Waivers

When we established the Lead Independent Director role in March 2023, Mr. Kiani permanently and irrevocably waived his right to treat the appointment of any lead independent director as “Good Reason” under his employment agreement with the Company, to terminate his employment and to receive contractual separation payments as a result of the appointment of a lead independent director. In addition, in June 2023, on a voluntary basis, Mr. Kiani permanently and irrevocably waived his right under his employment agreement to assert that a “Change in Control” has occurred based on a change of Board composition unless the individuals who constituted the Board at the beginning of the 12-month period immediately preceding such change cease for any reason to constitute one-half or more of the directors then in office. In addition, Mr. Kiani agreed that, for purposes of determining whether such a “Change in Control” has occurred, any individual elected to the Board at our 2023 annual meeting of stockholders will be treated as a member of the Board at the beginning of the 12-month period. For more information, please see the section entitled “Executive Compensation—Employment Arrangements with Named Executive Officers—Employment Agreement with Mr. Kiani” starting on page 91 of this Proxy Statement.

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If Mr. Kiani is not Re-Elected to the Board at this Year’s Annual Meeting

As further discussed below under the section entitled “Executive Compensation—Employment Arrangements with Named Executive Officers—Employment Agreement with Mr. Kiani” starting on page 91 of this Proxy Statement, in the event Mr. Kiani is not re-elected to the Board at this year’s Annual Meeting, his service on the Board (and therefore as the Chairman of the Board) would cease automatically as of the Annual Meeting date and Mr. Kiani would then have the right, exercisable at any time during the two-year period following the Annual Meeting, to terminate his employment with us for “Good Reason” under the terms of his employment agreement with us. Mr. Koffey has stated that, if Mr. Kiani exercises his right to terminate his employment with us for “Good Reason”, the Board would have the ability to invite him back to the Board as Chairman to “cure” any such trigger. Mr. Kiani disputes this position and has informed the Board that he would not consent to be re-appointed to the Board if he is not re-elected by stockholders at the Annual Meeting.

If Mr. Kiani’s position prevails and he is not re-elected to the Board, declines re-appointment and terminates his employment with us for “Good Reason” under his employment agreement with us, he would be entitled to a payment of an amount equal to his full base salary through the date of termination, if applicable, and an additional amount equal to twice the sum of his base salary then in effect and the average annual bonus paid to him over the prior three years, which will be paid in installments over two years pursuant to our normal payroll practices; and all of his outstanding options and other equity awards will immediately vest. In addition, 2.7 million shares of our common stock subject to an RSU award previously granted to Mr. Kiani under his employment agreement with us will vest in full and we will be required to pay him a cash amount equal to $35 million.

The following table illustrates an estimate of the amounts that would be payable to Mr. Kiani, assuming that his position prevails and he is not re-elected to the Board, declines re-appointment and terminates his employment with us for “Good Reason” under his employment agreement with us, if such termination occurred as of May 31, 2024. The closing price of our common stock, as reported on the Nasdaq Global Select Market, was $124.50 per share on May 31, 2024. The following table excludes certain benefits, such as accrued vacation, that are available to all employees generally. This information is provided for illustrative purposes only, and the actual amount of any payments and benefits that would be provided would only be determined at the time of any termination of employment by Mr. Kiani for “Good Reason”.

Benefits, Payments and Acceleration of Vesting of Equity Awards	Amount
Number of Equity Award Shares Accelerated(1)	356,675
Value of Equity Award Shares Accelerated(2)	$24,679,013
Special Payment – Value of 2.7 Million Shares Vesting(3)	336,150,000
Special Payment – $35 Million Cash Payment(4)	35,000,000
Other Cash Payments (Salary and Bonus)	4,789,117
Continuation of Benefits(5)	8,116
Total Cash Benefits and Payments	$400,626,246

____________

(1)        Reflects the aggregate number of shares subject to equity awards that would be accelerated, regardless of whether such awards were in-the-money as of May 31, 2024.

(2)        Consists of the value of in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Kiani as of May 31, 2024, the vesting of which would be accelerated.

(3)        Upon Mr. Kiani terminating his employment for “Good Reason”, 100% of the 2.7 million shares of our common stock subject to the RSU award granted to Mr. Kiani under his employment agreement with us will become vested. The amount represents the value of 2.7 million shares of our common stock subject to the RSU award based on the closing stock price of $124.50 per share on May 31, 2024.

(4)        Upon Mr. Kiani terminating his employment for “Good Reason”, we will pay to Mr. Kiani $35.0 million as consideration for his agreement to comply with certain non-competition and non-solicitation obligations under a non-competition and confidentiality agreement between Masimo and Mr. Kiani, and Mr. Kiani will be subject to repayment to Masimo if he materially breaches any of such obligations.

(5)        Presumes a remaining term of one year. Comprised of the cash equivalent of our cost of standard employee benefits, including health, dental and vision insurance for Mr. Kiani and his eligible dependents for 12 months, and life, accidental death and dismemberment and long-term disability insurance for Mr. Kiani for 12 months.

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INFORMATION REGARDING BOARD COMMITTEES

Our Board has established a standing Audit Committee, Compensation Committee, and Nominating, Compliance and Corporate Governance Committee to devote attention to specific subjects and to assist our Board in the discharge of its responsibilities. All of these independent committees operate under a written charter adopted by our Board, each of which is available on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents.”

The following table provides current committee membership for the Audit Committee, Compensation Committee and Nominating, Compliance and Corporate Governance Committee.

Committee Membership
Name	Independent	Audit(1)	Compensation(2)	Nominating, Compliance and Corporate Governance(3)
Employee Director:
Joe Kiani	—	—	—	—
Non-Employee Directors:
Craig Reynolds	◆	À¬	¬	¬
Robert Chapek	◆	✓	✓	✓
Michelle Brennan	◆	—	✓	✓
Quentin Koffey	◆	✓	—	—

____________

¬    Committee Chairperson.            À    Financial Expert.            ✓    Member.            ◆    Independent.

(1)        Mr. H Michael Cohen (Former Chairperson) and Dr. Julie A. Shimer served on the Audit Committee until their respective service on the Board ceased in June 2023. In July 2023, Mr. Adam Mikkelson was appointed as the Chairperson of the Audit Committee, and Mr. Koffey was appointed as a member of the Audit Committee. Upon Mr. Mikkelson’s resignation from the Board in February 2024, Mr. Reynolds was appointed as Chairperson of the Audit Committee. Mr. Classon was appointed to the Audit Committee in January 2024 and served until his resignation from the Board in May 2024. Mr. Chapek was appointed to the Audit Committee in May 2024.

(2)        Mr. Cohen served on the Compensation Committee until his service on the Board ceased in June 2023. In July 2023, Ms. Brennan was appointed as a member of the Compensation Committee. Mr. Chapek was appointed to the Compensation Committee in February 2024.

(3)        Dr. Shimer served as Chairperson of the Nominating, Compliance and Corporate Governance Committee until her service on the Board ceased in June 2023. In July 2023, Mr. Reynolds was appointed as the Chairperson of the Nominating, Compliance and Corporate Governance Committee, and Ms. Brennan was appointed as a member of the Nominating, Compliance and Corporate Governance Committee. Mr. Mikkelson served on the Nominating, Compliance and Corporate Governance Committee until his resignation from the Board in February 2024. Mr. Chapek was appointed to the Nominating, Compliance and Corporate Governance Committee in February 2024.

Audit Committee

We maintain a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The charter of the Audit Committee grants the Audit Committee full access to all of our books, records, facilities and personnel.

Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to the Audit Committee. The policy of our Audit Committee is to create an environment that supports the integrity of our financial reporting process and the independence of the audit and the independent registered public accounting firm, and to maintain and foster an open avenue of communication among our Audit Committee, the independent registered public accounting firm and our financial management, and our internal auditors.

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Members / Meeting Information (Fiscal 2023)	Primary Committee Functions
Committee Members:(1)(2) Mr. Reynolds, Chairperson Mr. Chapek Mr. Koffey Number of Meetings:(3) 5 Attendance Rate: 100%

•   Oversee our accounting and financial reporting processes, including our disclosure controls and procedures and system of internal controls and audits of our consolidated financial statements;

•   Oversee our relationship with our independent auditors, including appointing or changing our auditors and ensuring the auditors’ independence;

•   Review and discuss with our management and our auditors the results of the annual audit and the review of our quarterly financial statements;

•   Review any reports or other disclosures required by the applicable rules and regulations of the SEC to be included in our annual proxy statement and periodic reports;

•   Oversee the performance of our internal audit function;

•   Oversee management risks relating to data privacy, technology and information security, including cybersecurity and back-up of information systems, and the steps we have taken to monitor and control such exposures;

•   Provide oversight regarding significant financial matters, as well as assist in connection with our legal, regulatory and ethical compliance programs pertaining to financial, accounting and tax matters as established by management and the Board; and

•   Provide oversight regarding our policies with respect to risk assessment and risk management pertaining to our financial, accounting and tax matters.

(1)        Our Board has determined that Mr. Reynolds is an audit committee financial expert, as defined under applicable SEC rules, and that Mr. Reynolds meets the background and financial sophistication requirements under Nasdaq Listing Rule 5605(c)(2)(A). In making this determination, the Board made a qualitative assessment of Mr. Reynolds’ level of knowledge and experience based on a number of factors, including his respective formal education and experience.

(2)        Mr. Cohen (Former Chairperson) and Dr. Shimer served on the Audit Committee until their respective service on the Board ceased in June 2023. In July 2023, Mr. Mikkelson was appointed as the Chairperson of the Audit Committee until his resignation from the Board in February 2024. Mr. Koffey and Mr. Classon were appointed to the Audit Committee in July 2023 and January 2024, respectively. Mr. Classon was appointed to the Audit Committee in January 2024 and served until his resignation from the Board in May 2024. Mr. Chapek was appointed to the Audit Committee in May 2024.

(3)        Typically, the Audit Committee meets at least quarterly and with greater frequency if necessary.

Compensation Committee

The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. The Compensation Committee has the authority, in its sole discretion, to retain and terminate (or obtain the advice of) any compensation consultant or other advisor to assist it in the performance of its duties, but only after taking into consideration factors relevant to the advisor’s independence specified in Nasdaq Listing Rule 5605(d)(3). The Compensation Committee is responsible for evaluating whether any compensation consultant retained or to be retained by it has any conflict of interest. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any advisor retained by the Compensation Committee, and has sole authority to approve the advisor’s fees and the other terms and conditions of the advisor’s retention.

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The policy of our Compensation Committee is to maintain an overall compensation structure designed to attract, retain and motivate top quality management and other employees by providing appropriate levels or risk and reward in proportion to individual contribution and performance. Our Compensation Committee is responsible for establishing appropriate incentives for management to further our long-term strategic plan and avoid undue emphasis on short-term market value.

Members / Meeting Information (Fiscal 2023)	Primary Committee Functions
Committee Members:(1)(2) Mr. Reynolds, Chairperson Mr. Chapek Ms. Brennan Number of Meetings:(3) 4 Attendance Rate: 100%

•   Establish, oversee, review and administer our employee compensation plans, policies and programs applicable to our NEOs, including our CEO, and establish annual and long-term performance goals;

•   Review and approve all salaries, bonuses, cash-based incentive compensation, equity awards, perquisites, post-service arrangements and other compensation and benefit plans for our CEO and all other executive officers

•   Review and discuss with management, and recommend the annual Compensation Discussion and Analysis disclosure and the related tabular presentations regarding named executive officer compensation included in our annual public filings;

•   Oversee and approve the annual Compensation Committee Report included in our annual public filings;

•   Review and approve compensation for the non-employee members of the Board;

•   Review human capital management strategies, programs and policies, including, but not limited to, those regarding recruitment, retention, career development, diversity, equity and inclusion, pay equity, workplace culture, and employee engagement; and

•   Administer our equity compensation plans.

(1)        Our Board has determined that all members of our Compensation Committee meet the criteria for independence under Nasdaq Listing Rule 5605(a)(2) and Rule 10C-1 of the Exchange Act.

(2)        Mr. Cohen served on the Compensation Committee until his service on the Board ceased in June 2023. Mr. Mikkelson served on the Compensation Committee until his resignation from the Board on February 29, 2024. Ms. Brennan was appointed to the Compensation Committee in July 2023. Mr. Chapek was appointed to the Compensation Committee in February 2024.

(3)        The Compensation Committee meets from time to time during the year.

The Compensation Committee has retained the services of Compensia, Inc. (“Compensia”) to assist the Compensation Committee in assessing and determining competitive compensation packages and to provide input on other executive compensation related matters. Compensia provides no other services to Masimo, and its sole relationship with Masimo is as an advisor to the Compensation Committee.

For more information regarding the Compensation Committee’s engagement of Compensia, see “Executive Compensation—Compensation Discussion and Analysis” starting on page 55 of this Proxy Statement.

The Compensation Committee meets outside the presence of all of our executive officers, including the NEOs, in order to consider appropriate compensation for our CEO. Our CEO may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. When considering the appropriate compensation of our other NEOs, the Compensation Committee meets outside the presence of all executive officers except for our CEO. The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2023 are described in greater detail in the “Executive Compensation—Compensation—Discussion and Analysis” section of this Proxy Statement.

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Nominating, Compliance and Corporate Governance Committee

The charter of the Nominating, Compliance and Corporate Governance Committee grants the committee full access to all of our books, records, facilities and personnel.

The policy of our Nominating, Compliance and Corporate Governance Committee is to promote good corporate governance, ensure the Board is comprised of only highly qualified directors with a wide range of diverse backgrounds, and foster open communication between our Nominating, Compliance and Corporate Governance Committee and our management.

Members / Meeting Information (Fiscal 2023)	Primary Committee Functions
Committee Members:(1)(2) Mr. Reynolds, Chairperson Mr. Chapek Ms. Brennan Number of Meetings:(3) 4 Attendance Rate: 100%

•   Assist the Board by identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•   Recommend for the Board’s approval the slate of nominees to be proposed by the Board to stockholders for election to the Board;

•   Develop, update as necessary and recommend to the Board the corporate governance principles and policies applicable to the Company;

•   Oversee the evaluation of the Board and management, and advise on Board performance matters;

•   Oversee the Company’s corporate compliance programs;

•   Oversee succession planning for the Chief Executive Officer and other executive officers;

•   Oversee our environmental, social and governance program and strategy;

•   Oversee our efforts with regard to corporate responsibility and sustainability;

•   Review related party transactions;

•   Oversee our information security risk management;

•   Oversee and determine compliance with our stock ownership guidelines;

•   Serve as a focal point for communication between director candidates and the Company’s management; and

•   Recommend to the Board the directors who will serve on each committee of the Board.

(1)        Our Board has determined that all members of our Nominating, Compliance and Corporate Governance Committee meet the criteria for independence under Nasdaq Listing Rule 5605(a)(2).

(2)        Dr. Shimer served as Chairperson of the Nominating, Compliance and Corporate Governance Committee until her service on the Board ceased in June 2023. In July 2023, Mr. Reynolds was appointed as the Chairperson of the Nominating, Compliance and Corporate Governance Committee, and Ms. Brennan was appointed as a member of the Nominating, Compliance and Corporate Governance Committee. Mr. Mikkelson served on the Nominating, Compliance and Corporate Governance Committee until his resignation from the Board in February 2024. Mr. Chapek was appointed to the Nominating, Compliance and Corporate Governance Committee in February 2024.

(3)        The Nominating, Compliance and Corporate Governance Committee meets from time to time during the year.

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BOARD’S ROLE IN RISK OVERSIGHT

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The Board exercises this oversight responsibility directly and through its committees. Each committee is responsible for evaluating certain risks and overseeing the management of such risks and reporting to the entire Board as necessary. The oversight responsibility of the Board and its committees is informed by regular reports from our management team, including senior personnel that lead a variety of functions across our business, and from our internal audit department, as well as input from external advisors, as appropriate. These reports are designed to provide timely visibility to the Board and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments.

The full Board has primary responsibility for evaluating strategic and operational risk management. Our Board has responsibility for overseeing certain of our major risk exposures, including in the areas of financial and enterprise risk, legal and regulatory compliance, environmental sustainability, social responsibility, and cybersecurity, as well as risks in other areas as our Board deems necessary or appropriate from time to time. Our Board also oversees the steps we have taken to monitor or mitigate these exposures, including policies and procedures for assessing and managing risk and related compliance efforts. Our Board may exercise direct oversight with respect to these areas or delegate such oversight to committees in its discretion. In addition, our audit committee oversees our internal audit function.

While our Board oversees risk management, our Company’s management is charged with managing risk and bringing to our Board’s attention emerging risks as well as discussing the status of the long-term risks facing our Company. Our strategic planning processes are designed to facilitate the identification and management of such risks and ensure regular communication with our Board and its committees. Our Board, with independent leadership from the Lead Independent Director and working through its committees, proactively participates in the oversight of management’s actions. Periodically, at regularly scheduled Board meetings, our Company’s management provides the full Board with an analysis and assessment of the key risks facing our Company. Our Lead Independent Director and the Chairpersons of our committees review and approve the agendas for, and information provided in, such meetings, and, after consulting with the Chairman of our Board, may call for additional meetings or executive sessions of our Board or its committees to discuss risk-related topics as they may, individually or collectively, determine necessary or appropriate. Our Board also regularly engages with outside advisors and experts as it deems appropriate from time to time to evaluate and anticipate current key risk areas and consider strategies to respond. These advisors and experts provide valuable information, including outside perspectives and best practices, landscape overview, industry trends and peer data in areas such as the global regulatory environment, governance, compensation, global operations and sustainability, to facilitate our Board’s fulsome review and discussion of these risk areas with the management team, which then informs action and strategy.

Management assesses and prioritizes risks over the long term using quantitative and qualitative input on multiple key dimensions of enterprise risk, including, among other things, (i) patient safety, (ii) business and financial metrics, (iii) operational risks (disruptive events), (iv) reputation and brand, (v) legal and regulatory, and (vi) talent and employee well-being. We consider the immediacy and severity of enterprise risks as part of our assessment process.

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Our Board committees each play a significant role in carrying out our Board’s risk oversight function.

Audit Committee

Our Audit Committee oversees risks related to our Company’s financial statements integrity and the financial reporting process, including our internal control over financial reporting, disclosure controls and procedures and accounting matters. Our Audit Committee may engage such other advisors as it deems appropriate to assess our Company’s management of risk. It also regularly reviews our risk management processes and regulatory compliance, including but not limited to mechanisms and channels for compliance concerns to be reported. Our Audit Committee also regularly reviews financial risks (insurance, credit, debt, currency risk and hedging programs), and other risks as the committee deems necessary or appropriate from time to time, including competition, pricing, regulation, intellectual property, technology and facilities obsolescence, natural and man-made disasters and industrial espionage, and reviews our procedures for detecting fraud. In addition, our Audit Committee considers and approves amendments to the Code of Business Conduct and Ethics, and review the results of management’s efforts to monitor compliance with the same. In its oversight of our controls and procedures, our Audit Committee discusses with management and the independent auditors the design, implementation, adequacy and effectiveness of our accounting and financial reporting processes and systems of internal control, and establishes and oversees the processes and procedures for the receipt and treatment of complaints about accounting, internal accounting controls or audit matters.

Nominating, Compliance and Corporate Governance Committee

Our Nominating, Compliance and Corporate Governance Committee considers risks related to succession planning, our environmental, social and governance practices and other governance-related risk exposures. Our Nominating, Compliance and Corporate Governance Committee oversees and reviews our cybersecurity, data privacy and other information technology risks, controls and procedures. In addition, our Nominating, Compliance and Corporate Governance Committee regularly reviews the corporate compliance program to assess its effectiveness and reviews our major legal compliance risk exposures.

Compensation Committee

Our Compensation Committee reviews risks relating to the compensation program and arrangements as well as human capital management, which is designed to attract, retain and motivate top quality talent. As part of its normal review of these risks, our Compensation Committee considers our Company’s compensation policies and practices to determine if their structure or implementation provides incentives to employees to take unnecessary or inappropriate risks that could have a material adverse effect on our Company. Our Compensation Committee also reviews compensation and benefits plans affecting employees, in addition to those applicable to executive officers. Our Compensation Committee has determined that the implementation and structure of the compensation policies and practices do not encourage unnecessary and inappropriate risks that could have a material adverse effect on our Company. Our Compensation Committee further determines whether our Company’s compensation program and practices appropriately further the Company’s long-term strategic plan and avoid undue emphasis on

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short-term market value, without encouraging unreasonable or unrestricted risks. In making these determinations, our Compensation Committee considers the views of our Company’s compensation staff, legal counsel and internal audit team, results of stockholder advisory votes, as well as its outside advisors. In addition, our Compensation Committee oversees our Company’s compliance with regulatory requirements associated with the compensation of our directors, executive officers and other employees. Our Compensation Committee also oversees risk management relating to human capital management, including diversity, equity and inclusion, pay equity, workplace culture, employee engagement and the attraction and retention of talent.

The activities of each committee are reported regularly to the full Board. Our Board believes its choice of leadership structure as described under “Board Leadership Structure” above, facilitates effective risk oversight by our Board by ensuring independent director review, led by our Lead Independent Director and working through our independent Board committees, of key risk areas and management’s risk management actions and priorities. We further believe that Mr. Reynolds, in his role as Lead Independent Director of the Board, will be instrumental in guiding our independent directors’ understanding of the most critical risks facing our Company and in helping them collaborate with members of management to reinforce the effectiveness of the Company’s enterprise risk management.

CYBERSECURITY RISK PRACTICES

Cybersecurity is a critical component of our risk management. We rely on information technology and any failure, inadequacy, interruption or security lapse of such technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.

Our management regularly performs risk assessments relating to cybersecurity risks. We have a risk-based cybersecurity program, dedicated to protecting our data and data that may be collected from patient monitoring devices. We utilize a defense-in-depth strategy with multiple layers of security controls to protect our data and systems. We mitigate cybersecurity risks by employing a number of measures, including employee training, systems monitoring and testing and maintenance of protective systems and contingency plans. As part of our cybersecurity risk management processes, management engages external auditors and consultants to assess our program and controls. We evaluate ourselves for appropriate business continuity and disaster recovery planning, with test scenarios that include simulations and penetration tests. We also install and regularly update antivirus software on all of our Company-managed systems to detect malicious code and prevent it from impacting our systems. We require cybersecurity awareness training for all staff members with access to our network. We also maintain cyber liability insurance coverage to further reduce our risk profile. Security of our financial data and other sensitive information remains a high priority for us, led by our global information security team. We employ an appropriate encryption and tokenization platform for all online and direct-to-consumer sales from our websites, ensuring no credit card data is stored in our internal systems.

Our cybersecurity program is focused on the following:

Cybersecurity Awareness: We identify and assess cyber risks through the dissemination of information from industry groups and third-party experts.

Training: We provide annual cybersecurity training for company personnel with network access and conduct periodic phishing exercises.

Technical Safeguards: We deploy measures to protect our network perimeter and internal information technology platforms, such as internal and external firewalls, network intrusion detection and prevention, penetration testing, vulnerability assessments, threat intelligence, anti-malware and access controls.

Vendor Management: We maintain data protection agreements that contain contractual provisions requiring safeguards for the protection of personal information. In addition, vendors are screened for data security measures as part of our vendor due diligence process.

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Incident Response Plans: We maintain and update incident response plans that address the life cycle of a cyber incident (i.e., detection, response and recovery), as well as data breach response plans, and test those plans annually with tabletop exercises.

Mobile Security: We deploy controls to prevent loss of data through mobile devices.

Security Standards: We hold accreditations for information and security standards for HIPAA, HITRUST, NIST CSF, ISO 27001 and PCI DSS.

Insurance: We maintain a cybersecurity insurance program with established and respected insurance companies.

HUMAN CAPITAL MANAGEMENT

The core of our long-term strategy for human capital management is attracting, developing and retaining the best talent globally with the right skills to drive our future success. We consider our employees to be a key factor in our future innovation and success. We seek to attract and retain highly talented, highly motivated, experienced and well-educated individuals to support our long-term growth and profitability goals.

Our success and future growth is largely dependent on our continued ability to attract, recruit, retain and develop a diverse workforce at all levels of the organization. To succeed, we have developed key recruitment and retention strategies that we focus on as part of our overall management of our business. These include:

•        Compensation. Our compensation program is designed to align the compensation of our employees with their performance and to provide the proper incentives to attract, retain and motivate employees to achieve superior results. The structure of our compensation program balances incentive earnings for both short-term and long-term performance.

■        Our executive compensation is aligned with stockholder interests by aligning pay-for-performance metrics. We utilize a nationally recognized compensation consultant to evaluate our executive compensation benefit programs and provide benchmarking against our peer groups.

■        We provide employee wages that are consistent with employee positions, experience, skills, knowledge and geography.

■        Base compensation adjustments and incentive compensation are based on market data and awarded based on individual performance and Company performance. We offer a wide variety of benefits, including health insurance, paid time-off and a retirement plan, as well as voluntary benefits such as financial and personal wellness benefits.

•     Developing Leaders of Tomorrow/Succession Planning. We are committed to identifying and developing the talents of our next generation of leaders. Our executive management team conducts organization and leadership reviews of all business leaders, focusing on our high-performing and high potential talent, diversity, and succession planning for critical roles. Our Board oversees CEO and senior management succession planning, which is reviewed at least annually. Our CEO provides our Board with recommendations and evaluations of potential CEO successors, and reviews their development progress. Our Board regularly reviews potential internal senior management candidates with our CEO, including the qualifications, experience, and development priorities of these individuals. In addition, our Board engages with potential CEO and senior management successors at Board and committee meetings and in less formal settings to allow directors to personally assess candidates. Further, our Board periodically reviews the overall composition of our senior management’s qualifications, tenure, and experience, as well as our strategies for enhancing representation of diverse teammates at senior levels of our Company and professional development for managers and senior leaders. Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to

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CORPORATE GOVERNANCE AND BOARD MATTERS

unexpected position vacancies, including those resulting from a major catastrophe, by continuing our Company’s safe and sound operation and minimizing potential disruption or loss of continuity to our Company’s business and operations.

•        Employee Feedback and Retention. In 2020 and 2021, we were certified as a Great Place to Work®. In addition, for 2021 and 2022, we were recognized on Fortune Best Workplaces in Manufacturing & Production™. To assess and improve employee retention and engagement, we survey employees and take actions to address areas of employee concerns.

•        Inclusion and Diversity. In fiscal 2023, our full-time employees decreased from approximately 4,000 as of December 31, 2022 to 3,800 as of December 30, 2023. Our dedicated contract personnel worldwide decreased from approximately 5,900 as of December 31, 2022 to approximately 5,200 as of December 30, 2023. Of our full-time employees, approximately 67% were male and approximately 33% were female, and women represented approximately 25% of our management/leadership roles. Minorities represented approximately 49% of our U.S. workforce, and approximately 37% of our management/leadership roles.

BOARD MEETINGS AND EXECUTIVE SESSIONS

Our Board meets on a regular basis throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. Our Board also holds special meetings, as required from time to time, when important matters arise requiring Board action between scheduled meetings. During fiscal 2023, our Board met sixteen times. None of our directors attended fewer than 75% of the total number of meetings held by the Board and the committees (on which and for the period during which the director served) during fiscal 2023.

As required under applicable Nasdaq listing standards, our independent directors periodically meet in executive sessions at which only they are present.

POLICY REGARDING BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

It is the policy of our Board to invite directors and nominees for director to attend annual meetings of our stockholders. We expect any of them in attendance to be available to answer appropriate questions from our stockholders. We held one Annual Meeting of Stockholders in fiscal 2023, which was attended by the Chairman of our Board, Mr. Kiani.

INDEPENDENCE OF THE BOARD OF DIRECTORS

Our Board has the responsibility for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under the rules and listing standards of The Nasdaq Stock Market LLC (the “Nasdaq Rules”), a majority of the members of our Board must qualify as “independent” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent” including those set forth in applicable Nasdaq Rules. Consistent with these considerations, after review of all relevant transactions or relationships between each director, and the director’s family members and Masimo, our senior management, and our independent registered public accounting firm, our Board has determined that Christopher Chavez, one of our director nominees, and all of our current directors other than Mr. Kiani are independent, as that term is defined in Nasdaq Listing Rule 5605(a)(2), and that all members of the Audit Committee and the Compensation Committee meet the heightened independence standards applicable to such committees.

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CORPORATE GOVERNANCE AND BOARD MATTERS

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Upon joining our Board, directors are provided with information about our operations, performance, strategic plans and corporate governance practices. In addition, members of senior leadership and other speakers are periodically invited to attend portions of Board and Committee meetings to provide updates on business and general industry trends, as well as governance, regulatory, legal and financial matters.

Directors are encouraged to stay informed of developments in corporate governance and issues relating to the operation of public company boards.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics is available to stockholders on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents.” If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents” and/or in our public filings with the SEC.

STOCKHOLDER COMMUNICATIONS WITH OUR BOARD

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders of Masimo wishing to communicate with our Board or an individual director may send a written communication to the Board or such director, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, Attention: Compliance Officer. Each communication must set forth:

•        the name and address of all the Masimo stockholders on whose behalf the communication is sent; and

•     the number of shares of our common stock that are beneficially owned by the stockholders as of the date of the communication.

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CORPORATE GOVERNANCE AND BOARD MATTERS

NON-EMPLOYEE DIRECTOR COMPENSATION

During fiscal 2023, our Non-Employee Director Compensation Policy provided for the following compensation:

Compensation Item(s):	Annual Amount
Annual Cash Retainer(1)
Board Service	$70,000
Audit Committee	12,500
Compensation Committee	10,000
Nominating, Compliance and Corporate Governance Committee	5,000
Committee Chairperson Annual Cash Retainer(2)
Audit Committee	$25,000
Compensation Committee	20,000
Nominating, Compliance and Corporate Governance Committee	15,000
Equity Awards(3)(4)
Restricted Share Units	$200,000

____________

(1)        All annual cash retainers are payable on a quarterly basis in arrears. For Board committee members, excluding the Chairperson of each Board committee.

(2)        All annual cash retainers are payable on a quarterly basis in arrears.

(3)        Each year on the date of our annual meeting of stockholders, each non-employee director is granted an award of restricted share units (“RSUs”) with respect to shares of our common stock having a grant date fair value of $200,000, rounded down to the nearest whole share, which will vest on the earlier of the first anniversary of the grant date or the date of the next annual meeting of stockholders.

(4)        Our Non-Employee Director Compensation Policy also provides that all RSU awards granted to the non-employee directors pursuant to the policy will vest in full in the event of a change-in-control of Masimo.

(5)        The chart above illustrates the proportions of the base annual cash retainer paid to non-employee Board members and the annual equity award granted to non-employee Board members (assuming the applicable non-employee Board member is not on any committees). Board members are eligible for additional cash retainers for serving on various committees as well as for serving as a Committee Chairperson, which are reflected as applicable in the Fiscal 2023 Non-Employee Director Compensation Table below.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of our Board for the fiscal year ended December 30, 2023.

Fiscal 2023 Non-Employee Director Compensation Table:

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)(3)	Option Awards(4)	All Other Compensation	Total
Michelle Brennan	$43,901	$199,869	$0	$0	$243,770
Rolf Classon(8)	10,962	199,992	0	0	210,954
H Michael Cohen(5)	52,500	199,869	0	0	252,369
Quentin Koffey	42,610	199,869	0	0	242,479
Adam Mikkelson(6)	103,405	199,869	0	0	303,274
Craig Reynolds	105,974	199,869	0	0	305,843
Julie A. Shimer, Ph.D.(7)	48,750	199,869	0	0	248,619

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(1)        Our Chairman and CEO, Mr. Kiani, is not included in this table as he is an employee of Masimo and therefore receives no compensation for his service as a director. Mr. Kiani’s compensation is included in the “Summary Compensation Table” on page 79 of this Proxy Statement.

(2)        These amounts generally represent the aggregate grant date fair value of the RSU awards granted to each listed non-employee director in fiscal 2023, computed in accordance with Financial Accounting Standard Board Accounting Standard Codification Topic 718 (“ASC Topic 718”). These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2023. The value as of the grant date for the RSU awards is calculated based on the number of RSUs at the grant date market price and is recognized once the requisite service period for the RSUs is satisfied. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 20 to our Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates—Stock-Based Compensation” included in our Annual Report on Form 10-K for the year ended December 30, 2023 that was filed with the SEC on February 28, 2024.

(3)        As of December 30, 2023, each of our then serving non-employee directors held RSU awards with respect to 1,228 shares of our common stock, with the exception of Mr. Classon who held RSUs with respect to 1,726 shares of our common stock.

(4)        As of December 30, 2023, none of our then serving non-employee directors held any options to purchase shares of our common stock other than Mr. Reynolds, who held options to purchase an aggregate of 50,000 shares.

(5)        Mr. Cohen’s term as a director ceased at the 2023 Annual Meeting of Stockholders on June 26, 2023.

(6)        Mr. Mikkelson resigned from the Board effective as of February 29, 2024.

(7)        Dr. Shimer’s term as a director ceased at the 2023 Annual Meeting of Stockholders on June 26, 2023.

(8)        Mr. Classon resigned from the Board effective as of May 10, 2024.

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CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE RESPONSIBILITY & SUSTAINABILITY

Under the guidance and supervision of the Board, we pursue high standards of corporate responsibility and sustainability, including how we support, protect and empower our employees, how we work with our customers, how we govern the Company and how we connect with our communities. Our Nominating, Compliance and Corporate Governance Committee is tasked with the responsibilities to implement policies and practices that foster the Company’s environmental, social and governance initiatives, policies, practices and programs.

Environment
Minimizing our environmental impact

We are committed to operating in an environmentally responsible manner and support the internationally recognized environmental principles set forth in the United Nations Global Compact.

We strive to identify new opportunities to improve the sustainability of our business and encourage our employees to join in our efforts.

As a global manufacturer of patient monitoring technology, our mission is to improve patient outcomes and reduce the cost of care. We also understand that the materials we use and the products we manufacture, which include single-patient-use sensors, have an impact on the environment.

The lightweight design of our latest generation of RD patient sensors reduces material waste compared to our traditional cable-based sensors. Based on our shipments of the RD sensors between 2016 and 2023, the new RD sensors have resulted in over 2,000 metric tons of material eliminated.

We have also diverted more than 600 metric tons of used sensors from landfills through our zero waste-to-landfill U.S. sensor recycling program.

To reduce landfill waste, we recycle returned Masimo products to harness re-useable natural elements and materials to minimize raw material usage.

In 2024, we continue to focus on additional sensor material reduction savings, including material commodities.

We are always considering ways to reduce the Company’s overall environmental footprint. We have implemented and will continue to implement measures to promote greater environmental responsibility, conserve resources and reduce waste in an effort to help combat climate change.

We actively seek to decrease our energy consumption through the use of energy efficient fixtures and machinery, occupancy sensors, motion sensors and automated lighting controls.

We have installed solar photovoltaic panels on key facilities to supply our energy needs for lighting, HVAC, manufacturing needs and electric vehicle charging.

We actively decrease our CO2 emissions into the atmosphere by contributing to various programs. In 2023, we reduced CO2 emissions by more than 1,000 metric tons.

In May 2024, we received the Greenhealth Approved seal for our RD pulse oximetry sensors from Practice Greenhealth, the leading sustainable health care organization. Our RD sensors are the first pulse oximetry products to receive this seal, which is granted only to products that meet Practice Greenhealth’s specific sustainability criteria.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Supply Chain
Responsibility in supply chain

Our suppliers are critical partners in our chain. We are committed to efforts in preventing forced labor, modern slavery and human trafficking and child labor in our supply chain.

Ethical sourcing is an important facet of our ethical conduct strategy. We prohibit any form of forced labor, including slavery and human trafficking in our supply chain. We evaluate suppliers through questionnaires, supplier audits and risk-based assessments.

We are committed to further improving our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard Responsible Mineral Initiative-Conflict Mineral Reporting Template and continuing our outreach efforts in order to further develop transparency in our supply chain and mitigate the risk that our use of conflict minerals benefits or finances armed groups.

Workforce/Workplace
Building an innovative, collaborative and diverse workforce

We understand the need for great ideas, innovation and leadership to stay current and relevant.

We seek to retain our employees through fair and competitive compensation, benefits and challenging work experiences with increasing levels of responsibility.

We are committed to maintaining a safe workplace environment free from discrimination and harassment.

We do not tolerate employment discrimination based on race, religion, gender, age, marital status, ethnicity, national origin, sexual orientation, citizenship status, disability or other protected characteristics.

CHARITABLE OUTREACH

We undertake philanthropic activities both directly and indirectly through the non-profit organizations we support throughout the globe. We believe in being an active corporate citizen and, among other things, support programs, initiatives and research designed to improve patient safety and outcomes, promote efficient and cost-effective healthcare delivery, and provide advanced healthcare to people worldwide who may not otherwise have access to lifesaving technologies. The following summarizes our key contributions to charitable organizations during fiscal year 2023.

$1.0 Million in cash contributions to the Masimo Foundation	$1.0 Million in cash contributions to nonprofit organizations (other than the Masimo Foundation)	$0.5 Million in contributions of Masimo products to charitable organizations

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OUR EXECUTIVE OFFICERS

OUR EXECUTIVE OFFICERS

Our executive officers are appointed by and serve at the discretion of our Board. Our executive officers, their respective age, position(s) and biographies are listed below. There are no family relationships among any of our directors or executive officers.

Name	Age(1)	Position(s)
Joe Kiani(2)	59	Chief Executive Officer and Chairman of the Board
Micah Young	45	Executive Vice President and Chief Financial Officer
Bilal Muhsin	43	Chief Operating Officer
Tao Levy	50	Executive Vice President, Business Development
Tom McClenahan	51	Executive Vice President, General Counsel and Corporate Secretary
Blair Tripodi	51	Chief Operating Officer, Consumer Division

____________

(1)        As of May 31, 2024.

(2)        Mr. Kiani’s biography appears under in the section entitled “Our Board of Directors—Skills and Qualifications of our Board” above.

Micah Young Executive Vice President and Chief Financial Officer Employed Since: 2017

About:

Micah Young has served as our Executive Vice President and Chief Financial Officer since October 2017. From July 2012 to September 2017, Mr. Young served as Vice President, Finance, at NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. Prior to that time, he served as NuVasive, Inc.’s Senior Director, Finance, Global Operations, from December 2009 to July 2012. From 2002 to 2009, Mr. Young held various accounting and finance positions with Zimmer Holdings, Inc., a company focused on the design, development, manufacture and marketing of orthopedic reconstructive, spinal and trauma devices, dental implants and related surgical products. Prior to his time at Zimmer Holdings, Inc., Mr. Young was an accountant at Deloitte & Touche LLP from 2000 to 2002. He holds a B.S. in Accounting and Criminal Justice from Indiana Wesleyan University and is a Certified Public Accountant (inactive).

Bilal Muhsin Chief Operating Officer Employed Since: 2000

About:

Bilal Muhsin has served as our Chief Operating Officer since May 2019. Prior to this, Mr. Muhsin served as Executive Vice President, Engineering, Marketing and Regulatory Affairs from March 2018 to May 2019. Prior to March 2018, Mr. Muhsin held various other roles, including Executive Vice President, Engineering; Vice President, Engineering, Instruments and Systems; Director and Manager level positions, within Masimo since June 2000. Mr. Muhsin’s technical, product and overall leadership skills have helped Masimo bring revolutionary new products to the marketplace, including Masimo SafetyNet®, Radical-7®, Root™ and various significant software products. Mr. Muhsin holds a B.S. in Computer Science from San Diego State University.

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OUR EXECUTIVE OFFICERS

Tao Levy Executive Vice President, Business Development Employee Since: 2018

About:

Tao Levy has served as our Executive Vice President, Business Development since January 2018. From March 2013 to December 2017, Mr. Levy served as Managing Director, Medical Devices Equity Research, at Wedbush Securities. Prior to that time, he served as Senior Analyst, Medical Devices Equity Research at Loewen Ondaatje McCutcheon, from August 2012 to March 2013. From September 2010 to February 2012, Mr. Levy was Managing Director, Medical Devices Equity Research at Collins Stewart. Prior to his time at Collins Stewart, Mr. Levy was Director, Medical Devices Equity Research at Deutsche Bank where he served from 2002 to 2010. He holds a B.A. in Biology from the University of Pennsylvania.

Tom McClenahan Executive Vice President, General Counsel and Corporate Secretary Employed Since: 2011

About:

Tom McClenahan has served as our Executive Vice President & General Counsel since April 2013 and as our Corporate Secretary since August 2014. From April 2011 to April 2013, Mr. McClenahan was our Vice President and Assistant General Counsel. From November 2002 to April 2011, he was an associate and then principal with the law firm of Fish & Richardson. From September 1999 to November 2002, he was an associate with the law firm of Knobbe, Martens, Olson & Bear. Mr. McClenahan holds a B.S. in Mechanical Engineering from Iowa State University and a J.D. from the University of Minnesota Law School.

Blair Tripodi Chief Operating Officer, Consumer Division Employed Since: 2022

About:

Blair Tripodi has served as our Chief Operating Officer, Consumer Division since September 2022. Prior to September 2022, Mr. Tripodi was the Chief Commercial Officer of DEI Holdings, Inc. (“DEI”), a wholly owned subsidiary of Viper Holding Corporation, the parent company of Sound United, since September 2015. Mr. Tripodi joined DEI in January 2013 and served as Chief Marketing Officer and Senior Vice President, International for Sound United. Prior to joining DEI, Mr. Tripodi worked as Managing Director of Under Armour’s European, Middle Eastern and African business, being one of the first executives on the ground to help launch the global sports company. Mr. Tripodi’s previous experience includes serving as Director, Brand and Business Development for the U.S. Olympic Committee, as well as serving in various roles with Nike, Inc. Mr. Tripodi holds a B.A. in Psychology from the University of Western Ontario.

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AUDIT RELATED MATTERS

AUDIT RELATED MATTERS
AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Grant Thornton LLP. The policy generally pre-approves specified services in the defined categories of audit, audit-related and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. By the adoption of this policy, the Audit Committee has delegated the authority to pre-approve services to the Chairperson of the Audit Committee, subject to certain limitations.

The Audit Committee has determined that the rendering of the services other than audit services by Grant Thornton LLP is compatible with maintaining the independent registered public accounting firm’s independence.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to Masimo for the fiscal years ended December 30, 2023 and December 31, 2022 by Grant Thornton LLP, our independent registered public accounting firm for such periods. All fees described below were approved by the Audit Committee.

Fees	Fiscal Year Ended
	December 30, 2023	December 31, 2022
Audit Fees(1)	$5,650,445	$4,404,388
Audit-Related Fees(2)	45,105	39,222
Tax Fees(3)	79,488	39,075
All Other Fees(4)	—	6,000
Total Fees	$5,775,038	$4,488,685

____________

(1)        Audit fees consist of fees billed for services rendered for the audit of our consolidated annual financial statements, including performance of the attestation procedures required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements.

(2)        Audit-related fees consist of fees for assurance and related services performed by our independent registered public accounting firm and include fees reasonably related to the performance of the audit of our U.S. retirement savings plan.

(3)        Tax fees consist of fees related to certain U.S. state and local tax preparation and consultation services.

(4)        All other fees primarily consist of fees associated with other mandatory filings.

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AUDIT RELATED MATTERS

AUDIT COMMITTEE REPORT

Our Audit Committee is composed of “independent directors,” as determined in accordance with Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3 of the Exchange Act. The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which may be viewed on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents.”

As described more fully in its charter, the purpose of the Audit Committee is to assist our Board with its oversight responsibilities regarding the integrity of our financial statements, assessing the independent registered public accounting firm’s qualifications and independence and the performance of the persons performing internal audit duties for us and the independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally-accepted auditing standards and issuing a report. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board for fiscal 2023.

The Audit Committee has:

•        reviewed and discussed our audited financial statements with management and Grant Thornton LLP, the independent registered public accounting firm;

•        discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

•        received from Grant Thornton LLP the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the applicable requirements of the Public Company Accounting Oversight Board and discussed Grant Thornton LLP’s independence with them.

In addition, the Audit Committee has met separately with management and with Grant Thornton LLP as part of the committee’s quarterly meetings.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 30, 2023 for filing with the SEC. The Audit Committee also has selected and engaged Grant Thornton LLP as Masimo’s independent registered public accounting firm for the fiscal year ending December 28, 2024, and is seeking ratification of the selection by Masimo’s stockholders.

Audit Committee(1)
Mr. Craig Reynolds
Mr. Rolf Classon(2)
Mr. Quentin Koffey

____________

(1)    Mr. Chapek currently serves on the Audit Committee but, as he was appointed to the Audit Committee in May 2024, he did not participate in the review, discussions and recommendation with respect to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2023 and has therefore been omitted from the Audit Committee Report.

(2)    Prior to Mr. Classon’s resignation from the Board effective as of May 10, 2024, he served on the Audit Committee and participated in the Audit Committee’s review, discussions and recommendation with respect to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2023 and has therefore been listed in the Audit Committee Report.

This foregoing audit committee report is not “soliciting material”, is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis may contain statements regarding future individual and Company performance targets and goals. Any targets and goals so disclosed are referenced in the limited context of Masimo’s compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Masimo specifically cautions investors not to apply these statements to other contexts.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for our Principal Executive Officer, Principal Financial Officer and the next three most highly compensated executive officers of the Company that were serving as an executive officer at the end of fiscal 2023 (our “Named Executive Officers” or “NEOs”). During fiscal 2023, these individuals were:

Name	Position(s)
Joe Kiani	Chief Executive Officer and Chairman of the Board
Micah Young	Executive Vice President and Chief Financial Officer
Bilal Muhsin	Chief Operating Officer
Tao Levy	Executive Vice President, Business Development
Tom McClenahan	Executive Vice President, General Counsel and Corporate Secretary

Our Compensation Discussion and Analysis also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why the Compensation Committee of our Board (the “Compensation Committee”) arrived at the specific compensation decisions for our executive officers, including our NEOs, for fiscal 2023, including the key factors that the Compensation Committee considered in determining their compensation.

EXECUTIVE SUMMARY

Our compensation program is designed to attract and retain highly-qualified employees within our industry and motivate them to perform at the highest level while executing our long-term plan. In retaining and motivating high-caliber talent, the Compensation Committee is committed to promoting a performance-based culture. Accordingly, we deliver the vast majority of our executives’ pay opportunities in the form of annual and long-term incentives tied to challenging financial metrics that incentivize management to successfully deliver on the long-term plan and our commitments to our stockholders.

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EXECUTIVE COMPENSATION

Fiscal 2023 Performance Highlights

Although 2023 financial performance fell below the objective performance goals established under our compensation program, we made advancements across a number of significant objectives in 2023, as highlighted below:

Achieved a record contracting year with hospital customers:

•   We had a record year in 2023 for our healthcare business in terms of new customer wins, converting hospital customers to Masimo technologies.

•   As a result of strong hospital contracting, our unrecognized contract revenue (as of the end of fiscal year 2023) increased 17% over the prior year period.

Achieved key product, technology and business milestones:

•   Granted de novo classification by the FDA for Masimo Opioid Halo™, making it the first and only FDA-authorized opioid overdose prevention and alert system for detecting opioid-induced respiratory depression.

•   Received FDA 510(k) clearance for Masimo Radius VSM™. Radius VSM™ is a patient worn, continuous multi-parameter vital signs monitor that allows ambulation and movement while ensuring patients remain continuously monitored.

•   Launched Masimo Stork™, a revolutionary smart-home, baby-monitoring system. This innovative system offers parents insight into their baby’s health data, helping them learn more about and be better connected to their baby.

•   Granted de novo classification by the FDA for ORi, a noninvasive, continuous parameter designed to provide additional insight into a patient’s oxygen status in the moderate hyperoxic range under supplemental oxygen.

•   Received FDA 510(k) clearance for the medical version of our W1 watch, for over-the-counter (OTC) and prescription use (Rx). Masimo W1 is the first FDA-cleared watch to provide continuous real-time oxygen saturation (SpO2) and pulse rate (PR) for OTC and Rx use.

•   Expanded the capabilities of our HEOS® platform by providing our customers with health tracking capabilities integrated into their favorite audio solutions. The global expansion of the HEOS® platform enables an always-on connection to the Masimo Health secure cloud, thereby empowering consumers with an enhanced health tracking experience.

•   Launched the Denon PerL™ and PerL Pro™ True Wireless Earbuds powered by Masimo AAT™, allowing users to create a personalized audio profile to optimize sound quality for their hearing.

•   Hearables and wearables revenue grew by more than 90% to reach $90 million.

Fiscal 2023 Compensation Highlights

We believe that our fiscal 2023 executive compensation decisions were closely aligned with our stockholders’ interests. While base salary and an annual cash bonus opportunity focused on the achievement of shorter-term goals, our equity awards, in the form of options to purchase shares of our common stock and PSU awards, are wholly performance-based to provide for a longer-term compensation structure to focus executives’ attention on our long-term operating results that will drive sustained value creation for our stockholders, and use extended vesting schedules to promote retention. Further, through the use of performance-based annual cash bonuses, stock options and PSU awards, the vast majority of our executive officers’ fiscal 2023 annual compensation was at-risk and was directly tied, through performance-based annual cash bonuses and LTI compensation in the form of stock options and PSU awards, to the achievement of financial and operating results that increased stockholder value.

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EXECUTIVE COMPENSATION

The following chart summarizes the target and realizable total direct compensation of each of our NEOs in 2023, demonstrating our alignment with pay-for-performance:

The Compensation Committee took the following key actions for fiscal 2023 with respect to the compensation of our NEOs:

•        Base Salaries—We did not increase annual base salaries of our NEOs during fiscal 2023. Please see “Individual Compensation Elements—Base Salary” for additional information.

•        Annual Cash Incentives—Based on objective, pre-established financial measures set at the top end of Company guidance for the year, weighted equally between Adjusted Revenue(1) and Adjusted Non-GAAP EPS(1) for fiscal 2023. As a result of combined achievement below the minimum threshold, we did not pay an annual cash bonus under our fiscal 2023 Executive Bonus Incentive Plan to any of our NEOs.

____________

(1)        Represents a non-GAAP financial measure. Please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

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EXECUTIVE COMPENSATION

•     LTI Compensation

ο    Equity Awards Granted in 2023—In February 2023, we granted options to purchase shares of our common stock to each of our NEOs with a grant date fair value ranging from $424,965 to $687,474, and an option to purchase shares of our common stock to our CEO with a grant date fair value in the amount of $3,299,985. In February 2023, we also granted PSU awards with a target grant date fair value ranging from $1,274,821 to $2,062,371 to our NEOs and a PSU award with a target grant date fair value of $9,899,929 to our CEO. Consistent with feedback received from stockholders, the PSUs are earned based on a rigorous performance goals. The TSR component requires relative TSR performance at the 55th percentile to achieve target payouts. The non-GAAP Adjusted Revenue and Adjusted Operating Profit targets were set at the top end of Company guidance for the year.

ο    Equity Awards Earned in 2023—The performance shares granted in 2021 that utilized a 2023 performance period were earned at 28% of target.

Consideration of Say-on-Pay Advisory Vote and Stockholder Feedback Related to Executive Compensation

Our Board believes it is important to be responsive to feedback from our stockholders, and considered the outcome of our past say-on-pay proposals, as well as feedback from our stockholders, in making enhancements to our executive compensation program for 2023 and 2024. Key compensation-related themes discussed with our stockholders, as well as how we responded to the feedback received, are summarized below.

	Changes in 2024	Changes for 2023
Add a relative TSR metric to the long-term incentive award.

Maintained the relative TSR metric for the 2024-2026 PSUs, continuing to require Company TSR out-performance at the 55th percentile relative to the Nasdaq Composite Index to achieve target payout over a three-year cumulative performance period, with a capped funding percentage at 100% if absolute TSR is negative, regardless of relative performance.

Added a relative TSR metric to PSUs that requires Company TSR out-performance at the 55th percentile relative to the Nasdaq Composite Index to achieve target payout over a three-year cumulative performance period.

Capped funding percentage at 100% if absolute TSR is negative, regardless of relative performance.

For long-term incentive compensation plans, move to three-year cumulative financial metrics rather than annual metrics at the end of a three-year performance period.	For 2024, incorporated three-year cumulative Non-GAAP Operating Income performance metric for PSUs.	For 2023, incorporated three-year cumulative Adjusted Revenue and Operating Income performance metrics for PSUs.

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	Changes in 2024	Changes for 2023
Ensure that performance goals are sufficiently rigorous.	Set the performance targets under annual cash incentive and 2024-2026 PSUs at the high end of guidance provided to stockholders.
Preference for separate metrics in the annual cash incentive and PSUs.	Removed Adjusted Revenue from the 2024-2026 PSU design while retaining it in the 2024 annual incentive.
Preference for higher weighting of TSR in the PSUs.	Increased the weighting of three-year relative TSR in 2024-2026 PSUs from 20% to 50% of the award.
Continue to enhance disclosure on our executive compensation program.	Continue to provide fulsome disclosure about our executive compensation program and governance practices in this Proxy Statement.	Provided additional disclosure about our executive compensation program and governance practices throughout the 2023 Proxy Statement.

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EXECUTIVE COMPENSATION

Overview of 2024 Incentive Compensation Program Design

After considering the feedback we received from stockholders as summarized above, we made several responsive changes to enhance our 2024 incentive compensation structures. Key features of our 2024 annual and long-term incentive programs are highlighted below.

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(1)        Represents a non-GAAP financial measure. For 2024, we have updated the definition for Adjusted Non-GAAP Earnings Per Share to exclude the impact of all expenses related to our litigation against Apple, whereas we had previously only excluded the expenses related to the U.S. International Trade Commission litigation against Apple. Please see Appendix B to this Proxy Statement for a description of the updated definition, adjustments and a reconciliation to the corresponding GAAP financial measure.

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EXECUTIVE COMPENSATION

2024 Equity Awards

Equity Vehicle Mix and Performance Period

25%
in the form of Stock Option Awards,
which vest annually over a five-year period

75%
in the form of PSU Awards,
which vest after three-years based on our actual cumulative performance for the three-year performance period as measured against multiple pre-established performance objectives

PSU Metrics and Weighting

A new metric for 2024, to focus on profitability and eliminate metric overlap

Enhanced compared to 2023, to increase the rTSR weighting (from 20% to 50%)

Three-Year Cumulative Adjusted Non-GAAP Operating Income[(1)]

50%

Represents the sum of the Company's operating income for the three-year performance period

Three-Year Relative TSR

50%

Represents the Company's TSR as a percentile ranking relative to the constituents of the Nasdaq Composite Index for the three-year performance period (i.e., beginning on January 1, 2024 and ending on December 31, 2026)

PSU Payout Range

Maximum	200%
Target	100%
Threshold	50%

Achievements between the threshold and maximum are based on a linear interpolation between points along the funding percentage curve.

Rigorous Performance Goals

The rigor of the Operating Income goal was enhanced beginning in 2023.

The TSR metric was introduced in 2023.

- **Three-Year Cumulative Adjusted Non-GAAP Operating Income[(1)]**
  The target for the Company's operating income was set at the top end of its financial guidance range and represents significant increases in operating income for the performance period.
- **Three-Year TSR**
  Targets the Company's TSR performance at the 55th percentile ranking of the constituents of the Nasdaq Composite Index for the three-year performance period. If the Company's TSR is negative, the funding percentage is capped at 100% for the relative TSR metric component of the award.

Details regarding the threshold, target and maximum goals for each metric will be disclosed at the end of the performance period.

Performance Achievement Opportunity

Non-GAAP Operating Income

Threshold	Target	Maximum
90% of target	100% of target	110% of target

Relative TSR

Threshold	Target	Maximum
45.5% (25th percentile)	100.0% (55th percentile)	154.5% (85th percentile)

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(1)        Represents a non-GAAP financial measure. For 2024, we have updated the definition for Adjusted Non-GAAP Operating Income to exclude the impact of all expenses related to our litigation against Apple, whereas we had previously only excluded the expenses related to the U.S. International Trade Commission litigation against Apple. Please see Appendix A to this Proxy Statement for a description of the updated definition, adjustments and a reconciliation to the corresponding GAAP financial measure.

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EXECUTIVE COMPENSATION

In addition to the foregoing equity awards, on March 1, 2024, each of our NEOs other than Mr. Kiani was granted a restricted stock unit award for 30,000 shares of our common stock, 50% of which are scheduled to vest on March 1, 2025 and 50% of which are scheduled to vest on March 1, 2026. All unvested shares subject to the applicable NEO’s restricted stock units will also vest in full if the NEO resigns from our company for “Good Reason” or the NEO’s employment is involuntarily terminated by us without “cause”. “Good Reason” and “cause” are generally as defined in the Severance Plan (see “—Individual Compensation Elements—Post-Employment Compensation” below). The Compensation Committee determined to grant these restricted stock units to our NEOs other than Mr. Kiani as retention awards in light of additional demands on management, including the additional expected contested proxy solicitation in 2024 and various significant litigation and other matters.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The primary objectives of our executive compensation program are to align executive compensation with the long-term interests of our stockholders and to attract and retain a talented, entrepreneurial and creative team of executives who will provide leadership for our success in driving our technologies and products to the broadest number of patients, and in turn, creating sustainable long-term value.

Compensation Philosophy

We operate within a complex business environment that requires a strong management team. Our business model requires our management team to be adept at developing competitive healthcare and consumer products and sales/marketing strategies to support multiple customers, including hospitals, alternate care facilities and original equipment manufacturers within multiple geographies, as well as consumer products sold direct-to-consumers, or through authorized retailer and wholesalers. Many of our competitors have substantially greater capital resources, larger customer bases and larger sales forces than we do, and have ties with group purchasing organizations and other purchasers that are stronger than ours. In addition, the medical device industry is characterized by rapid product development and technological advances, which require our management team to be adept at managing these key areas of the business.

As a result, the Compensation Committee believes that it is critical to attract, develop and retain a highly-qualified management team with the experience, knowledge, expertise and vision capable of not only operating, but also excelling, in this complex and competitive business environment, including competing against larger competitors and developing and commercializing new products, new and improved technologies and new applications for our existing technologies.

Compensation Objectives

Our executive compensation program is intended to help us achieve and foster a goal-oriented, highly-motivated management team with a clear understanding of our business objectives and shared corporate values. To this end, the Compensation Committee believes that our executive compensation program should provide compensation that:

•        appropriately aligns with our business objectives and stockholder interests;

•        maintains a reasonable balance across types and purposes of compensation, particularly with respect to fixed compensation objectives, short-term and long-term performance-based objectives and retention objectives;

•        motivates our executive officers to achieve our annual and long-term strategic goals and rewards performance based on the attainment of such goals;

•        appropriately considers risks and rewards in the context of our business environment and long-range business plans;

•     recognizes individual value and contributions to our success;

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EXECUTIVE COMPENSATION

•     considers but does not exclusively rely upon competitive market data;

•        attracts and retains the best executive talent; and

•        supports our succession planning objectives.

We seek to achieve these objectives in a way that is consistent with our long-term interests and the interests of our stakeholders, including our stockholders and employees. We structure the annual compensation of our executive officers, including our NEOs, using three principal elements: base salary, annual cash incentive opportunities and LTI compensation opportunities in the form of equity awards. While the pay mix may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above.

Total Target Compensation

The following charts show the mix of our CEO’s and, on average, each of our other NEOs’ total target compensation for fiscal 2023, consisting of base salary, annual incentive and the grant date fair value of the equity awards granted during the year:

Executive Compensation Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During fiscal 2023, we maintained the following executive compensation policies and practices, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

What We Do

Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors who establish and review our compensation practices.

Compensation Committee Retains an Independent Compensation Advisor. The Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on executive compensation independent of management.

Annual Executive Compensation Review. At least once a year, the Compensation Committee conducts a review of our compensation strategy.

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EXECUTIVE COMPENSATION

Compensation At-Risk—Pay For Performance. Our executive compensation program is designed so that a significant portion of our executive officers’ compensation is “at-risk” based on corporate performance, to align the interests of our executive officers with those of our stockholders. Further, as our executives derive value from stock options if, and only if, the price of our stock increases over time, our Compensation Committee considers our equity incentives to be 100% performance-based.

Annual Compensation-Related Risk Assessment. The Compensation Committee considers our compensation-related risk profile to ensure that our compensation plans and arrangements do not create inappropriate or excessive risk and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company.

Multi-Year Vesting Requirements. To align the interests of our executive officers with those of our stockholders, the time-based stock option awards granted to our executive officers vest over a five-year period. In fiscal 2023, we granted our executive officers PSU awards that will be earned, if at all, at the end of a three-year performance period based on our actual performance over the three year performance period (fiscal 2023-2025) as measured against pre-established performance objectives relating to Three-Year Cumulative Adjusted Revenue(1), Three-Year Cumulative Adjusted Non-GAAP Operating Income(2) and Three-Year Relative TSR.

Clawback Policy. We have adopted a compensation recovery (“Clawback”) policy. Under the Clawback policy, if we are required to prepare an accounting restatement to correct our material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, we are obligated to recover erroneously awarded incentive-based compensation received from us by any of our current and former executive officers during the three year period preceding the date on which we became required to prepare the accounting restatement. Erroneously awarded incentive-based compensation is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on an applicable restatement.

Robust Stock Ownership Policies. We have adopted stock ownership policies for our executive officers and the non-employee members of our Board under which they must accumulate and maintain, consistent with the terms of our stock ownership policy, a certain value of shares of our common stock.

Annual Stockholder Advisory Vote on Named Executive Officer Compensation. We conduct an annual stockholder advisory vote on the compensation of our NEOs. The Compensation Committee considers the results of this advisory vote during the course of its deliberations on our executive compensation program.

Stockholder Engagement Led by Independent Directors. Our independent directors, including the Chairperson of our Compensation Committee, engage with our stockholders on executive compensation matters regularly.

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(1)        Represents a non-GAAP financial measure. Please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

(2)        Represents a non-GAAP financial measure. Please see Appendix A to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

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What We Say No To:

No Guaranteed Bonuses. We do not provide guaranteed bonuses to our executive officers.
No Upward Discretion. We do not exercise upward discretion on our pre-established compensation goals.

No Special Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our executive officers, other than the plans and arrangements that are available to all employees. Our executive officers are eligible to participate in our defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), on the same basis as our other employees.

No Hedging; Pledging Requires Pre-Approval. We prohibit our employees, including our executive officers, and the non-employee members of our Board from hedging our equity securities. In addition, all pledging of our equity securities by our executive officers and members of our Board must be pre-approved by the Compensation Committee and, as a condition to pre-approving any pledge of our equity securities, the executive officer or member of our Board seeking to pledge securities must clearly demonstrate his or her financial capacity to repay any loan for which securities will be pledged as collateral without resort to the securities to be pledged.

No Tax Payments on Perquisites. We do not provide any tax reimbursement payments (including “gross-ups”) to our executive officers on any perquisites or other personal benefits.

No Tax Gross-Up Payments on Post-Employment Compensation Arrangements. We do not provide any tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change-in-control of the Company.

No New Single-Trigger Change-in-Control Provisions. Our Compensation Committee has committed that any new employment agreement will include only double trigger change-in-control provisions.

No Stock Option Repricing. We do not permit options to purchase shares of our common stock to be repriced to a lower exercise price without the approval of our stockholders. We have never repriced our stock options.

No Evergreen Provisions. The 2017 Equity Incentive Plan does not contain an annual “evergreen” provision that increases the number of shares available for issuance each year. The 2017 Equity Incentive Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of shares that may be issued subject to awards under the 2017 Equity Incentive Plan.

INDIVIDUAL COMPENSATION ELEMENTS

The specific elements of our executive compensation program for fiscal 2023 included base salary, annual cash incentive opportunities, LTI compensation opportunities in the form of equity awards, welfare and health benefits and post-employment compensation arrangements.

Type	Component	Purpose	Key Features
Fixed Compensation	Base Salary	Provide competitive, fixed compensation to attract and retain the best possible executive talent

•   Cash-based

•   Reviewed annually, changes are generally effective in July of each year(1)

•   Takes into account level of responsibility, time in role, performance and the ability to replace the individual

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EXECUTIVE COMPENSATION

Type	Component	Purpose	Key Features
Performance-Based Compensation	Annual Incentives

Align executive compensation with our corporate strategies and business objectives; promote the achievement of key strategic and financial performance measures by linking annual cash incentives to the achievement of corporate performance goals

• Cash-based • Reviewed annually, paid in March(2) • Performance-based and not guaranteed • Incentivize achievement of key business results on an annual or multi-year basis
Type	Component	Purpose	Key Features
Performance-Based Compensation	Equity Awards

Drive achievement of key long-term business objectives tied to corporate strategy; motivate our officers to create sustainable long-term value for our stockholders; encourage stock ownership by our officers in order to align their financial interests with the long-term interests of our stockholders

•   Equity-based

•   Attract and retain talent

•   Multi-year vesting period and not guaranteed

•   Combination of:

ο    Performance-based restricted stock units (75% of total target award value) tied to pre-set objective financial metrics; and

ο    Time-based stock options (25% of total target award value)

Other Compensation	Benefits Perquisites Severance Protection	Support the health and security of our executives and their ability to plan for retirement	• Ongoing or event driven • Enhance executive productivity

____________

(1)        For fiscal 2023, there were no base salary adjustments for any of our NEOs and annual base salaries remained unchanged from fiscal 2022.

(2)        For fiscal 2023, no annual incentive compensation was paid to any of our NEOs as the minimum thresholds for financial and performance measures were not met.

Base Salary

Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate.

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EXECUTIVE COMPENSATION

During fiscal 2023, the Compensation Committee reviewed the base salaries of our executive officers, including the NEOs, taking into consideration overall Company performance, and determined not to make any annual salary adjustments for any of our NEOs, including our CEO, and further recommended that no annual salary adjustments be made for any other employees. Base salaries of the NEOs for fiscal 2023 remained unchanged from fiscal 2022, as follows:

Name	Base Salary as of December 31, 2022	Base Salary as of December 30, 2023	Percentage Change
Joe Kiani	$1,247,786	$1,247,786	0%
Micah Young	600,875	600,875	0
Bilal Muhsin	627,000	627,000	0
Tao Levy	418,000	418,000	0
Tom McClenahan	501,600	501,600	0

Annual Cash Incentive

In February 2023, the Compensation Committee approved the terms of the 2023 Executive Bonus Incentive Plan under which our NEOs are eligible to receive a cash bonus based on the achievement of our performance goals. At the beginning of the year, the Compensation Committee approves funding percentages that include payout scenarios for various levels of Company financial performance. For 2023, the Compensation Committee selected Adjusted Revenue(2) and Adjusted Non-GAAP EPS(2) as the performance measures for the funding percentages, each weighted equally, as the Compensation Committee believes these performance measures directly support both our short-term strategy and our long-term objective of creating sustainable stockholder value.

Target performance for each metric was set higher than both target and actual performance in the prior year and in each case required performance at the top end of the Company’s financial guidance range. For purposes of calculating the performance achievement and funding percentages for 2023, the Compensation Committee determined that the performance measures would be adjusted to exclude the impact of foreign currency fluctuations and share repurchases that were not reflected in the targets. The purpose of these adjustments is to ensure the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operations of the business. After reviewing the Company’s performance, the Compensation Committee determined that the Company did not meet the minimum performance threshold required in order to payout the annual cash incentive bonus to any NEOs, including our CEO, and, accordingly, that the NEOs would receive no annual cash incentive bonus, and further recommended that no annual cash incentive bonus be paid to any other employees.

The table below sets forth the Adjusted Revenue(2) and Adjusted Non-GAAP EPS(2) performance goals and funding percentages at the threshold, target and maximum funding levels for 2023, as well as the actual performance results:

				Achievement %(1)			Payout %(1)
Metric	Weighting	Target Goal	Actual Performance(2)	Threshold	Maximum	Actual Performance	Threshold	Maximum	Actual Performance	Weighted Result
Adjusted Revenue (in millions, except for percentages)	50%	$2,460	$2,049.7	90%	110%	83%	50%	200%	0%	0%
Adjusted Non-GAAP EPS	50%	$4.80	$3.20	90%	110%	67%	50%	200%	0%

____________

(1)        Pursuant to the 2023 Executive Bonus Incentive Plan, no payment is made for performance below threshold; payouts for achievement levels between the threshold and maximum were to be based on a linear interpolation between points along the funding curve.

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(2)        Represents a non-GAAP financial measure. Please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

The following is a summary of the target annual cash bonus opportunities, the actual annual 2023 bonus awards for the NEOs and a comparison relative to their target awards:

Name	Base Salary as of December 30, 2023	2023 Target Cash Bonus (% of Base Salary)	2023 Target Cash Bonus Amount	2023 Actual Cash Bonus Amount	2023 Award (% of Target)
Joe Kiani	$1,247,786	100%	$1,247,786	$0	0%
Micah Young	600,875	100	600,875	0	0
Bilal Muhsin	627,000	100	627,000	0	0
Tao Levy	418,000	100	418,000	0	0
Tom McClenahan	501,600	100	501,600	0	0

Long-Term Incentive Compensation—Equity Awards

The Compensation Committee believes LTI compensation in the form of equity awards provides an incentive for our executive officers, including our NEOs, to focus on driving increased stockholder value over a multi-year period, by aligning our PSU awards with key metrics tied to long-term value creation and rewarding executives for appreciation in our stock price, while also supporting our retention objectives.

Furthermore, the Compensation Committee believes that stock options and PSU awards are effective, performance-based tools for aligning executive and stockholder interests. In the case of stock options, they only have value to the extent that the market price of our common stock appreciates above the option exercise price, thereby driving value over the vesting period. In the case of PSU awards, actual payouts are based on our achievement of pre-established performance objectives over the performance period, and the value of the stock that is ultimately delivered fluctuates based on our stock price performance.

In determining the target LTI award opportunities for each NEO, the Compensation Committee considered the various factors noted above, and aimed to deliver awards that were market competitive while achieving its motivation and retention objectives. The Compensation Committee awarded 2023 LTI awards to our NEOs in the form of stock options (25% of total target award value) and PSUs (75% of total target award value) to provide a fully performance-based structure while maintaining a conservative approach to overall share usage. The following is a summary of the annual 2023 LTI awards for the NEOs.

		Stock Options		PSUs
Name	Total 2023 LTI Target Award Value	Options to Purchase Shares of Common Stock (number of shares)(1)	Options to Purchase Shares of Common Stock (total fair value at grant date)(2)	PSUs at Target (number of shares granted)(3)	PSUs at Target (grant date fair value)(4)
Joe Kiani	$13,199,914	42,251	$3,299,985	54,267	$9,899,929
Micah Young	2,749,845	8,802	687,474	11,305	2,062,371
Bilal Muhsin	2,749,845	8,802	687,474	11,305	2,062,371
Tao Levy	1,699,786	5,441	424,965	6,988	1,274,821
Tom McClenahan	2,749,845	8,802	687,474	11,305	2,062,371

____________

(1)        The 2023 stock option awards were granted on March 3, 2023.

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(2)        Amounts set forth in this column reflect the grant date fair value of the option awards, computed in accordance with ASC Topic 718. All of these amounts reflect certain assumptions with respect to the option awards and do not necessarily correspond to the actual value that will be recognized by our NEOs. The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting of that award, and upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. See Note 20 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 30, 2023 that was filed with the SEC on February 28, 2024 for a discussion of the assumptions made in determining the grant date fair value of the stock options.

(3)        Reflects the target number of shares subject to PSUs, assuming all performance goals and other requirements are met at target. As described below, the PSUs earned will range from 50% to 200% of target based on the achievement of performance goals, which vest in the form of shares of our common stock following the conclusion of the three-year performance period.

(4)        The 2023 PSU awards were granted on March 3, 2023. The number of shares was determined by dividing the economic value by the closing stock price per share of $182.43 on the date of grant. Any calculation that results in a fractional share was rounded down to the nearest whole share.

The table below sets forth the type, purpose, performance goals and vesting terms of the 2023 LTI awards.

LTI Award Type	Purpose	Performance Goal(s)	Vesting Terms
Stock options (25% of total target value)	Retain and reward executives for creating long-term stockholder value	Value derived only if stock price appreciates	Vest annually over a five-year period (20% per year)
PSUs (75% of total target value)	Retain and reward executives for the achievement of long-term performance goals	40% Three-Year Cumulative Adjusted Revenue(1) 40% Three-Year Cumulative Adjusted Non-GAAP Operating Income(2) 20% Three-Year Cumulative Relative TSR	Vest in 2026 with threshold-to-maximum payout opportunities ranging from 50%-200%

The Compensation Committee selected Three-Year Cumulative Adjusted Revenue(1), Three-Year Cumulative Adjusted Non-GAAP Operating Income(2) and Three-Year Cumulative Relative TSR as the primary performance metrics for the 2023 PSU awards to balance growth and profitability objectives and to incentivize management to deliver forward-looking results in line with our long-term plans that create long-term stockholder value. In particular, the Compensation Committee utilized revenue metrics that covered different time horizons in both the annual and long-term incentives because it believed revenue to be the best driver of the Company’s long-term growth. As noted in the above “Executive Summary,” in response to stockholder feedback, the Compensation Committee determined to remove the Adjusted Revenue metric from the 2024-2026 PSU design.

Furthermore, the Compensation Committee believes that it has set challenging, yet attainable, forward-looking Three-Year Cumulative Adjusted Revenue(1) , Three-Year Cumulative Adjusted Non-GAAP Operating Income(2) and Three-Year Relative TSR goals. Target performance for the three-year cumulative performance period assumes high-single-digit average annual growth for consolidated Adjusted Revenue and double-digit average annual growth for Adjusted Non-GAAP Operating Income. The Relative TSR component requires Company TSR out-performance at the 55th percentile relative to the constituents of the Nasdaq Composite Index to achieve target payout over a three-year cumulative performance period. If the Company’s absolute TSR is negative, the funding percentage is capped at 100% regardless of relative performance.

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(1)        Represents a non-GAAP financial measure. Please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

(2)        Represents a non-GAAP financial measure. Please see Appendix A to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

Prior 2021 PSU Award Payouts

The 2021 PSU awards vested at the end of a three-year performance period on February 28, 2024 based on actual performance against pre-established performance objectives. The Compensation Committee selected fiscal 2023 Adjusted Product Revenue(2) and fiscal 2023 Adjusted Non-GAAP Operating Income(2) as the performance measures

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EXECUTIVE COMPENSATION

for the targeted PSU award percentages, each weighted equally. Target performance for the three-year performance period assumed high-single-digit average annual growth for Adjusted Product Revenue and double-digit average annual growth for Adjusted Non-GAAP Operating Income.

The table below sets forth the Adjusted Product Revenue(2) and Adjusted Non-GAAP Operating Income(2) performance goals and funding percentages at the threshold, target and maximum funding levels, as well as the actual performance results:

				Achievement %(1)			Payout %(1)
Metric	Weighting	Target Goal	Actual Performance(2)	Threshold	Maximum	Actual Performance	Threshold	Maximum	Actual Performance	Weighted Result
Adjusted Product Revenue (in millions, except for percentages)	50%	$1,450	$1,324	90%	110%	91%	50%	200%	56.7%	28%
Adjusted Non-GAAP Operating Income (in millions, except for percentages)	50%	$391	$292	90%	110%	75%	50%	200%	0%

____________

(1)        Pursuant to the 2021 PSU awards, payouts for achievement levels between the threshold and maximum were based on a linear interpolation between points along the funding curve.

(2)        Represents a non-GAAP financial measure. Please see Appendix C to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

Welfare and Health Benefits

Our NEOs participate in our employee benefit plans on the same terms as all of our other eligible employees.

We provide health care, dental, vision and life insurance, health savings account employer contributions, an employee assistance plan and both short-term and long-term disability, accidental death and dismemberment benefits to all full-time employees. These benefits are subject to applicable laws and at benefit levels that we believe are generally consistent with the benefits of companies with which we compete for talent.

Retirement Plans

We maintain a tax-qualified Code Section 401(k) defined contribution plan in which all of our employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service, are entitled to participate. Employees may contribute their own funds on a pre-tax basis.

The plan permits us to make matching contributions and we have historically provided employer contributions that match eligible employee contributions (“employer matching contributions”), generally limited to 3% of the compensation that can be taken into account for this purpose under federal law.

Employer matching contributions vest 50% when an employee has been employed for two years, and vest an additional 25% for each additional year of service until fully vested after four years of eligible employment.

Perquisites and Other Personal Benefits

Generally, we provide perquisites and other personal benefits to our executive officers, including our NEOs, in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes.

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In addition, under the Amended CEO Agreement (as defined below), we reimburse our CEO for all reasonable travel and lodging expenses, which include travel and hospitality expenses for first class travel and accommodations, including travel by private or chartered aircraft, for his family and household members if they accompany him during business travel. Our Board believes that these arrangements are appropriate because of the extensive travel requirements of our CEO’s position.

We also have established a security program for our CEO that provides physical and personal security services as they may be deemed necessary. This security program may include providing security services at his residences and during personal travel. Our Board does not consider any of these security services to be a personal benefit as the requirement for this occasional security is directly the result of his role as our CEO. As our CEO, Mr. Kiani’s personal safety is vital to our continued success. We may also provide security services to other executive officers from time to time on an as-needed basis.

We own one aircraft to facilitate the business travel of our executive officers and certain other employees. In fiscal 2017, we entered into an aircraft time share agreement with Mr. Kiani, pursuant to which we have agreed to make our aircraft available to Mr. Kiani for lease on a time sharing basis. Under this agreement, Mr. Kiani reimburses us for incremental costs incurred in connection with his personal use of our aircraft, in accordance with Federal Aviation Administration requirements.

We have reported the actual amounts that we have paid for our CEO’s family and household members to accompany him during his business travel and for his security arrangements that were not security arrangements provided at our business facilities in the “All Other Compensation” column in the Summary Compensation Table in this Proxy Statement.

Post-Employment Compensation

Each of our NEOs, other than our CEO, is eligible to participate in our 2007 Severance Protection Plan (the “Severance Plan”) pursuant to a written severance agreement that they have executed with us. The Severance Plan provides these NEOs with specified payments and benefits in the event of certain terminations of employment or a change-in-control of Masimo or both. Our CEO’s post-employment compensation arrangements are set forth in the Amended CEO Agreement and are described in the section entitled “—Employment Arrangements with Named Executive Officers—Employment Agreement with Mr. Kiani” starting on page 91 of this Proxy Statement.

We believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly-qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment.

Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

We also believe that these arrangements are designed to align the interests of our executive officers with those of our stockholders when considering our long-term success. The primary purpose of these arrangements in the case of a change-in-control of the Company is to keep our most senior executive officers focused on pursuing all corporate transaction activities that are in the best interests of our stockholders, regardless of whether those transactions may result in their own job loss.

Reasonable post-acquisition payments and benefits should serve the interests of both the executive officer and our stockholders. Further, we believe that these arrangements are necessary to offer compensation packages that are competitive with the market.

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For information on the employment arrangements for our CEO and other NEOs, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of fiscal 2023, see “—Employment Arrangements with Named Executive Officers” in this Proxy Statement.

OTHER COMPENSATION POLICIES AND PRACTICES

Compensation Recovery (“Clawback”) Policy

Effective October 31, 2023, our Board adopted a restated compensation recovery (“Clawback”) policy pursuant to the listing standards approved by The Nasdaq Stock Market LLC implementing Rule 10D-1 under the Exchange Act. The Clawback policy is administered by our Compensation Committee and applies to our current and former executive officers as defined in Rule 10D-1 (each an “Affected Officer”). Under the Clawback policy, if we are required to prepare an accounting restatement to correct our material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (collectively, a “Restatement”), we are obligated to recover erroneously awarded incentive-based compensation received from us by any Affected Officers during the three year period preceding the date on which we became required to prepare the accounting restatement. Incentive-based compensation includes any compensation that is granted, earned or vested based in whole or in part on the attainment of a financial reporting measure. Erroneously awarded incentive-based compensation is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on an applicable Restatement.

Equity Awards Grant Policy

Equity awards granted to newly-hired employees are effective as of the later of the date the individual commences work or service with us or the grant approval date. Equity awards granted to existing employees and others providing services to us are effective as of the grant approval date. The terms of each equity award, including the date of grant, the corresponding exercise, purchase or base price, the vesting conditions, the term of such award, and the number of shares of our common stock subject to such award, as applicable, are approved by our Board, the Compensation Committee, or the non-officer equity award committee (as defined in the policy), as applicable. In addition, the exercise price for options to purchase shares of our common stock may not be less than the fair market value of our common stock as of the close of business on the effective date of the option.

Stock Ownership Guidelines

We have aligned the interests of our executive officers with those of stockholders and our long-term interests through executive stock ownership requirements. The policy requires (i) our CEO to own and hold shares of our common stock with a value equal to at least six times his annual base salary and (ii) our other executive officers to own and hold shares of our common stock with a value equal to the executive officer’s annual base salary. As of May 25, 2024, each of our executive officers to whom such stock ownership requirements are applicable was in compliance with such requirements.

Policy Prohibiting Tax “Gross-Up” Payments

We maintain a policy governing the inclusion of tax “gross-up” provisions in agreements with our executive officers. Under this policy, the Compensation Committee will not approve any employment or other agreement or arrangement with any of our executive officers that includes a tax “gross-up” or similar provision that would require payments by us to an executive officer be made in the full amount, free of any deductions or withholdings, and without exercising any right of set-off, in connection with a change-in-control of the Company.

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Our policy also provides that the Compensation Committee will not approve an amendment to extend the term of any current employment or other agreement or arrangement between us and any executive officer if such agreement or arrangement includes a tax “gross-up” or similar provision. Currently, we have no agreements or arrangements in place with any executive officer that require or provide for a tax “gross-up” or similar payment.

Under our Severance Plan in which our NEOs other than our CEO participate, the plan administrator has the right to reduce any change-in-control severance payment or benefits payable to an executive officer to avoid triggering any “excess parachute payments” under Sections 280G and 4999 of the Code.

Hedging and Pledging Policies

Our Insider Trading Policy prohibits our employees, including our executive officers, and the non-employee members of our Board from engaging in “short sales” of our equity securities and from engaging in hedging transactions involving our equity securities. Further, our Insider Trading Policy restricts our employees, including our executive officers, and the non-employee members of our Board from pledging our equity securities as collateral for a loan or otherwise unless the transaction is pre-cleared by our Insider Trading Compliance Officer. Further, as a condition of pre-approving any pledge of our equity securities, the executive officer or member of our Board seeking to pledge securities must clearly demonstrate his or her financial capacity to repay any loan for which securities will be pledged as collateral without resort to the securities to be pledged.

As of May 25, 2024, an aggregate of 2,447,778 shares of our common stock owned by a family trust and beneficially owned by our CEO were pledged as collateral for personal loans. In addition to obtaining pre-clearance from our Insider Trading Compliance Officer, our CEO sought and received the approval of the Compensation Committee prior to entering into this transaction in 2013. When requesting such pre-clearance, Mr. Kiani explained that, without the ability to pledge these shares, certain of his family’s financial planning objectives would need to be satisfied through the sale of shares of Masimo common stock held by his family trust and that he did not want to diminish his shareholdings. The Compensation Committee considered Mr. Kiani’s request and, as part of that consideration, noted that his beneficial stock ownership in the Company, even without taking into account the pledged shares, would still greatly exceed the number of shares that Mr. Kiani would be required to hold under our stock ownership policy. The Compensation Committee concluded that continued ownership of the pledged shares by Mr. Kiani’s family trust further aligned Mr. Kiani’s interests with the long-term interests of our stockholders.

In light of these facts, the Compensation Committee concluded that approving the pledge was consistent with stockholder interests.

GOVERNANCE OF EXECUTIVE COMPENSATION PROGRAM

Role of Compensation Committee

The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers. The Compensation Committee consists of directors who are “independent” directors as required by the Nasdaq listing standards and Exchange Act Rule 10C-1, and “non-employee directors” for purposes of Exchange Act Rule 16b-3. From January 2023 to June 2023, the Compensation Committee was comprised of Messrs. Reynolds (Chairperson), Cohen and Mikkelson. From July 2023 to January 2024, the Compensation Committee was comprised of Ms. Brennan and Messrs. Mikkelson and Reynolds. Mr. Chapek was appointed to the Compensation Committee in February 2024. Mr. Mikkelson resigned from our Board in February 2024 and the Compensation Committee is currently comprised of Mr. Reynolds (Chairperson), Ms. Brennan and Mr. Chapek.

The Compensation Committee has responsibility for overseeing our compensation and benefits policies generally, and overseeing, evaluating and approving the compensation plans, policies, and programs applicable to our CEO, as well as our other executive officers. In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect

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our executive compensation philosophy, develops recommendations, makes decisions that it believes advance our philosophy and reviews the performance of our executive officers when making decisions with respect to their compensation.

The Compensation Committee reviews the base salary levels, annual cash bonus opportunities and LTI compensation opportunities of our executive officers annually or more frequently as warranted. In making decisions regarding the compensation of our executive officers, the Compensation Committee relies on its general experience and subjective considerations of various factors, including the following:

•        our performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board;

•        each individual executive officer’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;

•        the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;

•        the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values;

•        compensation parity among our executive officers;

•        our financial performance relative to our compensation and performance peers and consideration of market data as discussed in “—Competitive Positioning” below;

•        feedback from our investor outreach programs; and

•        with respect to his direct reports, the recommendations of our CEO.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor is there any assigned weighting among these factors.

The Compensation Committee also considers the potential risks in our business when designing and administering our executive compensation program. We believe our balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risks.

Role of Management

In discharging its responsibilities, the Compensation Committee works with members of our management team. The management team assists the Compensation Committee by providing information on our performance, as well as the individual performance of our executive officers, market data and management’s perspectives and recommendations on compensation matters.

The Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to annual cash compensation, LTI compensation opportunities, program structures and other compensation-related matters for our executive officers (other than with respect to our CEO’s own compensation).

The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our executive officers. However, when the Compensation Committee sets compensation for our CEO, he recuses himself from discussions regarding his own compensation. The Compensation Committee does not delegate any of its functions to others in deciding executive compensation.

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Role of Compensation Advisor

The Compensation Committee engages an independent compensation advisor to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its executive compensation review. The compensation advisor serves at the discretion of the Compensation Committee, which reviews the engagement and independence of the compensation advisor annually.

The Compensation Committee has retained Compensia, a national compensation consulting firm, to serve as its compensation advisor. During fiscal 2023, Compensia provided the following services to the Compensation Committee:

•        consulting with the Chairperson and other members of our Compensation Committee between Compensation Committee meetings;

•        providing competitive market data based on the compensation peer group for our executive officer positions and evaluating how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;

•        reviewing and analyzing the base salary levels, annual cash bonus opportunities and LTI compensation opportunities of our executive officers;

•        reviewing and analyzing compensation of our Board members;

•        assessing executive compensation trends within our industry, and providing updates on corporate governance and regulatory issues and developments;

•        reviewing the Compensation Discussion and Analysis in our Annual Report on Form 10-K and Proxy Statement; and

•        assessing compensation risk to determine whether our compensation policies and practices are reasonably likely to have a material adverse impact on the Company.

In 2023, Compensia did not provide any services to us other than the consulting services to the Compensation Committee.

The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation advisor to the Compensation Committee on executive compensation matters. During fiscal 2023, the Compensation Committee considered the six specific independence factors adopted by the SEC and Nasdaq in past years, determined that Compensia was still an independent advisor, and concluded that its work did not raise any conflicts of interest. During fiscal 2023, the total fees payable to Compensia were approximately $189,000.

Competitive Positioning

The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers. Instead, in making its determinations, the Compensation Committee reviews information summarizing the compensation paid by a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, as well as more broad-based compensation surveys to gain a general understanding of market compensation levels.

The companies in this compensation peer group for fiscal 2023 were approved in November 2022 on the basis of their similarity to us in size, in terms of annual revenue and market capitalization. On an annual basis the Compensation Committee reviews our peer group and makes additions or removals as appropriate to account for

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changes in both our business and the businesses of the companies in the peer group, and to ensure constituents continue to be within an appropriate range as compared to the Company with respect to the financial criteria noted below.

Our compensation peer group for fiscal 2023 was as follows:

2023 Peer Group Continuing Companies
• ABIOMED, Inc.	• Insulet Corporation
• Align Technology, Inc.	• Integra LifeSciences Holdings Corp.
• The Cooper Companies, Inc.	• LivaNova PLC
• DENTSPLY SIRONA, Inc.	• NuVasive, Inc.
• Dexcom, Inc.	• ResMed, Inc.
• Globus Medical, Inc.	• Teladoc Health, Inc.
• Haemonetics Corp.	• Teleflex, Inc.
• Hologic, Inc.	• West Pharmaceutical Services, Inc.
• ICU Medical, Inc.
Removals
• Tandem Diabetes Care, Inc.
Additions
• QuidelOrtho

The companies included in the compensation peer group had median revenues of $2.4 billion, ranging from approximately $974 million to approximately $5.2 billion, based on the four fiscal quarters ended nearest to December 31, 2022, representing approximately 0.4 times to 2.2 times of our last four quarters of revenue of approximately $2.5 billion as of such date. In addition, the compensation peer group had a median market capitalization of $8.4 billion, ranging from approximately $2.3 billion to $34.4 billion, as of December 31, 2022, and representing approximately 0.3 times to 4.1 times of our market capitalization of $7.7 billion as of such date.

To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from public filings (primarily proxy statements). This market data was then used as a general external reference point for the Compensation Committee in assessing our current compensation levels for executive base salaries, annual cash bonus opportunities and total equity compensation targets.

TAX AND ACCOUNTING CONSIDERATIONS

Deductibility of Executive Compensation

Generally, Section 162(m) of the Code (“Section 162(m)”) disallows public companies a tax deduction for federal income tax purposes of compensation in excess of $1 million paid to their chief executive officer, the chief financial officer and the three other most highly-compensated executive officers in any taxable year. In making compensation decisions, the Compensation Committee considered the potential effects of Section 162(m) on the compensation paid to our executive officers who are subject to the deduction limit (the “covered executives”). The exemption from Section 162(m)’s deduction limit for performance-based compensation was generally repealed for taxable years beginning after December 31, 2017, such that compensation paid to our covered officers in excess of $1 million will generally not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

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To maintain flexibility in compensating the NEOs in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation payable to the covered executives must be deductible for federal income tax purposes. Accordingly, the Compensation Committee may, in its judgment, approve compensation for our executive officers that does not comply with an exemption from the deduction limit when it believes that such compensation is in the best interests of the Company and our stockholders.

The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring our compensation program, even though such program may result in non-deductible compensation expenses.

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards granted to our employees and the non-employee members of our Board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

To calculate the fair value of options to purchase shares of our common stock, we use the Black-Scholes-Merton option pricing model which requires the input of several subjective assumptions. These assumptions include estimating the length of time recipients will retain their vested options before exercising them, the estimated volatility of our stock price over the expected option term, and the number of shares of our common stock subject to options that will ultimately be forfeited prior to meeting their vesting requirements. The fair value of the options granted to our employees and the non-employee members of our Board are expensed over the requisite service period of each option, which is the vesting period, using a straight-line attribution method. The fair value of RSU awards is calculated based upon the closing market price of our common stock on the date of the grant or any “modification” to the grant, as that term is defined under ASC Topic 718. The fair value of the time-based RSU awards granted to our employees and the non-employee members of our Board are expensed over the requisite service period of each award, which is the vesting period, using the straight-line attribution method.

The fair value of PSU awards is calculated based on the closing price of our common stock on the date of grant. The actual stock-based compensation expense is dependent on the number of PSUs that are ultimately awarded, not the number of PSUs granted. As a result, we are required to estimate, based on our best judgment, the number of PSUs that will ultimately be awarded. In fiscal 2023, the cost of the estimated PSU awards was expensed pursuant to the “graded” vesting concept whereby a higher amount of amortization expense is incurred in the early portion of the vesting period, as compared to the later part of the period. This is required in an attempt to separate the performance period of the award as compared to the retention period of the award.

With respect to the RSU award covering 2.7 million shares of our common stock granted to our CEO as part of the terms of the Amended CEO Agreement (the “Award Shares”), this RSU award will vest in the event of a Qualifying Termination or upon the termination of our CEO’s employment with us pursuant to his death or disability (see “—Employment Arrangements with Named Executive Officers—Employment Agreement with Mr. Kiani” on page 91 of this Proxy Statement for details). In addition, in the event of a change-in-control prior to a Qualifying Termination, on each of the first and second anniversaries of the change-in-control, 50% of the Award Shares will vest. Accordingly, and in accordance with ASC Topic 718, we will only recognize compensation expense for this contingent stock award at the time of a change-in-control of the Company or when it is determined that the occurrence of a Qualifying Termination is “probable.” Should this occur, in accordance with applicable accounting standards, the amount of compensation expense that will be recognized will be based upon the fair value of the RSU award on the date of grant. At the present time, we do not believe that an occurrence of a Qualifying Termination is “probable” and as a result, no stock-based compensation expense has been recorded related to this RSU award.

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While the Compensation Committee considers the expense impact under ASC Topic 718 as one of the factors in granting equity awards, it also considers the importance of aligning the interests of our executive officers with the interests of our stockholders, the retentive value of equity awards and other factors, and makes its decisions regarding equity awards based on its evaluation of such factors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From January 2023 to June 2023, the Compensation Committee was comprised of Mr. Reynolds (Chairperson), Mr. Cohen and Mr. Mikkelson. From July 2023 to January 2024, the Compensation Committee was comprised of Ms. Brennan and Mr. Mikkelson (who resigned from our Board in February 2024) and Mr. Reynolds (the current Chairperson of the Compensation Committee). The Compensation Committee is currently comprised of Mr. Reynolds (Chairperson), Ms. Brennan and Mr. Chapek. There are no relationships between the current or former members of the Compensation Committee and our executive officers of the type contemplated in the SEC’s rules requiring disclosure of “compensation committee interlocks.” None of the current or former members of the Compensation Committee is our employee and no current or former member has been an officer of Masimo at any time.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023, as amended.

Compensation Committee*
Ms. Michelle Brennan
Mr. Craig Reynolds

____________

*      Mr. Chapek currently serves on the Compensation Committee but, as he was appointed to the Compensation Committee in February 2024, he did not participate in the review, discussions and recommendation with respect to the Compensation Discussion and Analysis and has therefore been omitted from the Compensation Committee Report.

This foregoing compensation committee report is not “soliciting material”, is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

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SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation earned during the fiscal years ended December 30, 2023, December 31, 2022 and January 1, 2022 by our NEOs. We generally pay bonuses in the year following the year in which the bonus was earned.

Name and Principal Position(s)	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total
Joe Kiani	2023	$1,247,786	$0	$9,899,929	$3,299,985	$0	$1,029,056	(3)	$15,476,756
Chief Executive Officer and Chairman of the Board	2022	1,220,920	0	9,899,973	3,299,970	1,123,007	967,566		16,511,436
	2021	1,176,664	0	8,999,953	2,999,417	1,647,794	1,395,450		16,219,278

Micah Young	2023	600,875	0	2,062,371	687,474	0	12,359	(4)	3,363,079
Executive Vice President and Chief Financial Officer	2022	577,364	0	989,919	329,992	540,788	12,022		2,450,085
	2021	449,131	0	899,870	299,919	314,480	10,200		1,973,600

Bilal Muhsin	2023	627,000	0	2,062,371	687,474	0	11,117	(5)	3,387,962
Chief Operating Officer	2022	621,144	0	1,979,995	659,984	564,300	12,891		3,838,314
	2021	574,998	0	1,799,991	599,838	402,612	8,700		3,386,139

Tao Levy	2023	418,000	0	1,274,821	424,965	0	12,826	(6)	2,130,612
Executive Vice President, Business Development	2022	411,673	0	989,919	329,992	376,200	10,650		2,118,434
	2021	362,461	0	899,870	299,919	258,750	10,393		1,831,393

Tom McClenahan	2023	501,600	0	2,062,371	687,474	0	11,536	(7)	3,262,981
Executive Vice President, General Counsel and Corporate Secretary	2022	494,655	0	989,919	329,992	451,440	11,415		2,277,421
	2021	447,133	0	899,870	299,919	313,081	14,314		1,974,317

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(1)        Amounts set forth in the “Stock Awards” and “Option Awards” columns for 2023, 2022 and 2021 reflect the grant date fair value of stock and option awards granted in the year indicated, computed in accordance with ASC Topic 718. These amounts reflect certain assumptions with respect to the stock and option awards and do not necessarily correspond to the actual value that will be recognized by the NEOs. The actual value, if any, that may be realized from a stock award or an option award is contingent upon the satisfaction of the conditions to vesting in that award, and, in the case of option awards, upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. See Note 20 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 30, 2023 that was filed with the SEC on February 28, 2024 for a discussion of the grant date fair value of the stock awards and the assumptions made in determining the grant date fair value of the PSUs, RSUs and stock options granted in fiscal years 2023, 2022 and 2021. For PSUs, amounts reflect the target number of shares subject to the PSUs, assuming all performance goals and other requirements are met. As described below, the PSUs earned will range from 50% to 200% of target based on the achievement of performance goals, which vest in the form of shares of our common stock following the conclusion of the three-year performance period. The maximum potential value of the PSUs (assuming 200% of target, the maximum potential value of the award) granted to each of our NEOs in fiscal 2023 was as follows: Mr. Kiani: $19,799,858, Mr. Young: $4,124,742, Mr. Muhsin: $4,124,742, Mr. Levy: $2,549,642, and Mr. McClenahan: $4,124,742.

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(2)        All amounts for fiscal 2022 and 2021 were paid pursuant to our Executive Bonus Incentive Plan.

(3)        Consists of $9,900 in retirement savings plan matching contributions, $18,605 incremental lodging costs during certain business travel, $189,994 related to the net incremental costs of certain lodging, meals and other travel-related expenses incurred by his family and household members accompanying him during certain business travel pursuant to Mr. Kiani’s employment agreement (see “—Employment Arrangements with Named Executive Officers—Employment Agreement with Mr. Kiani”), and $810,557 related to certain incremental costs for security personnel and security services provided to Mr. Kiani and his family at his personal residence or other non-Masimo facilities that were not directly-related to Masimo business. We have established a security program for Mr. Kiani that provides physical and personal security services as they may be deemed necessary. This security program may include providing security services at his primary residence and during personal travel. We do not consider any such security services to be personal benefits as the requirement for this occasional security is directly the result of Mr. Kiani’s role as our CEO and as our CEO, his personal safety is vital to our continued success.

(4)        Consists of $9,900 in retirement savings plan matching contributions, $1,500 in employer HSA contributions and $959 related to certain incremental costs for travel.

(5)        Consists of $9,900 in retirement savings plan matching contributions and $1,217 related to certain incremental costs for travel.

(6)        Consists of $9,900 in retirement savings plan matching contributions, $1,500 in employer HSA contributions and $1,426 related to certain incremental costs for travel.

(7)        Consists of $9,900 in retirement savings plan matching contributions and $1,636 related to certain incremental costs for travel.

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Pension Benefits-Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation

No pension benefits were paid to any of our NEOs during fiscal 2023. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2023

The following table presents the plan-based awards granted to each of our NEOs in fiscal 2023.

	Estimated Possible Payout Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise Price Per Share ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joe Kiani	March 3, 2023	$0	$1,247,786	$2,495,572	0	0	0	0	0		$0	$0
	March 3, 2023	0	0	0	27,133	54,267	108,534	0	0		0	9,899,929
	March 3, 2023	0	0	0	0	0	0	0	42,251	(3)	182.43	3,299,985

Micah Young	March 3, 2023	0	600,875	1,201,750	0	0	0	0	0		0	0
	March 3, 2023	0	0	0	5,652	11,305	22,610	0	0		0	2,062,371
	March 3, 2023	0	0	0	0	0	0	0	8,802	(3)	182.43	687,474

Bilal Muhsin	March 3, 2023	0	627,000	1,254,000	0	0	0	0	0		0	0
	March 3, 2023	0	0	0	5,652	11,305	22,610	0	0		0	2,062,371
	March 3, 2023	0	0	0	0	0	0	0	8,802	(3)	182.43	687,474

Tao Levy	March 3, 2023	0	418,000	836,000	0	0	0	0	0		0	0
	March 3, 2023	0	0	0	3,494	6,988	13,976	0	0		0	1,274,821
	March 3, 2023	0	0	0	0	0	0	0	5,441	(3)	182.43	424,965

Tom McClenahan	March 3, 2023	0	501,600	1,003,200	0	0	0	0	0		0	0
	March 3, 2023	0	0	0	5,652	11,305	22,610	0	0		0	2,062,371
	March 3, 2023	0	0	0	0	0	0	0	8,802	(3)	182.43	687,474

____________

(1)        Represents possible payments under the 2023 Executive Bonus Incentive Plan based on the base salary in effect for each of our NEOs as of March 3, 2023, the grant date of the award. The fiscal 2023 Executive Bonus Incentive Plan provided that amounts payable thereunder would be based on the base salary in effect for each of our NEOs as of the end of fiscal 2023, and actual payouts were therefore based on base salaries as of the end of fiscal 2023. For fiscal 2023, no executive bonus incentive payments were made as the minimum Company financial and performance thresholds were not met.

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(2)        For fiscal 2023, the Compensation Committee selected Three-Year Cumulative Adjusted Revenue(*) (40% weight), Three-Year Cumulative Adjusted Non-GAAP Operating Income(**) (40% weight) and Three-Year Relative TSR (20% weight) as the performance measures for the target PSU award percentages. If performance objectives are achieved, the PSUs will vest on the date of the approval by the Audit Committee of the audit of our financial statements for fiscal 2025 (or such later date determined by the Compensation Committee).

(3)        This stock award vests over a five-year period, with 20% of the shares subject to the option vesting on each anniversary of the grant date.

(4)        For PSUs, amounts reflect the fair value of the award as of the grant date assuming achievement of the “target” performance achievement level. For stock options, amounts reflect the fair value per share as of the grant date of the award multiplied by the number of shares granted. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when an award vests or stock option is exercised. As described below, the PSUs earned will range from 50%-200% of target based on the achievement of performance goals, which vests in the form of shares of our common stock following the conclusion of the three-year performance period. The maximum potential value of the PSUs (assuming 200% of target, the maximum potential value of the award) granted to each of our NEOs was as follows: Mr. Kiani: $19,799,858, Mr. Young: $4,124,742, Mr. Muhsin: $4,124,742, Mr. Levy: $2,549,642, Mr. McClenahan: $4,124,742.

(*)    Represents a non-GAAP financial measure. Please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

(**)    Represents a non-GAAP financial measure. Please see Appendix A to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT DECEMBER 30, 2023

The following table presents the outstanding option awards and stock awards held by each of our NEOs as of December 30, 2023.

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Joe Kiani	6/15/2015	300,000	0	$38.76	6/15/2025	0		$0
	11/4/2015	0	0	0	—	2,700,000	(3)	316,467,000
	2/29/2016	300,000	0	37.84	2/28/2026	0		0
	6/5/2017	100,000	0	90.87	6/5/2027	0		0
	3/16/2018	104,362	0	86.95	3/16/2028	0		0
	3/15/2019	57,884	14,471	133.50	3/15/2029	0		0
	3/12/2020	39,801	26,535	179.42	3/12/2030	0		0
	2/26/2021	0	0	0	—	35,895	(4)	4,207,253
	2/26/2021	15,825	23,738	250.73	2/26/2031	0		0
	2/22/2022	0	0	0	—	62,845	(5)	7,366,062
	2/22/2022	12,724	50,897	157.53	2/22/2032	0		0
	3/3/2023	0	0	0	—	54,267	(6)	6,360,635
	3/3/2023	0	42,251	182.43	3/2/2033	0		0
Micah Young	10/16/2017	20,000	0	84.97	10/16/2027	0		0
	3/16/2018	4,175	0	86.95	3/16/2028	0		0
	3/15/2019	4,341	1,447	133.50	3/15/2029	0		0
	3/12/2020	3,979	2,654	179.42	3/12/2030	0		0
	2/26/2021	0	0	0	—	3,589	(7)	420,667
	2/26/2021	1,582	2,374	250.73	2/26/2031	0		0
	2/22/2022	0	0	0	—	6,284	(8)	736,548
	2/22/2022	1,272	5,090	157.53	2/22/2032	0		0
	3/3/2023	0	0	0	—	11,305	(9)	1,325,059
	3/3/2023	0	8,802	182.43	3/2/2033	0		0
Bilal Muhsin	5/13/2015	10,000	0	34.51	5/13/2025	0		0
	2/29/2016	30,000	0	37.84	2/28/2026	0		0
	8/14/2017	30,000	0	85.54	8/14/2027	0		0
	3/16/2018	10,436	0	86.95	3/16/2028	0		0
	3/15/2019	5,788	1,447	133.50	3/15/2029	0		0
	5/9/2019	40,000	10,000	140.23	5/9/2029	0		0
	3/12/2020	7,960	5,307	179.42	3/12/2030	0		0
	2/26/2021	0	0	0	—	7,179	(10)	841,451
	2/26/2021	3,164	4,748	250.73	2/26/2031	0		0
	2/22/2022	0	0	0	—	12,569	(11)	1,473,212
	2/22/2022	2,544	10,180	157.53	2/22/2032	0		0
	3/3/2023	0	0	0	—	11,305	(9)	1,325,059
	3/3/2023	0	8,802	182.43	3/02/2023	0		0

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EXECUTIVE COMPENSATION

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Tao Levy	3/16/2018	25,000	—	$86.95	3/16/2028	—		$—
	3/16/2018	10,436	—	86.95	3/16/2028	—		—
	3/15/2019	5,788	1,447	133.50	3/15/2029	—		—
	3/12/2020	3,979	2,654	179.42	3/12/2030	—		—
	2/26/2021	—	—	—	—	3,589	(7)	420,667
	2/26/2021	1,582	2,374	250.73	2/26/2031	—		—
	2/22/2022	—	—	—	—	6,284	(8)	736,548
	2/22/2022	1,272	5,090	157.53	2/22/2032	—		—
	3/3/2023	—	—	—	—	6,988	(12)	819,063
	3/3/2023	—	5,441	182.43	3/2/2033	—		—
Tom McClenahan	3/20/2015	19,000	—	31.01	3/20/2025	—		—
	2/29/2016	30,000	—	37.84	2/28/2026	—		—
	6/5/2017	10,000	—	90.87	6/5/2027	—		—
	3/16/2018	10,436	—	86.95	3/16/2028	—		—
	3/15/2019	5,788	1,447	133.50	3/15/2029	—		—
	3/12/2020	3,979	2,654	179.42	3/12/2030	—		—
	2/26/2021	—	—	—	—	3,589	(7)	420,667
	2/26/2021	1,582	2,374	250.73	2/26/2031	—		—
	2/22/2022	—	—	—	—	6,284	(8)	736,548
	2/22/2022	1,272	5,090	157.53	2/22/2032	—		—
	3/3/2023	—	—	—	—	11,305	(9)	1,325,059
	3/3/2023	—	8,802	182.43	3/2/2033	—		—

____________

(1)        For each of our NEOs, the shares listed in this table are subject to a single stock option award carrying the varying exercise prices as set forth herein. The shares subject to each stock option vest over a five-year period, with 20% of the shares subject to the option vesting on each anniversary of the grant date, with partial or full vesting under certain circumstances upon a change-in-control of Masimo or various events specified in the NEOs employment agreement or severance agreement, if applicable. The option awards remain exercisable until they expire ten years from the date of grant subject to earlier expiration following termination of employment.

(2)        Represents the market value of the unvested shares underlying the RSUs and PSUs as of December 30, 2023, based on the closing price of our common stock, as reported on the Nasdaq Global Select Market, which was $117.21 per share on December 29, 2023, the last trading day of fiscal 2023.

(3)        Represents an award of 2.7 million RSUs with contingent vesting granted to Mr. Kiani in November 2015 in connection with the November 2015 Agreement. The amount represents the value of 100% of the Award Shares subject to the RSU award based on the closing stock price of $117.21 per share on December 29, 2023, the last trading day of fiscal 2023.

(4)        Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 35,895 shares and the market value of such 35,895 shares was $4,207,253. The maximum number of shares issuable pursuant to this PSU award was 71,790 shares and the market value of such 71,790 shares was $8,414,506.

(5)        Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 62,845 shares and the market value of such 62,845 shares was $7,366,062. The maximum number of shares issuable pursuant to this PSU award was 125,690 shares and the market value of such 125,690 shares was $14,732,125.

(6)        Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 54,267 shares and the market value of such 54,267 shares was $6,360,635. The maximum number of shares issuable pursuant to this PSU award was 108,534 shares and the market value of such 108,534 shares was $12,721,270.

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(7)        Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 3,589 shares and the market value of such 3,589 shares was $420,667. The maximum number of shares issuable pursuant to this PSU award was 7,178 shares and the market value of such 7,178 shares was $841,333.

(8)        Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 6,284 shares and the market value of such 6,284 shares was $736,548. The maximum number of shares issuable pursuant to this PSU award was 12,568 shares and the market value of such 12,568 shares was $1,473,095.

(9)        Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 11,305 shares and the market value of such 11,305 shares was $1,325,059. The maximum number of shares issuable pursuant to this PSU award was 22,610 shares and the market value of such 22,610 shares was $2,650,118.

(10)      Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 7,179 shares and the market value of such 7,179 shares was $841,451. The maximum number of shares issuable pursuant to this PSU award was 14,358 shares and the market value of such 14,358 shares was $1,682,901.

(11)      Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 12,569 shares and the market value of such 12,569 shares was $1,473,212. The maximum number of shares issuable pursuant to this PSU award was 25,138 shares and the market value of such 25,138 shares was $2,946,425.

(12)      Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 6,988 shares and the market value of such 6,988 shares was $819,063. The maximum number of shares issuable pursuant to this PSU award was 25,138 shares and the market value of such 13,976 shares was $1,638,127.

OPTIONS EXERCISED AND STOCK VESTED DURING FISCAL 2023

The following table provides details regarding stock options exercised by our NEOs and stock vested during the fiscal year ended December 30, 2023. None of our NEOs exercised any stock options during fiscal 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joe Kiani	0	$0	50,161	$9,150,871
Micah Young	0	0	5,016	915,069
Bilal Muhsin	0	0	10,032	1,830,138
Tao Levy	0	0	5,016	915,069
Tom McClenahan	0	0	5,016	915,069

____________

(1)        The value realized equals the closing sale price of our common stock as reported by Nasdaq on the date of vesting multiplied by the number of shares vested.

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EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE TABLE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (the “CAP”) to our principal executive officer (“PEO”) and our other NEOs (the “Non-PEO NEOs”) and certain financial performance of the Company. The CAP does not reflect the actual amount of compensation earned, realized or received by the PEOs or Non-PEO NEOs during the applicable fiscal year. The following table shows the total compensation for our NEOs for the past four fiscal years as set forth in the “Summary Compensation Table”, the CAP to our PEO, and on an average basis, our Non-PEO NEOs (in each case, as determined under SEC rules), our TSR, the TSR for companies in the Nasdaq Health Care Index, our net income, and our Company-Selected Measure, Adjusted Revenue. For further information concerning the Company’s pay-for-performance philosophy, refer to “Executive Compensation—Compensation Discussion and Analysis” on page 55 of this Proxy Statement.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Total Shareholder Return(5)	Nasdaq Health Care Index Total Shareholder Return(6)	Net Income (in Millions)(7)	Adjusted Revenue (in Millions)(8)
2023	$15,476,756	$(22,202,627)	$3,036,159	$(2,253,607)	$73.49	$129.08	$81.5	$2048.1
2022	16,511,436	(34,048,610)	5,716,969	(2,544,510)	92.76	123.96	229.6	2,035.8
2021	16,219,278	4,616,920	2,291,362	1,773,597	183.57	153.11	240.3	1,239.2
2020	15,493,723	118,009,752	2,285,362	13,969,285	168.27	122.92	196.2	1,143.7

____________

(1)        The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Kiani, our CEO and PEO, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Executive Compensation Tables—Summary Compensation Table.” for additional information.

(2)        The dollar amounts reported in this column represent the amount of the CAP to Mr. Kiani, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Kiani during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Kiani’s total compensation reported in the Summary Compensation Table for each year to determine the CAP:
Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid to PEO
2023	$15,476,756	$13,199,914	$(24,479,469)	$0	$0	$(22,202,627)
2022	16,511,436	13,199,943	(37,360,103)	0	0	(34,048,610)
2021	16,219,278	11,999,370	397,012	0	0	4,616,920
2020	15,493,723	11,999,886	114,515,916	0	0	118,009,752

____________

(a)      The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

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(b)      The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$4,893,141	$(30,126,186)	$0	$(753,576)	$0	$0	$(24,479,469)
2022	22,291,180	(36,726,578)	0	(22,924,705)	0	0	(37,360,103)
2021	25,082,098	(6,301,272)	0	(18,383,814)	0	0	397,012
2020	31,481,893	68,792,082	0	14,241,941	0	0	114,515,916

____________

(3)        The dollar amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Kiani) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for fiscal years 2023, 2021 and 2020, Micah Young, Bilal Muhsin, Tao Levy and Tom McClenahan, and (ii) for fiscal year 2022, Micah Young, Bilal Muhsin, Tao Levy, Tom McClenahan and Kevin Duffy. Refer to “Executive Compensation—Executive Compensation Tables—Summary Compensation Table” for additional information.

(4)        The dollar amounts reported in this column represent the average amount of the CAP to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation reported in the Summary Compensation Table for the Non-PEO NEOs as a group for each year to determine the CAP, using the same methodology described above in Note (2):
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Less: Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
2023	$3,036,159	$2,487,330	$(2,802,435)	$0	$0	$(2,253,607)
2022	5,716,969	3,431,905	(4,829,574)	0	0	(2,544,510)
2021	2,291,362	1,499,799	982,034	0	0	1,773,597
2020	2,285,362	1,499,941	13,183,864	0	0	13,969,285

____________

(a)      The amounts deducted or added in calculating the total average equity award adjustments are as follows:

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Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends of other Earnings Paid on Stock or Options Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$922,067	$(3,830,662)	$0	$106,160	$0	$0	$(2,802,435)
2022	2,229,023	(4,147,950)	0	(2,910,647)	0	0	(4,829,574)
2021	3,135,004	(332,549)	0	(1,820,421)	0	0	982,034
2020	3,935,120	8,323,572	0	925,172	0	0	13,183,864

____________

(5)        Cumulative TSR is calculated by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s stock price at the end and the beginning of the measurement period by (ii) the Company’s stock price at the beginning of the measurement period.

(6)        Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Nasdaq Health Care Index.

(7)        The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)        While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation program, the Company has determined that Adjusted Revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link the CAP to the Company’s NEOs, for the most recently completed fiscal year.

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2023 Most Important Financial Performance Measures

As described in greater detail in “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for our incentive awards are selected based on an objective of incentivizing our NEOs to increase stockholder value over the long term. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•        Adjusted Revenue(1),

•        Adjusted Non-GAAP Earnings Per Share(1), and

•        Adjusted Non-GAAP Operating Income(2).

____________

(1)        Represents a non-GAAP financial measure. Please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

(2)        Represents a non-GAAP financial measure. Please see Appendix A to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

The Company also utilizes relative TSR as compared to the Nasdaq Health Care Index to evaluate overall performance.

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

CAP and Adjusted Revenue

The below graph illustrates the relationship between the amount of CAP to Mr. Kiani and the average amount of CAP to the Company’s Non-PEO NEOs to Adjusted Revenue over the four-year period presented.

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CAP and Cumulative TSR

The below graph illustrates the relationship between the amount of CAP to Mr. Kiani and the average amount of CAP to the Company’s Non-PEO NEOs to the Company’s cumulative TSR over the four-year period presented.

CAP and Net Income

The below graph illustrates the relationship between the amount of CAP to Mr. Kiani and the average amount of CAP to the Company’s Non-PEO NEOs, to the Company’s net income during the four most recently completed fiscal years.

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EXECUTIVE COMPENSATION

TSR and Nasdaq Health Care Index TSR

The below graph illustrates the relationship between the Company’s cumulative TSR and Nasdaq Health Care Index, over the four year period presented.

Masimo TSR and Nasdaq Health Care Index TSR
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Value of Fixed $100 Investment
2020
2021
2022
2023
Masimo TSR
Nasdaq Health Care Index TSR

*During fiscal 2023, the Nasdaq Medical Equipment Index was discontinued and replaced with the Nasdaq Health Care Index.

EMPLOYMENT ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Employment Agreement with Mr. Kiani

In November 2015, we entered into the Amended and Restated Employment Agreement (the “November 2015 Agreement”) with Mr. Kiani, our CEO. Following extensive deliberations and discussions with Mr. Kiani, our compensation consultant and legal advisors, the Compensation Committee agreed to amend the November 2015 Agreement on July 27, 2017, which was further amended on January 14, 2022 (as amended, the “Amended CEO Agreement”). The November 2015 Agreement was amended to retain Mr. Kiani as our CEO who, based on his proven ability to launch and build successful companies and his knowledge and visibility within the medical device industry, could attract other very lucrative job opportunities.

The initial employment period under the Amended CEO Agreement ran until December 31, 2017, subject thereafter to automatic one-year extensions unless either party provides a notice of non-renewal to the other at least one year prior to the scheduled expiration.

The Amended CEO Agreement provides that Mr. Kiani will continue to serve as our CEO and Chairman of the Board. The Amended CEO Agreement also provides the following material terms and conditions, as may be adjusted from time to time by our Board or the Compensation Committee:

•        Eligibility to receive a base salary of $1,000,000 per year, which is subject to adjustment by our Board or the Compensation Committee, and was adjusted to $1,247,786 per year in July 2022. There was no adjustment to Mr. Kiani’s base salary in fiscal 2023.

•     Eligibility to receive an annual bonus equal to 100% of his base salary in the event we attain certain performance criteria set by our Board or the Compensation Committee under our annual incentive plan for our executive officers. The bonus payable will not be above the payment level determined based on actual

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achievement of the applicable performance criteria. In addition, Mr. Kiani’s annual bonus payable if all applicable performance criteria are achieved at maximum levels will not exceed 200% of his base salary. Mr. Kiani did not receive any bonus for 2023.

•        Under the Amended CEO Agreement, Mr. Kiani is eligible to receive equity awards with a value at least consistent with equity awards granted to comparable CEOs of comparable companies (taking into account revenues, market capitalization and industry). Following approval of our 2017 Equity Incentive Plan by our stockholders at the 2017 Annual Meeting of Stockholders, Mr. Kiani agreed that the only equity awards he may be awarded must be approved by the Compensation Committee under the 2017 Equity Incentive Plan, consisting of both PSU awards and time-based options to purchase shares of our common stock.

•        Right to participate in or receive benefits under all of our employee benefits plans and to be eligible to participate in any pension plan, profit-sharing plan, savings plan, stock option plan, life insurance, health-and-accident plan or similar arrangements made available to members of our management.

•        Reimbursement for all reasonable expenses incurred and paid by him in the course of the performance of his duties under the Amended CEO Agreement and reimbursement for all reasonable travel and lodging expenses for his family and household members in the event they accompany him during business travel, which includes travel and hospitality expenses for first class airplane travel and accommodations, including travel by private or chartered aircraft. To the extent inconsistent with the Amended CEO Agreement, Mr. Kiani is exempt from our travel and expense policy and our expense reimbursement policy.

In addition, Mr. Kiani is entitled to certain post-employment compensation arrangements. Under the Amended CEO Agreement, we may terminate Mr. Kiani’s employment for “cause” (as defined below), as a result of his disability under certain circumstances, or for any other reason. Similarly, Mr. Kiani may terminate his employment for “Good Reason” (as defined below), for health reasons, or for any other reason upon six months written notice to us. Specifically:

•        If Mr. Kiani’s employment is terminated for cause, he is entitled to receive his full base salary through the date of termination.

•        If Mr. Kiani’s employment is terminated as a result of his death, his designee or estate is entitled to receive his full base salary through the date of termination and an additional amount equal to 50% of his base salary then in effect as of the date of his death for each of three consecutive years following his death, which will be paid in substantially equal monthly installments over the three-year period.

•        If Mr. Kiani’s employment is terminated as a result of his disability, he is entitled to receive his full base salary through the date of termination and an additional amount equal to 75% of his base salary then in effect for each of two consecutive years following the date of termination, which will be paid in substantially equal monthly installments over the two-year period.

•        In the event (i) we terminate Mr. Kiani’s employment other than for cause, death or disability, or (ii) Mr. Kiani terminates his employment with us for Good Reason (each, a “Qualifying Termination”), Mr. Kiani will receive the following payments and benefits:

ο payment of an amount equal to his full base salary through the date of termination, if applicable, and an additional amount equal to twice the sum of his base salary then in effect and the average annual bonus paid to him over the prior three years, which will be paid in installments over two years pursuant to our normal payroll practices; and

ο all of his outstanding options and other equity awards will immediately vest.

Mr. Kiani may provide a notice of termination for Good Reason under the Amended CEO Agreement up to two years following the event giving rise to the Good Reason to terminate.

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In addition, we will issue Mr. Kiani the Award Shares pursuant to the terms of an RSU award agreement between us and Mr. Kiani prior to the earliest to occur of (i) the applicable Retention Vesting Date (as defined below), (ii) a Qualifying Termination, (iii) Mr. Kiani’s death during his employment with us and (iv) the termination of Mr. Kiani’s employment with us pursuant to disability. We will also pay him a cash amount equal to $35 million upon a Qualifying Termination (the “Cash Payment” and, together with the Award Shares, the “Special Payment”). The Cash Payment will be paid to Mr. Kiani as consideration for his agreement to comply with certain non-competition and non-solicitation obligations under a restrictive covenant agreement by and between Masimo and Mr. Kiani, and will be subject to repayment to us if Mr. Kiani materially breaches any of such obligations.

Further, in the event of a “change-in-control” of Masimo (as defined below) prior to a Qualifying Termination, on each of the first and second anniversaries of the change-in-control (each, a “Retention Vesting Date”), 50% of the Award Shares and 50% of the Cash Payment will vest, subject in each case to Mr. Kiani’s continuous employment through each such anniversary date. However, in the event of a Qualifying Termination or a termination of Mr. Kiani’s employment due to death or disability prior to either of such anniversaries, any remaining unvested amount of the Cash Payment and all of the unvested Award Shares will vest and be paid in full. In addition, in the event of a change-in-control of Masimo prior to a Qualifying Termination, Mr. Kiani’s stock options and any other equity awards will vest in accordance with their terms, but in no event later than in two equal installments on each of the first and second anniversaries of the change-in-control, subject in each case to Mr. Kiani’s continuous employment through each such anniversary date.

Pursuant to the Amended CEO Agreement, if any payment or benefit received or to be received by Mr. Kiani would be subject to any excise tax imposed by Section 4999 of the Code, then the payments and benefits payable to Mr. Kiani will be reduced so that no portion of the payments or benefits payable to Mr. Kiani is subject to the excise tax, but only if the after-tax amount of such payments and benefits, as so reduced, is equal to or greater than the after-tax amount of such payments and benefits without such reduction.

The Amended CEO Agreement also provides that we must fund a grantor trust with an amount equal to the aggregate of the cash severance payment to which he would be entitled and the Special Payment, payable to Mr. Kiani in the event of a Qualifying Termination. In the event Mr. Kiani’s employment is not terminated on or prior to the fifth anniversary of the change-in-control in a manner entitling him to such payments, the amounts held in the trust will revert to Masimo.

In addition, if Mr. Kiani’s employment under the Amended CEO Agreement is terminated for any reason other than cause, Mr. Kiani will be entitled to participate in all of our employee benefit plans and programs that he participated in as of the date of his termination of employment for the full term of the Amended CEO Agreement as long as his participation is possible under the general terms and provisions of the plans. If for any reason Mr. Kiani is not permitted to participate in any of our employee benefit plans or programs after the date of his termination of employment, he will be entitled to reimbursement of the amount paid by him to obtain similar coverage to that offered by our benefit plans and programs but only up to the amount we would otherwise have paid on behalf of him as an employee of Masimo under the Amended CEO Agreement as of the date of his termination.

For purposes of the Amended CEO Agreement:

•        termination for “cause” generally means his termination of employment as a result of his willful and continued failure to substantially perform his duties under the Amended CEO Agreement, his willful engaging in gross misconduct materially injurious to us or his willful violation of the confidentiality and trade secret protection provisions contained in a restrictive covenant agreement with us if the violation results in demonstrably material injury to us. Any termination for cause must be approved by at least 75% of the entire membership of our Board.

•        termination for “Good Reason” generally means a termination of his employment by Mr. Kiani subsequent to (A) a diminution in his responsibilities, duties and authority, including him ceasing to serve as CEO of the Company or him ceasing to serve as Chairman of the Board, (B) any reduction in his rate of compensation

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or fringe benefits, (C) Masimo’s failure to comply with certain obligations relating to his compensation or place of work, (D) the provision of a notice not to renew the Amended CEO Agreement by Masimo, or (E) (1) a change-in-control (as defined below) was triggered as a result of a change in more than one third of the directors on the Board during a rolling twenty-four month period, or (2) following, or in connection with, a “change-in-control” triggered as a result of an acquisition, (i) the highest level of parent entity holding, directly or indirectly, majority voting control of the Company after the “change-in-control” (the “Acquirer Parent”) is not a publicly-traded company, (ii) he does not become the, or is removed from the position of, CEO and Chairman of the Board of the Acquirer Parent, with such position being on terms and conditions reasonably acceptable to him, provided that the terms and conditions of employment providing for total compensation with a value comparable to the total compensation paid to the chief executive officers of comparable companies shall be deemed to be reasonable, or (iii) any other director is designated the lead director of the board of directors of the Acquirer Parent; provided that, in the case of clauses (A), (B), (C) and (E) above, “Good Reason” will not be deemed to exist unless certain notice and cure period conditions are met and his resignation for Good Reason is effective within thirty days after the expiration of the cure period. The Amended CEO Agreement previously provided that the designation of any director other than Mr. Kiani as the lead director of the Board would also be considered “Good Reason”. However, on March 22, 2023, the independent members of the Board unanimously selected then-existing director H Michael Cohen as the Lead Independent Director of the Board, to serve in such position until the Company’s 2024 Annual Meeting of Stockholders, or until his successor is duly elected and qualified, or until his earlier death, resignation or removal from the Board. Mr. Cohen served as the Lead Independent Director until June 2023, when his service on our Board ceased. Mr. Reynolds was appointed as the Lead Independent Director in July 2023. In connection with Mr. Cohen’s appointment as the Lead Independent Director of the Board, Mr. Kiani voluntarily irrevocably and permanently waived his rights, pursuant to the Amended CEO Agreement, to: (i) treat the appointment of any Lead Independent Director of the Board as “Good Reason” under the Amended CEO Agreement, and (ii) terminate (or deliver any termination notice) or make any claim under the Amended CEO Agreement as a result of the appointment of any Lead Independent Director of the Board.

•        a “change-in-control” generally means (i) the acquisition by any person or group of more than 35% of our outstanding voting stock, (ii) the acquisition of our assets that have a total fair market value of 40% or more of the total fair market value of all of our assets immediately before the acquisition by any person or group, or (iii) a change in one-half or more of the directors on our Board then in office, at the beginning of the twelve (12) month period immediately preceding such change. For purposes of determining whether a change-in-control has occurred, a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to, a consent solicitation, relating to the election of directors of the Company) whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved or who was elected to the Board at the 2023 annual meeting of stockholders will be treated as a member of the Board at the beginning of the 12-month period.

Background of the Employment Agreement with Mr. Kiani

Mr. Kiani’s employment agreement was amended and restated in 2015 after months of negotiations between Mr. Kiani and the Compensation Committee. The Compensation Committee initiated the negotiations in response to stockholder feedback, with the objective of eliminating certain tax gross-ups, guaranteed annual stock option grants, and certain other benefits that Mr. Kiani was entitled to under his earlier employment agreements dating back to the 1990s, before the Company’s stock was publicly-traded.

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In 2015, the Compensation Committee, which was comprised solely of independent directors, considered a number of different alternatives with respect to Mr. Kiani’s employment, including terminating Mr. Kiani or providing a notice of non-renewal under his prior employment agreement. If the Compensation Committee had terminated Mr. Kiani, Mr. Kiani would have been owed more than $240 million upon termination. If the Compensation Committee had provided a notice of non-renewal under his prior agreement, the agreement would have continued in effect for another three years, and Mr. Kiani may have been entitled to receive a severance payment even after the expiration of the prior agreement.

The Compensation Committee carefully considered the available alternatives, with advice from two leading law firms and a nationally recognized compensation consultant, and ultimately concluded that the amendment and restatement of Mr. Kiani’s employment agreement was in the best interests of the Company and its stockholders. As explained in the Company’s Current Report on Form 8-K announcing Mr. Kiani’s November 2015 Agreement, the Compensation Committee believed it would save the Company almost $100 million versus the prior agreement in the event of a qualifying termination of Mr. Kiani’s employment. The new agreement also had the important benefit of retaining and incentivizing Mr. Kiani, who founded the Company and has led it through an incredible period of growth since 2015. The Compensation Committee believed then, as it does now, that retaining Mr. Kiani is critically important to the Company’s continued growth and success.

Mr. Kiani’s November 2015 Agreement should be considered in context. As the founder of the Company, Mr. Kiani’s prior employment agreements with the Company entitled to him to benefits and rights that were unique to Mr. Kiani, considering the value he provided to the Company. In 2015, the Compensation Committee asked that Mr. Kiani agree to eliminate a number of these benefits and rights. The 2.7 million RSU award granted to Mr. Kiani under the November 2015 Agreement was granted, in part, as consideration for the elimination of these legacy provisions and to further align Mr. Kiani’s interests with those of all of the Company’s stockholders. Notably, the value of Mr. Kiani’s RSU award has increased substantially since 2015 due to the substantial increase in the Company’s stock price under Mr. Kiani’s leadership.

Offer Letters with Other Named Executive Officers

Messrs. Young, Muhsin, Levy and McClenahan each signed an offer letter before commencing their employment with us. The offer letters set forth each executive officer’s position and title, initial base salary, health benefits, number of options or RSUs to be initially granted and the vesting schedule of such options or RSUs. Additionally, each offer letter states that the executive officer’s employment is “at-will” and may be terminated at any time by either the officer or us for any reason.

Employee Proprietary Agreements

Each of our NEOs, other than our CEO, has also entered into a standard form agreement with respect to proprietary information and inventions. Our CEO has also entered into an agreement with respect to proprietary information and inventions. Among other things, these agreements obligate each NEO to refrain from disclosing any of our proprietary information received during the course of his employment and, with some exceptions, to assign to us any invention conceived or developed during the course of his employment.

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2007 Severance Protection Plan

The Severance Plan provides the benefits set forth below to the executives who are eligible to participate in the Severance Plan and who have signed severance agreements with us (the “Severance Agreements”). The Board has the discretion to amend or terminate the Severance Plan prospectively, subject to the limitation that, in the event of a change-in-control, no amendments may be made during the 36 months following the change-in-control without a participant’s consent if it would adversely affect the participant’s benefit. The Compensation Committee is the Severance Plan administrator.

Each of our NEOs, other than our CEO, is a participant in the Severance Plan on the terms set forth below. The following general description of the Severance Plan is qualified by the actual terms of the Severance Plan document and the individual Severance Agreements signed by the participants.

Conditions to Severance Benefits. To the extent set forth below, a participant can receive either basic severance benefits or change-in-control severance benefits, but not both. Generally, in order to receive a basic or change-in-control severance benefit, the following conditions must be met:

•        the participant must execute, within 60 days of termination, a general release of claims (which becomes irrevocable within such 60-day period), a non-disparagement agreement, an intellectual property nondisclosure agreement, and a non-competition agreement that covers the period during which the participant is receiving severance benefits;

•        a participant entitled to the basic benefit must not have received any change-in-control severance benefits under the Severance Plan or any severance benefits equal to, or better than, the basic severance benefits pursuant to another arrangement between the participant and us;

•        a participant entitled to the change-in-control benefit must not have received any basic severance benefits under the Severance Plan or any severance benefits equal to, or better than, the change-in-control severance benefits pursuant to another arrangement between the participant and us; and

•        the participant must waive any and all rights, benefits and privileges to severance benefits that he might otherwise be entitled to receive under any other oral or written plan, employment agreement, or arrangement with us.

Basic Severance Benefits. Each of our NEOs, other than our CEO and Mr. Levy(1), is eligible for these benefits. Basic severance benefits are payable if a participant is terminated without “cause” (as defined below) and include the following:

•        an amount equal to annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of termination, paid in installments according to normal payroll practices over 12 months commencing within 60 days following the participant’s termination;

•        COBRA continuation coverage at our expense during the 12 months following termination; and

•     the right to purchase life insurance through the Company during the 12 month period following his termination.

____________

(1)        As of December 30, 2023, Mr. Levy was not entitled to any Basic Severance Benefits under the Severance Plan. In addition, as of December 30, 2023, Mr. Levy’s Change-in-Control Severance Benefits under the Severance Plan were limited to the acceleration of 50% of his unvested stock options and other equity-based awards upon a covered termination on or after a change-in-control.

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However, if a participant commences new employment during the one-year period following termination, any income or benefits received from new employment will reduce (on a dollar-for-dollar basis) these basic severance benefits.

Change-in-Control Severance Benefits. Each of our NEOs, other than our CEO and Mr. Levy(1), is eligible for the change-in-control severance benefits described in this paragraph.

The change-in-control severance benefits are payable upon a covered termination (which generally consists of a termination by the Company without cause or a termination by the executive for Good Reason upon or within a certain period after a change-in-control) and consist of the following:

•        if the participant has a covered termination because his current job is not offered to him on the date of the change-in-control, the participant will receive (i) an amount equal to his annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of the covered termination, plus the average annual bonus paid to him over the three-year period prior to the change-in-control, and (ii) life insurance for the 12-month period following his termination;

•        if the participant has a covered termination for a reason not described in the preceding clause, instead of one time base salary, he will receive two times base salary;

•        the participant will receive COBRA continuation coverage at our expense during the 12-month period following his termination; and

•        upon the change-in-control, 50% of the participant’s unvested stock options and other equity-based awards shall be fully accelerated as of the change-in-control and 100% of the unvested stock options and other equity-based awards shall be fully accelerated upon the participant’s termination under circumstances that entitle him to change-in-control severance benefits noted above.

Change-in-control severance amounts will be paid in a lump sum cash payment within 60 days following the participant’s termination, provided that the participant has met all of the conditions for his change-in-control severance payment.

The Severance Plan administrator has the right to reduce any change-in-control severance benefits payable to an executive to avoid triggering any “excess parachute payments” under Section 280G of the Code. In addition, the Severance Plan administrator may delay the payment or issuance of any severance or change-in-control severance benefits for up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code.

____________

(1)        As of December 30, 2023, Mr. Levy was not entitled to any Basic Severance Benefits under the Severance Plan. In addition, as of December 30, 2023, Mr. Levy’s Change-in-Control Severance Benefits under the Severance Plan were limited to the acceleration of 50% of his unvested stock options and other equity-based awards upon a covered termination on or after a change-in-control.

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Under the Severance Plan:

•        “cause” generally means the participant’s: (i) refusal or failure to perform his duties with us or to comply in all respects with our policies or the policies of our affiliates after notice of a deficiency and failure to cure the deficiency within three business days following notice from us, unless he has delivered a bona fide notice of termination for Good Reason to us, and the reason for the termination has not been cured by us within 30 days of receipt of notice; (ii) engagement in illegal or unethical conduct that could be injurious to us or our affiliates; (iii) commitment of one or more acts of dishonesty; (iv) failure to follow a lawful directive from our CEO; or (v) indictment for any felony, or any misdemeanor involving dishonesty or moral turpitude.

•        “change-in-control” generally means: (i) a merger or consolidation or a sale of all or substantially all of our assets unless more than 50% of the voting securities of the surviving or acquiring entity are held by our stockholders as of immediately prior to the transaction; (ii) the approval by our stockholders of the sale of all or substantially all of our assets; or (iii) without the prior approval of our Board, the acquisition by any person or group of securities representing beneficial ownership of 50% or more of our outstanding voting securities.

•        “Good Reason” generally means, provided that the executive has provided us with notice of one of the following events within 15 days after it occurs, and we fail to cure the event within 30 days after receiving notice from the executive: (i) any material reduction by us in the participant’s annual salary; (ii) any requirement that the participant change his principal location of work to any location that is more than 40 miles from the address of our current principal executive offices; or (iii) any material change in the participant’s responsibilities.

Voluntary Resignation. Excluding a resignation for Good Reason during the period commencing upon a change-in-control and ending on the 36-month anniversary of the change-in-control, each participant has agreed to provide us with six months advance notice of his resignation in the event he wishes to voluntarily resign from his employment at any time during which the Severance Plan and his Severance Agreement are effective.

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Potential Payments Upon Termination or Change-in-Control

The tables below estimate the amounts payable to our NEOs in the event that a change-in-control, termination of employment, or both occurred on December 29, 2023, the last business day of our fiscal year that ended December 30, 2023. The closing price of our common stock, as reported on the Nasdaq Global Select Market, was $117.21 per share on December 29, 2023, the last trading day of fiscal 2023. The following tables exclude certain benefits, such as accrued vacation, that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change-in-control and/or the NEO’s qualifying separation from Masimo.

Joe Kiani

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	Upon Death	Upon Disability	By Masimo Without Cause or by Mr. Kiani for Good Reason	Change-In- Control (CIC) Without Termination and Two Years Post-CIC Continuous Service
Number of Equity Award Shares Accelerated	0	0	153,007	0

Value of Equity Award Shares Accelerated(1)	$0	$0	$17,933,950	$0
Special Payment – Value of Award Shares Vesting(2)(3)	316,467,000	316,467,000	316,467,000	316,467,000
Special Payment – Cash Payment(4)(5)	0	0	35,000,000	35,000,000
Other Cash Payments	1,871,679	1,871,679	4,699,277	0
Continuation of Benefits(6)	8,116	8,116	8,116	0
Total Cash Benefits and Payments	$318,346,795	$318,346,795	$374,108,343	$351,467,000

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(1)        Consists of the value of in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Kiani as of December 30, 2023, the vesting of which would be accelerated.

(2)        Upon a Qualifying Termination or a termination of Mr. Kiani’s employment pursuant to his death or disability, all of the Award Shares subject to the RSU award granted to Mr. Kiani under the Amended CEO Agreement will become vested. The amount represents the value of 100% of the Award Shares subject to the RSU award based on the closing stock price of $117.21 per share on December 29, 2023, the last trading day of fiscal 2023.

(3)        Subject to Mr. Kiani’s continuous employment following a change-in-control, 50% of the Award Shares will vest on each of the first two anniversaries of such change-in-control. The amount represents the value of the Award Shares subject to the RSU award based on the closing stock price of $117.21 per share on December 29, 2023, the last trading day of fiscal 2023.

(4)        Upon a Qualifying Termination, we will pay to Mr. Kiani the Cash Payment as consideration for his agreement to comply with certain non-competition and non-solicitation obligations under a non-competition and confidentiality agreement between Masimo and Mr. Kiani, and Mr. Kiani will be subject to repayment to Masimo if he materially breaches any of such obligations.

(5)        Subject to Mr. Kiani’s continuous employment following a change-in-control, 50% of the Cash Payment will vest and become payable on each of the first two anniversaries of such change-in-control.

(6)        Presumes a remaining term of one year. Comprised of the cash equivalent of our cost of standard employee benefits, including health, dental and vision insurance for Mr. Kiani and his eligible dependents for 12 months, and life, accidental death and dismemberment and long-term disability insurance for Mr. Kiani for 12 months.

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Micah Young

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	By Masimo Without Cause Outside a Change-In- Control		By Masimo Without Cause or by Mr. Young for Good Reason in Connection with a Change-In- Control		Change-In- Control Without Termination
Number of Equity Award Shares Accelerated	0		21,178		10,328

Value of Equity Award Shares Accelerated	$0		$2,482,273	(1)	$1,210,486	(2)
Cash Payments	600,875		1,412,038		0
Continuation of Benefits(3)	26,399	(4)	28,109	(5)	0
Total Cash Benefits and Payments	$627,274		$3,922,420		$1,210,486

____________

(1)        Consists of the value of 100% of the in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Young as of December 30, 2023, the vesting of which would be accelerated.

(2)        Consists of the value of 50% of the in-the-money stock options and 50% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Young as of December 30, 2023, the vesting of which would be accelerated.

(3)        Assumes that Mr. Young does not commence employment with another employer during the period from December 31, 2023 through December 28, 2024.

(4)        Comprised of health, dental and vision insurance benefits for Mr. Young and his eligible dependents for 12 months.

(5)        Comprised of health, dental and vision insurance benefits for Mr. Young and his eligible dependents for 12 months and life insurance for Mr. Young for 12 months.

Bilal Muhsin

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	By Masimo Without Cause Outside a Change-In- Control		By Masimo Without Cause or by Mr. Muhsin for Good Reason in Connection with a Change-In- Control		Change-In- Control Without Termination
Number of Equity Award Shares Accelerated	0		31,053		15,527

Value of Equity Award Shares Accelerated(1)	$0		$3,639,722		$1,819,861	(2)
Cash Payments	627,000		1,478,650		0
Continuation of Benefits(3)	26,399	(4)	27,539	(5)	0
Total Cash Benefits and Payments	$653,399		$5,145,911		$1,819,861

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(1)        Consists of the value of 100% of the in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Muhsin as of December 30, 2023, the vesting of which would be accelerated.

(2)        Consists of the value of 50% of the in-the-money stock options and 50% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Muhsin as of December 30, 2023, the vesting of which would be accelerated.

(3)        Assumes that Mr. Muhsin does not commence employment with another employer during the period from December 31, 2023 through December 28, 2024.

(4)        Comprised of health, dental and vision insurance benefits for Mr. Muhsin and his eligible dependents for 12 months.

(5)        Comprised of health, dental and vision insurance benefits for Mr. Muhsin and his eligible dependents for 12 months and life insurance for Mr. Muhsin for 12 months.

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Tao Levy(1)

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	By Masimo Without Cause Outside a Change-In- Control	By Masimo Without Cause or by Mr. Levy for Good Reason in Connection with a Change-In- Control		Change-In- Control Without Termination
Number of Equity Award Shares Accelerated	0	8,431		0

Value of Equity Award Shares Accelerated	$0	$988,139	(2)	$0
Cash Payments	0	0		0
Continuation of Benefits	0	0		0
Total Cash Benefits and Payments	$0	$988,139		$0

____________

(1)        As of December 30, 2023, Mr. Levy was not entitled to any Basic Severance Benefits under the Severance Plan. In addition, as of December 30, 2023, Mr. Levy’s Change-in-Control Severance Benefits under the Severance Plan were limited to the acceleration of 50% of his unvested stock options and other equity-based awards upon a covered termination on or after a change-in-control.

(2)        Consists of the value of 50% of the in-the-money stock options and 50% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Levy as of December 30, 2023, the vesting of which would be accelerated.

Tom McClenahan

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	By Masimo Without Cause Outside a Change-In- Control		By Masimo Without Cause or by Mr. McClenahan for Good Reason in Connection with a Change-In- Control		Change-In- Control Without Termination
Number of Equity Award Shares Accelerated	0		21,178		10,589

Value of Equity Award Shares Accelerated	$0		$2,482,273	(1)	$1,241,137	(2)
Cash Payments	501,600		1,210,921		0
Continuation of Benefits(3)	26,011	(4)	28,634	(5)	0
Total Cash Benefits and Payments	$527,611		$3,721,828		$1,241,137

____________

(1)        Consists of the value of 100% of the in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. McClenahan as of December 30, 2023, the vesting of which would be accelerated.

(2)        Consists of the value of 50% of the in-the-money stock options and 50% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. McClenahan as of December 30, 2023, the vesting of which would be accelerated.

(3)        Assumes that Mr. McClenahan does not commence employment with another employer during the period from December 31, 2023 through December 28, 2024.

(4)        Comprised of health, dental and vision insurance benefits for Mr. McClenahan and his eligible dependents for 12 months.

(5)        Comprised of health, dental and vision insurance benefits for Mr. McClenahan and his eligible dependents for 12 months and life insurance for Mr. McClenahan for 12 months.

| 2024 Proxy Statement

EXECUTIVE COMPENSATION

PAY RATIO DISCLOSURE

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of all employees of our Company (other than our CEO) and the annual total compensation of our CEO, Mr. Kiani.

For 2023, our most recently completed fiscal year:

•        the median of the annual total compensation of all employees of our Company (other than our CEO) was $76,230 (excluding any estimated health and retirement benefits); and

•        the annual total compensation of our CEO, Mr. Kiani, was $15,476,756, as reported in the 2023 Summary Compensation Table.

Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 203 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee for the 2023 pay ratio analysis using the methodology and the material assumptions, adjustments, and estimates described below.

•        We selected December 30, 2023, the last day of our 2023 fiscal year, as the determination date for purposes of identifying our median employee. This determination date differs from the determination date, October 31st of each year, that we have used in previous pay ratio analyses for reasons of administrative convenience.

•        As of December 30, 2023, our employee population consisted of approximately 3,796 individuals, with approximately 1,627 employed in the United States and approximately 2,169 employed outside the United States. In determining this population, we considered the employees of our subsidiaries and all of our worldwide employees other than our CEO, whether employed on a full-time, part-time, temporary or seasonal basis. We did not include any contractors or other non-employee workers in our employee population.

•        We relied on the de minimis exceptions allowed by Item 402(u) to exclude up to 5% of our non-U.S. employees from our employee population. Specifically, we excluded all of our employees in Austria (1 employee), Belgium (10 employees), Brazil (10 employees), Chile (2 employees), Columbia (2 employees), Costa Rica (1 employee), Denmark (3 employees), Finland (3 employees), Ghana (1 employee), India (26 employees), Indonesia (1 employee), Mexico (12 employees), Oman (2 employees), Poland (4 employees), Portugal (1 employee), Qatar (4 employees), Singapore (13 employees), Thailand (1 employee), Turkey (11 employees), Uruguay (1 employee), United Arab Emirates (14 employees), and Vietnam (5 employees), which represented 3.3% of our total employee population. After applying this exclusion, our total employee population was 3,669 as of December 30, 2023. We did not use any cost-of-living adjustments.

•        To identify our median employee, we selected annual base pay (using a reasonable estimate of the hours worked during 2023 for hourly employees and actual salary paid for our remaining employees) as the compensation measure to be used to compare the compensation of our employees for the 12-month period fiscal year period from January 1, 2023 through December 30, 2023.

•        We annualized base pay for any full-time and part-time employees who commenced work during 2023.

•        We converted amounts paid to non-U.S. employees in foreign currencies to U.S. dollars using foreign currency exchange rates in effect as of December 31, 2023.

•     All employees except for our CEO were ranked from lowest to highest with the median employee determined from this list.

| 2024 Proxy Statement

EXECUTIVE COMPENSATION

Using this approach, we selected the individual at the median of our employee population. Our median employee was an individual based in the United States.

For purposes of our 2023 pay ratio analysis, we calculated annual total compensation for this individual using the same methodology we use for our NEOs as set forth in the 2023 Summary Compensation Table.

We determined that such individual’s annual total compensation for the fiscal year ended December 30, 2023 was $76,230 (excluding any estimated retirement and health benefits).

As explained by the SEC when it adopted Item 402(u), the rule was designed to allow stockholders to better understand and assess our compensation practices and pay ratio disclosures rather than to facilitate a comparison of this information from one company to another. However, the pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee’s compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, which likely will make it difficult to compare pay ratios with other companies, including those within our industry.

| 2024 Proxy Statement

OWNERSHIP OF OUR STOCK

OWNERSHIP OF OUR STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of May 25, 2024, with respect to the beneficial ownership of shares of our common stock by:

•        each person or group known to us to be the beneficial owner of more than five percent of our common stock;

•        each of our current directors or nominees for director;

•        each of our NEOs; and

•        all of our current directors and executive officers as a group.

This table is based upon information supplied by officers, directors, director nominees and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our common stock as of May 25, 2024. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 53,149,992 shares of common stock outstanding as of May 25, 2024, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to equity awards that are either currently exercisable, or that will become exercisable or otherwise vest on or before July 24, 2024, which is 60 days after May 25, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.

	Beneficial Ownership of Common Stock
Name	Number of Shares	Percent of Class(1)
5% Stockholders:
Joe Kiani(2)	4,937,217	9.1%
BlackRock, Inc.(3)	5,659,131	10.6%
The Vanguard Group(4)	4,781,318	9.0%
Politan Capital Management, LP(5)	4,713,518	8.9%
FMR, LLC(6)	6,927,572	13.0%

| 2024 Proxy Statement

OWNERSHIP OF OUR STOCK

	Beneficial Ownership of Common Stock
Name	Number of Shares	Percent of Class(1)
Named Executive Officers, Directors and Director Nominees:
Joe Kiani(2)	4,937,217	9.1%
Micah Young(7)	52,482	*
Bilal Muhsin(8)	177,150	*
Tao Levy(9)	65,190	*
Tom McClenahan(10)	112,819	*
Michelle Brennan	—	—
Robert Chapek	—	—
Quentin Koffey(5)	4,713,518	8.9%
Craig Reynolds(11)	17,406	*
Christopher Chavez(12)	—	—
Total Shares Beneficially Owned By Current Executive Officers and Directors (10 persons)(13)	10,078,843	18.5%

____________

*      Less than one percent.

(1)        For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of shares of common stock outstanding as of May 25, 2024, plus the number of shares of common stock that such person or group had the right to acquire within 60 days after May 25, 2024.

(2)        Comprised of 366,055 shares of our common stock held directly, 51,735 shares of our common stock held by Mr. Kiani’s spouse, 2,250,291 shares of our common stock held in one trust for which Mr. Kiani is the sole trustee, 1,271,350 shares of our common stock held in four trusts for which Mr. Kiani is not the trustee, options to purchase 987,420 shares of our common stock that were exercisable as of May 25, 2024 or that have or will become exercisable within 60 days after May 25, 2024, and 10,366 shares of our common stock held for the Reporting Person’s account under the Masimo Retirement Savings Plan. As of May 25, 2024, an aggregate of 2,447,778 shares of our common stock owned by a family trust and beneficially owned by Mr. Kiani were pledged as collateral for personal loans. See “Executive Compensation — Compensation Discussion and Analysis — Other Compensation Policies and Practices — Hedging and Pledging Policies” included in this Proxy Statement.

(3)        BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A on January 24, 2024, reporting that it had sole voting power with respect to 5,491,069 shares of our common stock, sole dispositive power with respect to 5,659,131 shares of our common stock , and beneficial ownership of an aggregate of 5,659,131 shares of our common stock in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock filed an additional Schedule 13G/A on June 7, 2024, reporting that, as of May 31, 2024, it had sole voting power with respect to 8,311,206 shares of our common stock, sole dispositive power with respect to 8,480,230 shares of our common stock, and beneficial ownership of an aggregate of 8,480,230 shares of our common stock in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock’s address is 50 Hudson Yards, New York, New York 10001.

(4)        The Vanguard Group (“Vanguard”) filed a Schedule 13G/A on February 13, 2024, reporting that it had shared voting power with respect to 24,155 shares of our common stock, sole dispositive power with respect to 4,675,240 shares of our common stock , shared dispositive power with respect to 106,078 shares of our common stock and beneficial ownership of an aggregate of 4,781,318 shares of our common stock in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)        Includes shares of our common stock held by Politan Capital Management LP (“Politan LP”), Politan Capital Management GP LLC (“Politan Management”); Politan Capital Partners GP LLC (“Politan GP”); and Quentin Koffey (together with Politan LP, Politan Management and Politan GP, “Politan”). Politan filed a Schedule 13D/A on June 3, 2024, reporting that it had shared voting and dispositive power with respect to 4,713,518 shares of our common stock, and beneficial ownership of an aggregate of 4,713,518 shares of our common stock. Politan’s address is 106 West 56th Street, 10th Floor, New York, New York 10019.

(6)        FMR LLC (“FMR”) and Abigail P. Johnson filed a Schedule 13G/A on February 9, 2024, reporting that FMR and Ms. Johnson had sole dispositive power with respect to 6,927,572 shares of our common stock in its capacity as a parent holding company in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. FMR’s address is 245 Summer Street, Boston, Massachusetts 02210.

(7)        Comprised of 10,536 shares of our common stock held directly and options to purchase 41,946 shares of our common stock that are exercisable within 60 days after May 25, 2024.

(8)        Comprised of 17,270 shares of our common stock held directly and options to purchase 159,880 shares of our common stock that are exercisable within 60 days after May 25, 2024.

(9)        Comprised of 11,208 shares of our common stock held directly and options to purchase 53,982 shares of our common stock that are exercisable within 60 days after May 25, 2024.

| 2024 Proxy Statement

OWNERSHIP OF OUR STOCK

(10)        Comprised of 24,165 shares of our common stock held directly and options to purchase 88,654 shares of our common stock that are exercisable within 60 days after May 25, 2024.

(11)        Comprised solely of shares of our common stock held directly.

(12)        Mr. Chavez is a director nominee.

(13)        Comprised of shares included under “Named Executive Officers, Directors and Director Nominees”, excluding Mr. Chavez, 1,717 shares of our common stock held directly by one of our other executive officers and options to purchase 1,344 shares of our common stock that are exercisable within 60 days after May 25, 2024 held by such other executive officer.

| 2024 Proxy Statement

OWNERSHIP OF OUR STOCK

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth additional information as of December 30, 2023 with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of December 30, 2023. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(3)	5,367,889	$87.79	4,574,954
Equity compensation plans not approved by stockholders(4)	—	—	—
Total	5,367,889	$87.79	4,574,954

____________

(1)        Includes 3,485,937 RSUs and PSUs that were unvested and outstanding as of December 30, 2023.

(2)        The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs and PSUs, which have no exercise price.

(3)        Comprised of the 2007 Stock Incentive Plan and the 2017 Equity Incentive Plan.

(4)        As of December 30, 2023, we did not have any equity compensation plans that were not approved by our stockholders.

STOCK OWNERSHIP POLICY

We maintain a stock ownership policy for our executive officers to align their interests with the interests of our stockholders, as follows:

Stock Ownership Guidelines

CEO
6x
458x
Required
Actual
Other NEOs
1x
21x
Required
Actual

| 2024 Proxy Statement

OWNERSHIP OF OUR STOCK

For purposes of our policy, an executive officer’s base salary during any calendar year is deemed to be his or her base salary as of the close of business on December 31st of the immediately preceding year.

Further, for purposes of calculating ownership under our policy, the following equity in the Company is included, whether vested or unvested: (i) shares of our common stock held directly by the executive officer or in a trust for the benefit of the executive officer or his or her family; (ii) shares of our common stock held by the executive officer jointly with, or separately by, his or her spouse and/or children sharing the same household as him or her; (iii) shares of our common stock held by the executive officer through a profit sharing, savings or deferral plan; and (iv) restricted stock or phantom stock held by the executive officer. Shares of our common stock subject to outstanding and unexercised stock options, unvested RSU awards and unearned performance share awards are not included in the calculation.

Under our policy, if an executive officer fails to meet or, in unique circumstances, fails to show sustained progress toward meeting his or her target ownership level, the Compensation Committee may reduce future LTI equity awards and/or make payments of future annual and/or long-term cash incentive payouts in the form of shares of our common stock and/or impose other penalties. The Compensation Committee also retains the discretion not to levy penalties for non-compliance.

Our executive officers are expected to reach their target ownership level by the later of (i) March 2017 (if he or she was an executive officer in January 2012, the date when the stock ownership policy was adopted); or (ii) March 1st of the sixth calendar year following the date he or she first becomes an executive officer (if he or she was not an executive officer in January 2012), and to hold at least such minimum value in shares of our common stock for so long as applicable.

Each of the NEOs to whom the stock ownership requirements were applicable is currently in compliance with the stock ownership policy. As of May 25, 2024, the value of our CEO’s stock ownership was 458 times his annual base salary, and the average value of our NEOs’ stock ownership, excluding our CEO, was 21 times their average base salary. The stock ownership by our CEO and other NEOs substantially exceeds the stock ownership requirements, which reflect our executive officers’ long-term focus and commitment to Masimo. Stock ownership is reviewed annually by the Nominating, Compliance and Corporate Governance Committee.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP POLICY

In February 2016, our Nominating, Compliance and Corporate Governance Committee adopted a stock ownership policy that is applicable to each of our non-employee directors. Our Nominating, Compliance and Corporate Governance Committee believes this policy is an important tool in aligning the interests of our non-employee directors with the long-term interests of our stockholders.

The policy requires that our non-employee directors hold shares of our common stock with a value equal to at least $250,000. For purposes of calculating ownership under this policy, the following sources are included, whether vested or unvested: (i) shares of our common stock held directly by the non-employee director or in a trust for the benefit of the non-employee director or his or her family; (ii) shares of our common stock held by the non-employee director jointly with, or separately by, the non-employee director’s spouse and/or children sharing the same household as the non-employee director; (iii) shares of our common stock held by the non-employee director through a profit sharing, savings or deferral plan; and (iv) restricted stock or phantom stock held by the non-employee director. Shares of our common stock subject to outstanding and unexercised stock options, unvested RSU awards and unearned PSU awards are not included in the calculation.

To give our non-employee directors time to comply with our stock ownership policy, our Nominating, Compliance and Corporate Governance Committee determined that our non-employee directors have until the later of March 1, 2021 or the five-year anniversary of their appointment as a director to comply with these guidelines. As of May 25, 2024, all of our non-employee directors were in compliance with our stock ownership policy.

| 2024 Proxy Statement

PROPOSALS TO BE VOTED ON

COMPANY PROPOSALS
PROPOSAL	TO ELECT TWO CLASS II DIRECTORS AS NAMED IN OUR PROXY STATEMENT
1:

Overview

The term of office for Class II Directors expires in 2024. As described under “Corporate Governance and Board Matters — Consideration of Director Nominees” above, in considering candidates for election to the Board, the Nominating, Compliance and Corporate Governance Committee and the Board consider a number of factors, including the ability of the prospective nominees to represent the interests of our stockholders, the extent to which the prospective nominees contribute to the range of talent, skill and expertise appropriate for the Board and the extent to which the prospective nominees help the Board reflect the diversity of our stockholders, employees and customers.

After consideration of the foregoing, the Masimo directors unaffiliated with the Politan Group unanimously nominated each of Christopher Chavez and Joe Kiani for election to the Board as a Class II Director. If elected at the Annual Meeting, each of Mr. Chavez and Mr. Kiani would serve until the 2025 Annual Meeting of Stockholders and until his respective successor is elected and qualified or, if sooner, until his respective death, resignation or removal.

As described previously, the Politan Group has provided notice of its intent to nominate William Jellison and Darlene Solomon for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board. The Politan Group is the same dissident group that nominated 40% of our current Board. If the two additional Politan Group Nominees are both elected at the Annual Meeting, they would displace Mr. Kiani, our founder, Chief Executive Officer and Chairman of our Board, and give the Politan Group directors majority control (67%) of our Board notwithstanding that the Politan Group holds less than 9% of our outstanding shares.

Mr. Kiani is our founder, Chief Executive Officer and Chairman of our Board. Mr. Kiani’s deep understanding of Masimo’s business, our history, our culture and our technology, having founded Masimo and served as our CEO since inception in 1989, remains invaluable to our operations.

As a new director, Mr. Chavez would bring a fresh perspective to the Board, as well as extensive experience of over 30 years in the medical device industry. He has previously served in various executive and leadership positions, most recently as the Chairman and Chief Executive Officer of TriVascular, Inc., which was a publicly-listed company during his tenure. Mr. Chavez also identifies as diverse (Hispanic/Latinx). If he and Mr. Kiani are elected or re-elected to our Board, our Board will become 50% diverse, 83% independent and 67% of our directors will have public CEO experience. See the section titled “Our Board of Directors” beginning on page 22 of this Proxy Statement for further details regarding each nominee’s qualifications and other biographical information.

Under Mr. Kiani’s leadership, the Company has consistently increased its market share relative to its competitors, while also developing innovative new technologies and entering new and larger markets. Under its current strategy, Masimo is well-positioned to continue creating long-term value for stockholders.

As a result of the Politan Group notifying Masimo of its intent to nominate candidates for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board, assuming such nominees are in fact proposed for election at the Annual Meeting and such nominations have not been withdrawn by the Politan Group, the election of directors will be considered a contested election pursuant to Section 14 of the Exchange Act

| 2024 Proxy Statement

PROPOSALS TO BE VOTED ON

and, as provided under Article I, Section 7(4) of Masimo’s Fifth Amended and Restated Bylaws, directors will be elected on a plurality basis. This means that the two (2) director nominees receiving the greatest number of votes cast “FOR” their election will be elected. “WITHHOLD” votes and any broker non-votes will be counted for purposes of determining if there is a quorum at the Annual Meeting for this vote but will not be counted as votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).

The Masimo directors unaffiliated with the Politan Group do not endorse the Politan Group Nominees and unanimously recommend that you vote “FOR” the election of your Board’s nominees, Christopher Chavez and Joe Kiani, each of whom is highly qualified, and “WITHHOLD” on the Politan Group Nominees on the GOLD proxy card. The Board strongly urges you to discard and NOT to vote using any white proxy card that may be sent to you by the Politan Group. If you have already voted using a white proxy card sent to you by the Politan Group, you have every right to change it and we strongly urge you to revoke that proxy by voting in favor of your Board’s nominees by using the GOLD proxy card to vote by Internet or by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the Annual Meeting. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, at 1 (877) 456-3463 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 from other countries.

In the event that the Politan Group withdraws its nominees, abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of the Politan Group Nominees will be disregarded and not be counted, whether such vote is provided on Masimo’s GOLD proxy card or the Politan Group’s white proxy card, and stockholders can still sign and date a later submitted GOLD proxy card.

Although Masimo is required to include all nominees for election on its universal proxy card, for additional information regarding the Politan Group Nominees and any other related information, please refer to the Politan Group’s proxy statement. You may receive solicitation materials from the Politan Group, including proxy statements and white proxy cards. Masimo is not responsible for the accuracy or completeness of any information provided by or relating to the Politan Group or its nominees contained in solicitation materials filed or disseminated by or on behalf of the Politan Group or any other statements the Politan Group may make. Stockholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the GOLD proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

If you are a registered holder and submit a validly executed GOLD proxy card but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the two (2) nominees proposed by your Board and named in this Proxy Statement and “WITHHOLD” on the non-recommended Politan Group Nominees. If you are a registered holder and you vote “FOR” more than two nominees on your GOLD proxy card, your votes on the election of directors will be invalidated and not counted. Each nominee nominated or recommended by the Board has consented to being named in a proxy statement for the 2024 Annual Meeting and to serve as a director if elected. If any of the nominees nominated or recommended by the Board become unavailable to serve as a director before the Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. If any substitute nominee is so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominee, discloses that such nominee has consented to being named in the amended proxy statement and to serve as a director if elected, and includes certain biographical and other information about such nominee required by the applicable rules promulgated by the SEC. At this time, the Board knows of no reason why any of the two nominees nominated or recommended by the Board would not be able to serve as a director if elected.

| 2024 Proxy Statement

PROPOSALS TO BE VOTED ON

If you are a beneficial holder and properly mark, sign and return your GOLD voting instruction form or complete your proxy via Internet, your shares will be voted as you direct your bank or broker. However, if you sign and return your GOLD voting instruction form but do not specify how you want your shares voted with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the two (2) nominees proposed by your Board and named in this Proxy Statement and “WITHHOLD” on the non-recommended Politan Group Nominees. If you are a beneficial holder and you vote “FOR” more than two nominees on your GOLD voting instruction form, your votes on the election of directors will be invalidated and not counted. In addition, depending on the bank or broker through which you hold your shares, your votes on all the other proposals may also be invalidated and not counted. Please carefully review the instructions provided by your bank or broker. It is therefore important that you provide specific instructions to your broker or bank regarding the election of directors so that your vote with respect to this item is counted.

Nominees

The Nominating, Compliance and Corporate Governance Committee recommends, and the Board has nominated, the following individuals for election to the Board as Class II Directors, for a one-year term expiring at the 2025 Annual Meeting of Stockholders:

Nominee	Term in Office
Christopher Chavez	Class II—Continuing in Office Until the 2025 Annual Meeting of Stockholders
Joe Kiani	Class II—Continuing in Office Until the 2025 Annual Meeting of Stockholders

Each of the nominees has agreed to serve as a director if elected. We have no reason to believe that the nominees will be unable to serve. The section titled “Our Board of Directors” beginning on page 22 of this Proxy Statement contains each nominee’s biography.

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF CHRISTOPHER CHAVEZ AND JOE KIANI.

The following directors will remain in office until the date specified below:

Current Directors	Class and Remaining Term in Office
Craig Reynolds	Class III—Continuing in Office Until the 2025 Annual Meeting of Stockholders
Michelle Brennan	Class I—Continuing in Office Until the 2026 Annual Meeting of Stockholders
Robert Chapek	Class I—Continuing in Office Until the 2026 Annual Meeting of Stockholders
Quentin Koffey	Class I—Continuing in Office Until the 2026 Annual Meeting of Stockholders

| 2024 Proxy Statement

PROPOSALS TO BE VOTED ON

PROPOSAL	TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2024
2:

The Audit Committee of our Board has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 28, 2024, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Grant Thornton was appointed as our independent registered public accounting firm in July 2006 and has reported on our consolidated financial statements for years 2005 through 2023. The decision to select Grant Thornton as our independent registered public accounting firm for fiscal year 2024 (ending December 28, 2024) was recommended by our Audit Committee and approved by our Board.

Representatives of Grant Thornton are expected to be present at the Annual Meeting. The representatives of Grant Thornton will be able to make a statement at the meeting if they wish and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require that our stockholders ratify the selection of Grant Thornton as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firms at any time during the year if it determines that such a change would be in the best interests of Masimo and our stockholders.

Although our stockholders are not required to ratify the selection of Grant Thornton as our independent registered public accounting firm, because we have submitted the ratification of our registered public accounting firm for approval by stockholders, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” such proposal to ratify the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 28, 2024. As discussed elsewhere in this Proxy Statement, to the extent that the Politan Group provides a proxy card or voting instruction form to stockholders who hold their shares in “street name,” brokers will not be entitled to vote your shares on the proposal without your instructions.

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2024.

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PROPOSALS TO BE VOTED ON

PROPOSAL	TO PROVIDE AN ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
3:

Our Board requests that our stockholders approve the compensation of our Named Executive Officers pursuant to Section 14A of the Exchange Act, as described in this Proxy Statement in the section titled “Compensation Discussion and Analysis” beginning on page 55 of this Proxy Statement, and the compensation tables beginning on page 79 of this Proxy Statement, and any related narrative discussion contained throughout this Proxy Statement. This vote is advisory and not binding on the Company, but the Board values the opinions of our stockholders and will consider the outcome of the vote in determining our executive compensation program.

“Say-on-Pay” Vote

Our Board maintains a pay for performance philosophy that forms the foundation for all of the Compensation Committee’s decisions regarding executive compensation. In addition, our compensation program is designed to facilitate strong corporate governance, foster collaboration and support our short and long-term strategy.

The Compensation Discussion and Analysis portion of this Proxy Statement contains a detailed description of our executive compensation philosophy and program, including the compensation decisions the Compensation Committee has made under the program and the factors considered in making those decisions. Our stockholders have affirmed their support of our program in our outreach discussions and in the last several year’s Say-on-Pay results. We believe that we have created a compensation program deserving of stockholder support.

In light of the above, we believe that the compensation of our Named Executive Officers for fiscal 2023 was appropriate and reasonable, as well as reflective of our performance for the year. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of Masimo Corporation approve, on an advisory basis, our named executive officer compensation for fiscal 2023, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, in this Proxy Statement.”

This stockholder vote on named executive officer compensation is merely advisory and will not be binding upon us, our Board or our Compensation Committee. The outcome of the vote will not require us, our Board or our Compensation Committee to take any action or overrule any decision by the Company, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

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PROPOSALS TO BE VOTED ON

POLITAN PROPOSAL
PROPOSAL

POLITAN GROUP PROPOSAL TO REPEAL ANY PROVISION OF, OR AMENDMENT TO, THE BYLAWS ADOPTED BY THE BOARD WITHOUT STOCKHOLDER APPROVAL SUBSEQUENT TO APRIL 20, 2023 AND UP TO AND INCLUDING THE DATE OF THE ANNUAL MEETING

4:

Overview

The Politan Group has provided notice that it intends to present the following proposal for consideration at the Annual Meeting.

Repeal of any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting (the “Bylaw Repeal Proposal”).

RESOLVED, that each provision of, or amendment to, the Bylaws adopted by the Board without the approval of the stockholders of the Company subsequent to April 20, 2023 (the date of the most recent publicly disclosed Bylaws) and up to and including the date of this meeting of stockholders at which this resolution is being proposed, be, and hereby is, repealed, effective as of the time this resolution is approved by the Company’s stockholders.

Vote Required; Board Recommendation

The Board has not adopted, and does not currently expect to adopt, any amendments to the Bylaws between April 20, 2023 and the Annual Meeting of Stockholders on July 25, 2024. However, the Board carefully considered the Bylaw Repeal Proposal and concluded, for the reasons noted below, that a blanket prohibition on Bylaw amendments prior to the Annual Meeting would not be in the best interests of the Company and our stockholders.

The Board is responsible for managing, or directing the management of, the business and affairs of the Company. In meeting this responsibility, the Board has a fiduciary duty to act in the best interests of the Company and its stockholders. The Company’s Amended and Restated Certificate of Incorporation and Bylaws expressly provide that the Bylaws may be amended by the Board. It is important that the Board’s ability to act in the best interests of the Company and all stockholders not be limited.

The Board believes that the Bylaw Repeal Proposal would undermine the ability of the Board to oversee the business and affairs of the Company and to protect all of the Company’s stockholders, as it would limit the Board’s ability to adopt changes to the Bylaws (which is expressly permitted by the Amended and Restated Certificate of Incorporation and the Bylaws), even in cases where the Board determines that the changes are in the best interests of the Company and its stockholders.

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PROPOSALS TO BE VOTED ON

While the Board does not currently expect to adopt any amendments to the Bylaws prior to the Annual Meeting, the Board may determine that an amendment is in the best interest of the Company and its stockholders. The Board believes that the automatic repeal of any duly adopted Bylaw amendment, irrespective of its content, could have the effect of repealing one or more properly adopted Bylaw amendments that the Board determined to be in the best interests of the Company and its stockholders and that was adopted in furtherance of the Board’s fiduciary duties, including in response to future events not yet known to the Company.

Adoption of the Bylaw Repeal Proposal requires the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class.

☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL, AND IF THE PROPOSAL IS PRESENTED, YOUR PROXY WILL BE VOTED AGAINST THIS PROPOSAL UNLESS YOU SPECIFY OTHERWISE.

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ADDITIONAL INFORMATION

ADDITIONAL INFORMATION
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

We adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of transactions with related persons. For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) and any “related person” were, are or will be participants involving an amount that exceeds $120,000. For purposes of the policy, a related person is:

•     any person who is or was a director or executive of ours since the beginning of our immediately preceding fiscal year or an immediate family member of, or person sharing a household with, any of the foregoing individuals;

•     any person known by us to be the beneficial owner of more than five percent of any class of our outstanding voting securities or, if the beneficial owner is an individual, an immediate family member of, or person sharing a household with, any of the foregoing individuals; and

•     any firm, corporation or other entity in which any of the foregoing individuals is employed or is a general partner or principal or in a similar position, or in which any of the foregoing individuals has a five percent or greater beneficial interest.

Under the policy, prior to entering into a related person transaction, our legal department must present information regarding the proposed related person transaction to our Nominating, Compliance and Corporate Governance Committee for approval at its next regularly scheduled meeting (or, where our legal department, in consultation with our CEO or CFO, determines that it is not practicable or desirable to wait until the next meeting of the Nominating, Compliance and Corporate Governance Committee, to the Chairperson of our Nominating, Compliance and Corporate Governance Committee, who is authorized under the policy to act on behalf of the Nominating, Compliance and Corporate Governance Committee with respect to matters covered by the policy between meetings of the Nominating, Compliance and Corporate Governance Committee).

To identify proposed related person transactions in advance, our legal department relies on information supplied by our directors, executive officers or business unit or function/department leader responsible for the proposed related person transaction. In considering related person transactions, the Nominating, Compliance and Corporate Governance Committee (or the Chairperson of the Nominating, Compliance and Corporate Governance Committee) takes into account all relevant facts and circumstances related to the proposed transaction. In the event a member of the Nominating, Compliance and Corporate Governance Committee, or any immediate family member or affiliate of a member of the Nominating, Compliance and Corporate Governance Committee is the related person, such member of the Nominating, Compliance and Corporate Governance Committee is prohibited from participating in any review, consideration or approval of the related person transaction. The policy requires that the Nominating, Compliance and Corporate Governance Committee will only approve a related person transaction if it determines that the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders.

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ADDITIONAL INFORMATION

Under the policy, the following related person transactions are deemed to be pre-approved by the Nominating, Compliance and Corporate Governance Committee regardless of the amount involved:

•     employment and compensation of our executive officers, subject to certain exceptions;

•     compensation of our directors, subject to certain exceptions;

•     certain transactions between us and an unrelated third party entity in which the related person’s only relationship with the third party is as an employee (other than an executive officer), director or beneficial owner of less than 10% of the other entity’s shares, subject to certain limitations;

•     certain contributions to the Masimo Foundation and certain other charitable contributions; and

•     transactions in which all of our stockholders receive the same benefit on a pro rata basis.

The policy also permits our Nominating, Compliance and Corporate Governance Committee to ratify, amend, rescind or terminate any related person transaction that is not pre-approved in accordance with the terms above.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions or series of transactions since January 1, 2023, or any currently proposed transaction, to which we were or are to be a participant in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our common stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive Compensation—Employment Arrangements with Named Executive Officers” above.

WILLOW LABORATORIES, INC.

Willow Laboratories, Inc. (“Willow”), formerly known as Cercacor Laboratories, Inc., is an independent entity spun off from us to our stockholders in 1998. Joe Kiani, our Chairman and CEO, is also the Chairman and CEO of Willow. Mr. Kiani receives a separate salary and equity compensation from Willow in his capacity as an employee of Willow. Mr. Kiani currently owns approximately 60% of the outstanding voting stock of Willow.

We are a party to a cross-licensing agreement with Willow effective January 1, 2007 (the “Cross-Licensing Agreement”), which governs each party’s rights to certain of the intellectual property held by the two companies. To date, we have developed and commercially released devices that measure carbon monoxide, methemoglobin and hemoglobin using licensed rainbow® technology. Pursuant to the Cross-Licensing Agreement, we are currently subject to certain specific minimum royalty payment obligations of $5.0 million per year. Actual aggregate royalty payment liabilities payable to Willow were approximately $19.2 million for fiscal 2023.

We have also entered into a services agreement with Willow effective January 1, 2007 (the “Services Agreement”), which governs certain general and administrative services we provide to Willow. Pursuant to the Services Agreement, Willow paid us approximately $0.5 million for general and administrative services rendered in fiscal 2023.

In December 2019, we entered into a lease agreement with Willow for approximately 34,000 square feet of office, research and development space at one of our owned facilities in Irvine, California (the “Willow Lease”). The Willow Lease expires on December 31, 2024. We recognized approximately $1.2 million of lease income pursuant to the Willow Lease during fiscal 2023.

Prior to our initial public offering in August 2007, our stockholders owned approximately 99.9% of the outstanding capital stock of Willow, and we believe that as of May 25, 2024, a number of stockholders of Willow continued to own shares of our common stock. Mr. Kiani is the only stockholder of Willow that owns five percent or more of our outstanding voting stock.

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ADDITIONAL INFORMATION

MASIMO FOUNDATION FOR ETHICS, INNOVATION AND COMPETITION IN HEALTHCARE

Mr. Kiani is also the Chairman, and one of his family members is a Director, of the Masimo Foundation for Ethics, Innovation and Competition in Healthcare (the “Masimo Foundation”), a non-profit organization which was founded in 2010 to provide a platform for encouraging ethics, innovation and competition in healthcare. Our Executive Vice President (“EVP”) and CFO serves as the Treasurer of the Masimo Foundation and our EVP, General Counsel and Corporate Secretary serves as the Secretary of the Masimo Foundation. For the fiscal year ended December 30, 2023, we made approximately $1.0 million in cash contributions to the Masimo Foundation. In addition, for the year ended December 30, 2023, we made various in-kind contributions to the Masimo Foundation, mainly in the form of donated administrative services.

LIKE MINDED MEDIA VENTURES

Mr. Kiani is also the co-founder and a member of the Board of Directors of Like Minded Media Ventures (“LMMV”), a team of storytellers that create content focused in the areas of true stories, social causes and science. LMMV creates stories with a multi-platform strategy, bridging the gap between film, television, digital and social media. Mr. Kiani currently owns approximately 60% of the outstanding voting equity interests of LMMV. We entered into a marketing service agreement with LMMV for audiovisual production services promoting brand awareness, including television commercials and digital advertising, during the second quarter of 2020. During the fiscal year ended December 30, 2023, we incurred $1.5 million in marketing expenses payable to LMMV under the marketing service agreement. In addition, at December 30, 2023 there were no amounts due to LMMV for services rendered.

INDEMNIFICATION AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

We have entered into indemnity agreements with our directors and executive officers under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their respective position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

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ADDITIONAL INFORMATION

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this Proxy Statement anyone who failed to file a timely required report during the most recent fiscal year. Based solely upon our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 30, 2023, all Section 16(a) filing requirements were satisfied on a timely basis, except for one Form 4 for Mr. Koffey reporting a grant of an RSU award with respect to 1,228 shares on June 26, 2023 that was filed on July 6, 2023 and one Form 4 for Ms. Brennan reporting a grant of an RSU award with respect to 1,228 shares on June 26, 2023 that was filed on June 29, 2023.

HOUSEHOLDING

We are sending only one set of the Proxy Materials to “street name” stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs.

However, if you are residing at such an address and wish to receive a separate set of Proxy Materials, you may request them by calling our Corporate Secretary at (949) 297-7000, or by submitting a request in writing to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, and we will promptly deliver a separate set of the Proxy Materials to you. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Corporate Secretary in the same manner described above.

ANNUAL REPORT ON FORM 10-K

A copy of our 2023 Annual Report on Form 10-K accompanies this Proxy Statement. If you need additional copies, please contact the firm assisting us with the solicitation of proxies, Innisfree M&A Incorporated at 1(877) 456-3463 (toll-free from the U.S. and Canada) or 1(412) 232-3651 (from other countries). A copy is also available without charge upon written request to Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.

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ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS YOU MAY HAVE ABOUT THESE PROXY MATERIALS AND VOTING
1. Why am I receiving these materials?

We sent you this Proxy Statement and the enclosed GOLD proxy card because the Board is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders, or any adjournment or postponement thereof. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed GOLD proxy card or submit your GOLD proxy card through the internet or by telephone according to the instructions contained in the enclosed GOLD proxy card. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee.

This Proxy Statement and the GOLD proxy card, which contains instructions on how to vote your shares, together with our annual report, is first being mailed on or about June 20, 2024 to all stockholders entitled to receive notice of and to vote at the Annual Meeting.

2. When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, July 25, 2024, at 2:00 p.m. Pacific Daylight Time at our corporate headquarters located at 52 Discovery, Irvine, California 92618. Directions are set forth on the back of this Proxy Statement.

3. Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on June 13, 2024 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 53,182,247 shares of common stock outstanding and entitled to vote and no shares of preferred stock outstanding or entitled to vote. The holders of common stock will have one vote for each share of common stock they owned as of the close of business on the Record Date.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on June 13, 2024, your shares of common stock were registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., then you are the stockholder of record for these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete and return the enclosed GOLD proxy card or submit your GOLD proxy card through the internet or by telephone by following the instructions provided in the GOLD proxy card to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on June 13, 2024, your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. The availability of telephone and internet voting will depend on the voting process of the broker or nominee. Certain of these institutions offer the ability to direct your agent how to vote through

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ADDITIONAL INFORMATION

the internet or by telephone. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent considered the stockholder of record of the shares.

4. What am I voting on?

There are four matters scheduled for a vote at the Annual Meeting:

•     To elect two Class II nominees for directors to serve until our 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•     To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024;

•     An advisory vote to approve named executive officer compensation; and

•     A proposal by the Politan Group to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting.

5. Who is the Politan Group? How are they involved in the Annual Meeting?

Activist investor group Politan Capital Management LP, Politan Capital Management GP LLC, Politan Capital Partners GP LLC, Politan Capital NY LLC, Politan Intermediate Ltd., Politan Capital Partners Master Fund LP, Politan Capital Partners LP, Politan Capital Offshore Partners LP, Quentin Koffey, Matthew Hall and Aaron Kapito (collectively, the “Politan Group”), has notified us of its intention to propose two director nominees for election at the Annual Meeting in opposition to the nominees recommended by our Board. You may receive proxy solicitation materials from the Politan Group. We are not responsible for the accuracy or completeness of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Politan Group or any of its affiliates or any other statements that they may otherwise make.

The Masimo directors unaffiliated with the Politan Group do not endorse any of the Politan Group Nominees and unanimously recommend that you vote “FOR” all of Masimo’s director nominees, “FOR” each of the management proposals 2 and 3, “WITHHOLD” on the Politan Group Nominees and “AGAINST” the stockholder proposal 4 on the enclosed GOLD proxy card.

The Board urges you to disregard any materials and NOT to sign, return or vote using any white proxy card sent to you by or on behalf of the Politan Group. Voting to “WITHHOLD” with respect to any of the Politan Group’s director nominees on a white proxy card sent to you by the Politan Group is not the same as voting for our director nominees, because a vote to “WITHHOLD” with respect to any of the Politan Group’s director nominees on the Politan Group’s white proxy card will revoke any GOLD proxy card you may have previously submitted. To support our director nominees, you should vote “FOR” all of our director nominees and vote to “WITHHOLD” on the Politan Group Nominees on the GOLD proxy card.

If you have already voted using a proxy card sent to you by the Politan Group, you can revoke it by: (i) executing and delivering the GOLD proxy card or voting instruction form, (ii) voting via the Internet using the Internet address on the GOLD proxy card or voting instruction form, (iii) voting by telephone using the toll-free number on the GOLD proxy card or voting instruction form or (iv) voting in person at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described herein. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee.

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ADDITIONAL INFORMATION

6. Why have I received different color proxy cards?

The Politan Group has notified us that it intends to propose two alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by the Board. We have provided you with the enclosed GOLD proxy card. The Politan Group may send you a white proxy card.

The Masimo directors unaffiliated with the Politan Group unanimously recommend using the enclosed GOLD proxy card to vote “FOR” ONLY Masimo’s director nominees and “WITHHOLD” on the Politan Group Nominees. The Board recommends that you simply DISREGARD the white proxy card.

If the Politan Group proceeds with its previously announced nominations, we will likely conduct multiple mailings prior to the date of the meeting to ensure that stockholders have our latest proxy information and materials to vote. We will send you a new GOLD proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every GOLD proxy card you receive. The latest dated proxy card you submit will be counted, and, if you wish to vote as recommended by our Board, then you should only submit GOLD proxy cards.

7. Will there be any other items of business on the agenda?

Aside from the election of two Class II Directors, the ratification of the selection of our independent registered public accounting firm, the advisory vote to approve the compensation of our NEOs and the Politan Group Proposal, the Board knows of no matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

8. What is the Masimo Board’s voting recommendation?

The Board recommends that you vote your shares:

•     “For” the election of each of Christopher Chavez and Joe Kiani, the two Class II director nominees recommended by our Board (Proposal No. 1);

•     “For” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024 (Proposal No. 2);

•     “For” the approval of our named executive officer compensation (Proposal No. 3);

•     “Withhold” on the election of each of the Politan Group Nominees (Proposal No. 1); and

•     “Against” the proposal by the Politan Group to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of Annual Meeting (Proposal No. 4).

The Masimo directors unaffiliated with the Politan Group do not endorse any of the Politan Group Nominees and unanimously recommend that you vote “FOR” all of Masimo’s director nominees, “FOR” each of the management proposals 2 and 3, “WITHHOLD” on the Politan Group Nominees and “AGAINST” the stockholder proposal 4 on the enclosed GOLD proxy card.

The Board urges you to disregard any materials and NOT to sign, return or vote using any white proxy card sent to you by or on behalf of the Politan Group. Voting to “withhold” with respect to any of the Politan Group’s director nominees on a white proxy card sent to you by the Politan Group is not the same as voting for our director nominees, because a vote to “withhold” with respect to any of the Politan Group’s director nominees on the Politan Group’s white proxy card will revoke any GOLD proxy card you may have previously submitted. To support our director nominees, you should vote “FOR” all of our director nominees and “WITHHOLD” on the Politan Group Nominees on the GOLD proxy card.

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ADDITIONAL INFORMATION

If you have already voted using a proxy card sent to you by the Politan Group, you can revoke it by: (i) executing and delivering the GOLD proxy card or voting instruction form, (ii) voting via the Internet using the Internet address on the GOLD proxy card or voting instruction form, (iii) voting by telephone using the toll-free number on the GOLD proxy card or voting instruction form or (iv) voting in person at the Annual Meeting. Only your latest dated proxy card will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described herein. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee.

9. How do I vote?

For Proposal No. 1, you may vote “For” each of the director nominees or “Withhold” from voting, but you may only vote for no more than two nominees. For Proposal Nos. 2, 3 and 4, you may vote “For” or “Against” or abstain from voting. The procedures for voting are described below, based upon your form of ownership.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. If you do not wish to vote at the Annual Meeting or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed GOLD proxy card, vote by proxy on the internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

•     To vote by proxy using the enclosed GOLD proxy card, complete, sign and date your GOLD proxy card and return it promptly in the envelope provided.

•     To vote by proxy on the Internet or over the telephone, follow the instructions on your GOLD proxy card.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a GOLD proxy card and voting instructions with these proxy materials from that organization rather than from Masimo. To ensure that your vote is counted, simply complete and mail the GOLD voting instruction form or, if provided by your agent, follow the instructions for submitting your voting instructions through the internet or by telephone. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent in whose name the shares are registered. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy. Because of the contested nature of the election, if you do not give instructions to your broker, your broker may not be able to vote your shares with respect to any of the proposals. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed GOLD voting instruction form, to vote your shares in line with our Board’s recommendations on the GOLD voting instruction form.

The Board urges you to disregard any materials and NOT to sign, return or vote using any white proxy card sent to you by or on behalf of the Politan Group. Voting to “WITHHOLD” with respect to any of the Politan Group’s director nominees on a white proxy card sent to you by the Politan Group is not the same as voting for our director nominees, because a vote to “WITHHOLD” with respect to any of the Politan Group’s director nominees on the Politan Group’s white proxy card will revoke any GOLD proxy you may have previously submitted. To support our director nominees, you should vote “FOR” all of our director nominees and “WITHHOLD” on the Politan Group Nominees on the GOLD proxy card.

If you have already voted using a proxy card sent to you by the Politan Group, you can revoke it by: (i) executing and delivering the GOLD proxy card or voting instruction form, (ii) voting via the Internet using the Internet address on the GOLD proxy card or voting instruction form, (iii) voting by telephone using the toll-free number

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on the GOLD proxy card or voting instruction form or (iv) voting in person at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described herein.

If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee.

If you have any questions or require any assistance with voting your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

Stockholders may call 1(877) 456-3463 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and Brokers may call 1(212) 750-5833

10. How do I vote my Masimo shares held through the Masimo Retirement Savings Plan?

If you hold shares of Masimo common stock through the Masimo Retirement Savings Plan (the “Savings Plan”) as of the Record Date, your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), please follow the instructions provided to you by Fidelity.

11. How many votes do I have?

On each matter to be voted upon, holders of common stock will have one vote for each share of common stock they owned as of the close of business on the Record Date.

12. Who is paying for this proxy solicitation?

We will bear the cost of soliciting proxies for the Annual Meeting. We will ask banks, brokerage houses, fiduciaries and custodians holding shares of Masimo common stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and we will reimburse them for their reasonable expenses in doing so. We and our directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.

As a result of the potential proxy solicitation by the Politan Group, we will incur additional costs in connection with our solicitation of proxies. We have hired Innisfree M&A Incorporated (“Innisfree”) to assist us in soliciting proxies for a fee estimated to be $1.0 million. Innisfree expects that approximately 45 of its associates will assist in the solicitation. The aggregate expenses incurred by the Company to date in furtherance of, or in connection with, the solicitation are approximately $5.0 million. We anticipate that our total expenditures will be approximately $10.0 million to $15.0 million. The actual amount of expenditures could be higher or lower depending upon the facts and circumstances arising in connection with this solicitation.

Other than persons described in this Proxy Statement, no general class of employee of Masimo will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, our employees, officers and directors may be asked to perform clerical or ministerial tasks in furtherance of the solicitation. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock. Appendix D sets forth information relating to certain of Masimo’s directors, director nominees and certain executive officers and employees who are considered “participants” in Masimo’s solicitation under the rules of the SEC by reason of their position as directors of the Company or because they may be soliciting proxies on Masimo’s behalf.

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ADDITIONAL INFORMATION

13. Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of four ways:

•     You may submit another properly completed and executed GOLD proxy card with a later date;

•     You may submit a new proxy through the internet or by telephone (1-800-652-VOTE) (your latest internet or telephone instructions submitted prior to the deadline will be followed);

•     You may send a written notice that you are revoking your proxy to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, by the deadline; or

•     You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy. The availability of telephone and internet voting will depend on the voting process of the broker or nominee.

Votes will be counted by the inspector of election appointed for the Annual Meeting.

14. How are my shares voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

•     “For” the election of each of the two Class II director nominees recommended by our Board;

•     “For” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024;

•     “For” the approval of our named executive officer compensation;

•     “Withhold” on the election of each of the Politan Group Nominees; and

•     “Against” the proposal by the Politan Group to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the GOLD proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a broker non-vote?” below regarding the ability of brokers, banks and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion and regarding broker non-votes.

15. What is a broker non-vote?

Under rules that govern brokers, banks and others who have record ownership of company stock held in brokerage accounts for their clients who beneficially own the shares, these brokers, banks and other such holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Typically, the ratification of auditors would be considered a discretionary matter at an annual meeting under these rules. A broker may return a voting instruction form on behalf of a beneficial

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ADDITIONAL INFORMATION

owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters for which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”

However, because the Politan Group has initiated a proxy contest, to the extent that the Politan Group provides a proxy card or voting instruction form to stockholders who hold their shares in “street name,” brokers will not have discretionary voting authority to vote on any of the proposals presented at the Annual Meeting, including the ratification of auditors.

16. What are the voting requirements that apply to the proposals discussed in this Proxy Statement?
Proposals	Vote Required	Discretionary Voting Allowed?
1. Election of Directors	Plurality Cast	No
2. Ratification of Auditors	Majority Cast	See below
3. Advisory Vote to Approve the Compensation of our Named Executive Officers	Majority Cast*	No

4. Politan Group Proposal to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting

	75% of Outstanding Shares	No

As a result of the Politan Group notifying Masimo of its intent to nominate candidates for election as directors at the Annual Meeting, the election of directors will be considered a contested election and, as provided under Article I, Section 7(4) of the Bylaws, directors will be elected on a plurality basis. A “plurality cast”, with regard to the election of a director, means that the two (2) director nominees receiving the greatest number of votes cast “for” their election will be elected.

A “majority cast”, with regard to the ratification of auditors and the advisory vote to approve our named executive officer compensation, means the number of votes cast “for” the proposal must exceed the number of votes cast “against” such proposal.

A “75% of outstanding shares”, with regard to approval of the Politan Group Proposal, means the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class, which such vote is required in order to repeal any provision of the Bylaws pursuant to Article XII of the Bylaws.

“Discretionary voting” occurs when a broker, bank or other holder of record does not receive voting instructions from the beneficial owner and votes those shares at its discretion on any proposal as to which rules permit such broker, bank or other holder of record to vote. As noted above, when brokers, banks and other holders of record are not permitted under the rules to vote the beneficial owner’s shares, the affected shares are referred to as “broker non-votes.”

With regard to Proposal No. 2, broker discretionary voting is not permitted if the Politan Group delivers its proxy materials to your broker, bank or other nominee on your behalf. If the Politan Group does not provide you with a proxy card or voting instruction form, your broker, bank or other nominee will be able to vote your shares with respect to this proposal, and broker non-votes will not be applicable.

*Although the vote on Proposal No. 3 is advisory and non-binding, as provided by law, our Board will review the results of the vote and, consistent with our record of stockholder engagement, will consider the results in making future decisions concerning executive compensation.

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ADDITIONAL INFORMATION

17. What is the effect of votes withheld, abstentions and broker non-votes?

Votes Withheld: A stockholder may vote for or withhold on Proposal No. 1—Election of Directors. Votes “withheld” will have no effect on this proposal.

Abstentions: Under Delaware law (under which Masimo is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Therefore, abstentions will have no effect on Proposal No. 2—Ratification of Auditors or Proposal No. 3—Advisory Vote to Approve the Compensation of our Named Executive Officers. An abstention will have the same effect as a vote “AGAINST” Proposal No. 4—Politan Group Proposal to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting.

Broker Non-Votes: Brokers, banks and other such record holders are not permitted to vote the uninstructed shares of their customers on a discretionary basis in the election of directors or on named executive officer compensation matters. Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the vote on: Proposal No. 1—Election of Directors or Proposal No. 3—Advisory Vote to Approve the Compensation of our Named Executive Officers. A broker non-vote will have the same effect as a vote “AGAINST” Proposal No. 4—Politan Group Proposal to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting.

As a result, if you hold your shares in street name and you do not instruct your broker, bank or other such holder how to vote your shares in the election of directors, the advisory vote related to the approval of our executive compensation program or Proposal No. 4—Politan Group Proposal, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. Typically, Proposal No. 2, the proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024, would be considered a discretionary matter. Therefore, in such circumstances, your broker, bank or other such holder would be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name. However, because the Politan Group has initiated a proxy contest, to the extent that the Politan Group provides a proxy card or voting instruction form to stockholders who hold their shares in “street name,” brokers will not have discretionary voting authority to vote on any of the proposals presented at the Annual Meeting, including Proposal No. 2. Broker non-votes, if any, will have no effect on the outcome of the vote on Proposal No. 2.

18. What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. The holders of a majority of the voting power of all of the shares of our stock entitled to vote at the Annual Meeting, present in person or by proxy, constitutes a quorum. At the close of business on the Record Date, there were 53,182,247 shares of common stock outstanding. Thus, a total of 53,182,247 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 26,591,124 votes must be represented at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you vote at the Annual Meeting. “Withhold” votes, abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the stockholders holding a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

19. Who will count the votes and serve as independent inspector of election?

We have retained First Coast Results, Inc. (“First Coast”) to serve as independent inspector of election. In such capacity, First Coast will count, tabulate and certify votes at the Annual Meeting.

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ADDITIONAL INFORMATION

20. Do Masimo’s officers and directors have an interest in any of the matters to be acted upon at the Annual Meeting?

Joe Kiani has an interest in Proposal No. 1—Election of Directors, as he is currently a member of the Board. In addition, as the Politan Group has provided notice of its intent to nominate William Jellison and Darlene Solomon for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board and Mr. Koffey is Managing Partner and Chief Investment Officer of Politan Capital Management LP, Mr. Koffey may have an interest in Proposal No. 1. Members of the Board and our executive officers do not have any interest in Proposal No. 2—Ratification of Auditors. Our executive officers have an interest in Proposal No. 3—Advisory Vote to Approve the Compensation of our Named Executive Officers, as compensation for some of our executive officers is subject to this vote. Each of our directors has an interest in Proposal No. 4—Politan Group Proposal to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting.

21. Is Masimo Corporation’s Annual Report on Form 10-K part of the proxy materials?

Our 2023 Annual Report on Form 10-K accompanies this Proxy Statement. This document constitutes our 2023 Annual Report to Stockholders, and is being mailed to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the 2023 Annual Report on Form 10-K is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.

22. Are proxy materials available on the Internet?

Yes, this Proxy Statement is available at www.proxyvote.com.

23. How can I find out the results of the voting at the Annual Meeting?

The Company has retained First Coast to serve as independent inspector of election in connection with the Annual Meeting. Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the “Form 8-K”) that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in the Form 8-K are preliminary, we will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

24. When are stockholder proposals due for next year’s annual meeting of stockholders?

Stockholders may submit proposals on matters appropriate for stockholder action at our 2025 Annual Meeting of Stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in proxy materials for our 2025 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than February 20, 2025 to our Corporate Secretary at 52 Discovery, Irvine, California 92618. However, if the date of the 2025 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, July 25, 2025, to be considered for inclusion in proxy materials for our 2025 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to our Corporate Secretary at 52 Discovery, Irvine, California 92618 a reasonable time before we begin to print and send our proxy materials for our 2025 Annual Meeting of Stockholders.

If you wish to submit a proposal that is not to be included in the proxy materials for our 2025 Annual Meeting of Stockholders, your proposal generally must be submitted in writing to the same address no later than May 6, 2025, but no earlier than April 6, 2025.

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ADDITIONAL INFORMATION

However, if the date of the 2025 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, July 25, 2025, a stockholder proposal that is not to be included in the proxy materials for our 2025 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary at 52 Discovery, Irvine, California 92618 not later than the close of business on the later of (1) the 90th day before the date of the 2025 Annual Meeting of Stockholders, or (2) the 10th day following the day on which we first publicly announce (by press release or disclosure in a filing with the SEC) the date of the 2025 Annual Meeting of Stockholders.

In addition, our Bylaws contain “proxy access” provisions (“Proxy Access Bylaw”) that permit a stockholder or group of stockholders to include director candidates that they intend to nominate in our annual meeting proxy statement and on our proxy card, provided that the stockholder ownership, notice and other requirements set forth in our Bylaws are satisfied. To be timely for our 2025 Annual Meeting of Stockholders, the required notice under our Proxy Access Bylaw must be received by the Corporate Secretary at the address set forth above not earlier than January 21, 2025 and not later than February 20, 2025. However, if the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 30 days after July 25, 2025, then notice under the Proxy Access Bylaw must be received by the later of the close of business on the 180th day prior to the 2025 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

The requirements for providing advance notice of business or nominations under our Proxy Access Bylaw as summarized above are qualified in their entirety by our Bylaws, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver notice in accordance with our Bylaws or to satisfy the other requirements of our Bylaws may result in a proposal or nomination not being presented at our annual meeting of stockholders (except as may be required by Rule 14a-8 or Rule 14a-19 under the Exchange Act). You may refer to the copy of our Bylaws most recently filed with the SEC and available at www.sec.gov.

In addition, pursuant to Rule 14a-19 of the Exchange Act (“Rule 14a-19”), the SEC’s universal proxy rule, notices of a solicitation of proxies in support of director nominees other than our own nominees must be postmarked or electronically submitted no later than May 26, 2025, and each nomination must comply with the SEC regulations under Rule 14a-19, which requires, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or after July 25, 2025, then the Rule 14a-19 deadline shall be the later of 60 calendar days prior to the date of the 2025 Annual Meeting of Stockholders or the 10th calendar day following the day on which we first make a public announcement of the date of our 2025 Annual Meeting of Stockholders. A nomination that does not comply with the requirements set forth in the Certificate of Incorporation and Bylaws will not be considered for presentation at the annual meeting.

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ADDITIONAL INFORMATION

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Joe Kiani
Chairman & Chief Executive Officer

June 17, 2024

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed GOLD proxy card or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the meeting. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you wish to submit your proxy by mail. Even if you have voted by proxy, you may still vote in person at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

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APPENDICES

APPENDICES

APPENDIX A

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

FOR FISCAL 2017-2023 FINANCIAL PERFORMANCE

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results or that these items are not indicative of the Company’s on-going core operating performance.

The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s financial performance: (i) non-GAAP revenue, (ii) non-GAAP operating income (prior definition and updated definition) and (iii) non-GAAP net income per diluted share (prior definition and updated definition).

Management believes non-GAAP revenue, non-GAAP operating income and non-GAAP net income per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.

The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:

Royalty and other revenue, net of related costs

We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.

Acquired tangible asset amortization

These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired tangible assets and asset valuation step-ups.

Business transition and related costs

These transactions represent gains, losses, and other related costs associated with business transition plans. These items may include but are not limited to severance, relocation, consulting, leasehold exit costs, asset impairment, and other related costs to rationalize our operational footprint and optimize business results.

Acquired intangible asset amortization

These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired intangible assets including, but not limited to customer relationships, intellectual property, trade names and non-competition agreements.

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APPENDICES

Acquisition, integration and related costs

These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments, divestitures, assets impairments, and in-process research and development.

Litigation related expenses and settlements (prior definition)

These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results.

Litigation related expenses and settlements (updated definition)

We have been engaged in various legal proceedings against Apple since January 2020, including various proceedings in the federal courts, various proceedings in the U.S. Patent and Trademark Office (the “PTO proceedings”), and a proceeding in the U.S. International Trade Commission (the “ITC proceeding”). Although we previously excluded only expenses relating to the ITC proceeding from the definition of “Litigation related expenses and settlements”, beginning with the first quarter of 2024, we have revised the definition of “Litigation related expenses and settlements” to exclude not only expenses relating to the ITC proceeding, but also all other Apple litigation expenses, including those relating to the federal court proceedings and the PTO proceedings. We believe all of the Apple litigation expenses are unique in nature and not indicative of the Company’s on-going operating performance, and this updated definition will provide more useful information to investors by facilitating period-to-period comparisons of our financial performance that otherwise may be obscured by the significant fluctuations in Apple-related litigation expenses.

Other adjustments

In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.

Realized and unrealized gains or losses

These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. Changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. Other items also included here are mark-to-market gains and losses of derivative contracts that are not designated as hedging instruments or the ineffective portions of cash flow hedges.

Financing related adjustments

The Company may enter into various financial arrangements whereby costs are incurred and certain instrument features are valued and expensed accordingly but are not necessarily indicative of the on-going cash flow generation of the Company and therefore excludes these costs from non-GAAP earnings. For GAAP net income per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations. However, the Company believes that reflecting the anti-dilutive impact of these instruments in non-GAAP net income per diluted share provides management and investors with useful information in evaluating the financial performance of the Company on a per share basis.

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APPENDICES

Tax impact of non-GAAP adjustments

In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.

Excess tax benefits from stock-based compensation expense

GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.

These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider these supplemental non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

APPENDIX A
SUPPLEMENTAL FINANCIAL INFORMATION
FOR FISCAL 2017-2023 FINANCIAL PERFORMANCE

RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE
(unaudited)

(in millions)	Fiscal 2017	Fiscal 2018	Fiscal 2019	Fiscal 2020	Fiscal 2021	Fiscal 2022	Fiscal 2023
GAAP revenue	$790.2	$858.3	$937.8	$1,143.7	$1,239.2	$2,035.8	$2,048.1
Royalty and other revenue	(52.0)	(28.4)	(1.4)	—	—	—	—
Non-GAAP revenue	$738.2	$829.9	$936.4	$1,143.7	$1,239.2	$2,035.8	$2,048.1

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APPENDICES

APPENDIX A
SUPPLEMENTAL FINANCIAL INFORMATION
FOR FISCAL 2017-2023 FINANCIAL PERFORMANCE

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME(1)
(unaudited)

(in millions)	Fiscal 2017	Fiscal 2018	Fiscal 2019	Fiscal 2020	Fiscal 2021	Fiscal 2022	Fiscal 2023
GAAP operating income	$183.8	$208.0	$221.2	$255.8	$275.8	$210.0	$136.5
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(48.4)	(27.7)	(1.3)	—	—	—	—
Acquired tangible asset amortization	0.0	—	—	0.0	0.5	59.4	5.0
Acquired intangible asset amortization	1.6	1.4	1.4	4.5	6.1	25.5	38.1
Acquisition, integration and related costs	—	0.4	3.3	3.8	3.1	38.4	23.5
Business transition and related costs	—	—	—	—	—	—	13.9
Litigation related expenses and settlements	—	—	—	(0.5)	6.0	28.7	48.4
Other adjustments	—	—	—	—	3.4	—	3.9
Non-GAAP operating income (prior definition)	$137.0	$182.2	$224.7	$263.6	$294.8	$362.2	$269.6
Litigation related expenses and settlements	—	—	—	6.4	10.1	20.3	43.4
Non-GAAP operating income (updated definition)	$137.0	$182.2	$224.7	$270.0	$304.9	$382.5	$313.0

____________

(1)        May not foot due to rounding.

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APPENDICES

APPENDIX A
SUPPLEMENTAL FINANCIAL INFORMATION
FOR FISCAL 2017-2023 FINANCIAL PERFORMANCE

RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP NET INCOME PER DILUTED SHARE(1)
(unaudited)

	Fiscal 2017	Fiscal 2018	Fiscal 2019	Fiscal 2020	Fiscal 2021	Fiscal 2022	Fiscal 2023
GAAP net income per diluted share	$2.23	$3.45	$3.44	$4.14	$3.98	$2.60	$1.51
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(0.87)	(0.49)	(0.02)	0.00	0.00	0.00	0.00
Acquired tangible asset amortization	0.00	0.00	0.00	0.00	0.01	1.08	0.09
Acquired intangible asset amortization	0.03	0.03	0.03	0.08	0.11	0.46	0.70
Acquisition, integration and related costs	0.00	0.01	0.06	0.07	0.05	0.70	0.44
Business transition and related costs	0.00	0.00	0.00	0.00	0.00	0.00	0.26
Litigation related expenses and settlements	0.00	0.00	0.00	(0.01)	0.10	0.52	0.89
Other adjustments	0.00	0.00	0.00	0.00	0.06	(0.02)	0.07
Realized and unrealized gains or losses	0.00	0.04	0.01	(0.05)	0.03	(0.10)	0.02
Financing related adjustments	0.00	0.00	0.00	0.00	0.00	0.03	0.03
Tax impact of non-GAAP adjustments	0.29	0.10	(0.01)	(0.11)	(0.06)	(0.64)	(0.64)
Excess tax benefits from stock-based compensation	(0.70)	(0.39)	(0.27)	(0.52)	(0.28)	(0.04)	(0.05)
Tax related adjustments	0.00	(0.07)	0.00	0.00	0.00	0.00	(0.15)
2017 U.S. Tax Reform	0.74	(0.01)	0.00	0.00	0.00	0.00	0.00
Non-GAAP net income per diluted share (prior definition)	$1.73	$2.65	$3.22	$3.60	$3.99	$4.59	$3.17
Litigation related expenses and settlements	—	—	—	0.11	0.18	0.37	0.80
Tax impact of non-GAAP adjustments	—	—	—	(0.03)	(0.04)	(0.09)	(0.19)
Non-GAAP net income per share (updated definition)	$1.73	$2.65	$3.22	$3.69	$4.13	$4.87	$3.79
Weighted average shares outstanding – Diluted	55.9	56.0	57.1	58.0	57.7	55.2	54.1

____________

(1)        May not foot due to rounding.

| 2024 Proxy Statement

APPENDICES

APPENDIX B

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

FOR FISCAL 2023 EXECUTIVE BONUS INCENTIVE PLAN

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with GAAP. These non-GAAP financial measures make adjustments for the items described below. Management and the Compensation Committee believe that adjustments assist the Compensation Committee and investors in assessing true Company performance against Adjusted Revenue and Adjusted non-GAAP earnings per share (EPS) targets that were established under the fiscal 2023 Executive Bonus Incentive Plan based on the fiscal 2023 business plan that existed at the time the performance targets were established on February 20, 2023.

Fiscal 2023 Adjusted Revenue and non-GAAP EPS reflect adjustments for the following items, as well as the related income tax effects thereof, if any:

Plan F/X adjustments

Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our revenue growth rate will continue to occur in future periods.

Acquired tangible asset amortization

These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired tangible assets and asset valuation step-ups.

Acquired intangible asset amortization

These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired intangible assets including, but not limited to customer relationships, intellectual property, trade names and non-competition agreements.

Acquisition, integration and related costs

These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments, divestitures, assets impairments, and in-process research and development.

Business transition and related costs

These transactions represent gains, losses, and other related costs associated with business transition plans. These items may include but are not limited to severance, relocation, consulting, leasehold exit costs, asset impairment, and other related costs to rationalize our operational footprint and optimize business results.

Litigation related expenses and settlements (prior definition)

These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results.

| 2024 Proxy Statement

APPENDICES

Litigation related expenses and settlements (updated definition)

We have been engaged in various legal proceedings against Apple since January 2020, including various proceedings in the federal courts, various proceedings in the U.S. Patent and Trademark Office (the “PTO proceedings”), and a proceeding in the U.S. International Trade Commission (the “ITC proceeding”). Although we previously excluded only expenses relating to the ITC proceeding from the definition of “Litigation related expenses and settlements”, beginning with the first quarter of 2024, we have revised the definition of “Litigation related expenses and settlements” to exclude not only expenses relating to the ITC proceeding, but also all other Apple litigation expenses, including those relating to the federal court proceedings and the PTO proceedings. We believe all of the Apple litigation expenses are unique in nature and not indicative of the Company’s on-going operating performance, and this updated definition will provide more useful information to investors by facilitating period-to-period comparisons of our financial performance that otherwise may be obscured by the significant fluctuations in Apple-related litigation expenses.

Other adjustments

In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.

Realized and unrealized gains or losses

These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. Changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. Other items also included here are mark-to-market gains and losses of derivative contracts that are not designated as hedging instruments or the ineffective portions of cash flow hedges.

Financing related adjustments

The Company may enter into various financial arrangements whereby costs are incurred and certain instrument features are valued and expensed accordingly but are not necessarily indicative of the on-going cash flow generation of the Company and therefore excludes these costs from non-GAAP earnings. For GAAP earnings per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations. However, the Company believes that reflecting the anti-dilutive impact of these instruments in non-GAAP earnings per diluted share provides management and investors with useful information in evaluating the financial performance of the Company on a per share basis.

Tax impact of non-GAAP adjustments

In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.

| 2024 Proxy Statement

APPENDICES

Excess tax benefits from stock-based compensation expense

GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.

These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider these supplemental non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

APPENDIX B
SUPPLEMENTAL FINANCIAL INFORMATION
FOR FISCAL 2023 EXECUTIVE BONUS INCENTIVE PLAN

RECONCILIATION OF GAAP REVENUE TO ADJUSTED REVENUE
(unaudited)

(in millions)	Fiscal 2023
GAAP revenue	$2,048.1
Executive bonus incentive plan adjustments:
Foreign exchange adjustments to plan rates	1.6
Total executive bonus incentive plan adjustments	1.6
Adjusted revenue for fiscal 2023 executive bonus incentive plan	$2,049.7

| 2024 Proxy Statement

APPENDICES

APPENDIX B
SUPPLEMENTAL FINANCIAL INFORMATION
FOR FISCAL 2023 EXECUTIVE BONUS INCENTIVE PLAN

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP EPS(1)
(unaudited)

(in dollars)	Fiscal 2023
GAAP EPS	$1.51
Non-GAAP adjustments:
Acquired tangible asset amortization	0.09
Acquired intangible asset amortization	0.70
Acquisition, integration and related costs	0.44
Business transition and related costs	0.26
Litigation related expenses, settlements	0.89
Other adjustments	0.07
Realized and unrealized gains and losses	0.02
Financing related adjustments	0.03
Tax impact of non-GAAP net income adjustments	(0.64)
Excess tax benefits from stock-based compensation	(0.05)
Tax related adjustments	(0.15)
Total non-GAAP adjustments	1.66
Non-GAAP EPS (prior definition)	3.17
Litigation related expenses and settlements	0.80
Tax impact on non-GAAP adjustments	(0.19)
Non-GAAP EPS (updated definition)	3.79
Executive bonus incentive plan adjustments:
Apple litigation	(0.62)
Foreign exchange adjustments to plan rates	0.03
Total executive bonus incentive plan adjustments	(0.59)
Adjusted non-GAAP EPS for fiscal 2023 executive bonus incentive plan	$3.20

____________

(1)        May not foot due to rounding.

| 2024 Proxy Statement

APPENDICES

APPENDIX C

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

FOR FISCAL 2023 EXECUTIVE PSU AWARDS (2021 PSU Award Payouts)

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with GAAP. These non-GAAP financial measures make adjustments for the items described below. Management and the Compensation Committee believe that adjustments assist the Compensation Committee and investors in assessing true Company performance against Adjusted Product Revenue and non-GAAP Operating Income targets that were established at the time the 2021 PSU Awards were granted on February 26, 2021.

Fiscal 2023 Adjusted Product Revenue and non-GAAP Operating Income reflect adjustments for the following items, as well as the related income tax effects thereof, if any:

Plan F/X adjustments

Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our revenue growth rate will continue to occur in future periods.

Acquisition, integration and related costs

These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments, divestitures, assets impairments, and in-process research and development.

Litigation related expenses and settlements (prior definition)

These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results.

Litigation related expenses and settlements (updated definition)

We have been engaged in various legal proceedings against Apple since January 2020, including various proceedings in the federal courts, various proceedings in the U.S. Patent and Trademark Office (the “PTO proceedings”), and a proceeding in the U.S. International Trade Commission (the “ITC proceeding”). Although we previously excluded only expenses relating to the ITC proceeding from the definition of “Litigation related expenses and settlements”, beginning with the first quarter of 2024, we have revised the definition of “Litigation related expenses and settlements” to exclude not only expenses relating to the ITC proceeding, but also all other Apple litigation expenses, including those relating to the federal court proceedings and the PTO proceedings. We believe all of the Apple litigation expenses are unique in nature and not indicative of the Company’s on-going operating performance, and this updated definition will provide more useful information to investors by facilitating period-to-period comparisons of our financial performance that otherwise may be obscured by the significant fluctuations in Apple-related litigation expenses.

| 2024 Proxy Statement

APPENDICES

Other adjustments

In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.

Realized and unrealized gains or losses

These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. Changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. Other items also included here are mark-to-market gains and losses of derivative contracts that are not designated as hedging instruments or the ineffective portions of cash flow hedges.

Tax impact of non-GAAP adjustments

In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.

Excess tax benefits from stock-based compensation expense

GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.

These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider these supplemental non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

APPENDIX C
SUPPLEMENTAL FINANCIAL INFORMATION
FOR FISCAL 2023 EXECUTIVE PSU AWARDS (2021 PSU Award Payouts)

RECONCILIATION OF GAAP REVENUE TO ADJUSTED PRODUCT REVENUE
(unaudited)

(in millions)	Fiscal 2023
GAAP revenue	$2,048.1
Executive PSU awards adjustments:
Acquisition related	(774.6)
Foreign exchange adjustments to plan rates	50.9
Total executive PSU awards adjustments	(723.7)
Adjusted product revenue for fiscal 2023 executive PSU awards (2021 PSU award payouts)	$1,324.4

| 2024 Proxy Statement

APPENDICES

APPENDIX C
SUPPLEMENTAL FINANCIAL INFORMATION
FOR FISCAL 2023 EXECUTIVE PSU AWARDS (2021 PSU Award Payouts)

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP OPERATING INCOME(1)
(unaudited)

(in percentages)	Fiscal 2023
GAAP operating income	$136.5
Non-GAAP adjustments:
Acquired tangible asset amortization	5.0
Acquired intangible asset amortization	38.1
Acquisition, integration and related costs	23.5
Business transition and related costs	13.9
Litigation related expenses, settlements and awards	48.4
Other adjustments	3.9
Total non-GAAP adjustments	132.8
Non-GAAP operating income (prior definition)	$269.6
Litigation related expenses and settlements	43.4
Non-GAAP operating income (updated definition)	$313.0
Executive PSU awards adjustments:
Acquisition related	$(13.7)
Apple litigation	(43.4)
Foreign exchange adjustments to plan rates	36.5
Total executive PSU awards adjustments	$(20.6)
Adjusted non-GAAP operating income for fiscal 2023 executive PSU awards (2021 PSU award payouts)	$292.4

____________

(1)        May not foot due to rounding.

| 2024 Proxy Statement

APPENDICES

APPENDIX D

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Masimo, its directors, its director nominees and certain of its executive officers and employees are participants in the solicitation of proxies in connection with the Annual Meeting. The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the names and business addresses of our directors and director nominees and the names, present principal occupations and business addresses of our executive officers and employees who are considered to be “participants” in our solicitation of proxies from our stockholders in connection with the Annual Meeting (collectively, the “Participants”).

DIRECTORS AND NOMINEES

The principal occupations of our directors and director nominees are described in the section captioned “Our Board of Directors.” The names and employer business addresses of our directors and director nominees are below.

Name	Employer’s Business Address
Joe Kiani	52 Discovery, Irvine, California 92618
Christopher Chavez	N/A
Michelle Brennan	N/A
Robert Chapek	N/A
Quentin Koffey	106 West 56th Street, 10th Floor, New York, New York 10019
Craig Reynolds	N/A

OFFICERS AND EMPLOYEES

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company and the business address for each person is 52 Discovery, Irvine, California 92618.

Name	Title
Joe Kiani	Chief Executive Officer & Chairman of the Board
Micah Young	Executive Vice President, Chief Financial Officer
Bilal Muhsin	Chief Operating Officer
Tao Levy	Executive Vice President, Business Development
Tom McClenahan	Executive Vice President, General Counsel & Corporate Secretary
Blair Tripodi	Chief Operating Officer, Consumer Division
Eli Kammerman	Vice President, Business Development and Investor Relations

INFORMATION REGARDING OWNERSHIP OF MASIMO’S SECURITIES BY PARTICIPANTS

The number of shares of common stock of the Company held as of May 25, 2024 by the Participants who are directors or executive officers is set forth in the section titled “Ownership of our Stock—Security Ownership of Certain Beneficial Owners and Management” of this Proxy Statement.

| 2024 Proxy Statement

APPENDICES

The following table sets forth the number of shares of common stock of the Company held as of May 25, 2024 by the employees of the Company that are not named executive officers but who are deemed Participants in our solicitation of proxies. The Company is unaware of any Participant who owns any securities of the Company of record that such Participant does not own beneficially, except as described in this Proxy Statement.

NAME	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
Blair Tripodi	3,061	*
Eli Kammerman	356

____________

*      Comprised of 1,717 shares of common stock of the Company held directly and options to purchase 1,344 shares of common stock of the Company that are exercisable within 60 days after May 25, 2024.

INFORMATION REGARDING TRANSACTIONS IN MASIMO’S SECURITIES BY PARTICIPANTS—LAST TWO YEARS

The following table sets forth information regarding purchases and sales of Masimo’s securities by each Participant from January 1, 2022 to June 17, 2024. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. Christopher Chavez did not engage in any purchases or sales of Masimo’s securities during the period.

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	Transaction Code*
Michelle Brennan	06/26/2023	1,228	0	A	A
Robert A. Chapek	01/16/2024	1,665	0	A	A
Quentin Koffey†	06/26/2023	1,228	0	A	A
Craig B. Reynolds	05/26/2022	922	0	A	M
Craig B. Reynolds	05/26/2022	922	0	D	M
Craig B. Reynolds	05/26/2022	1,435	0	A	A
Craig B. Reynolds	05/26/2023	1,435	0	A	M
Craig B. Reynolds	05/26/2023	1,435	0	D	M
Craig B. Reynolds	06/26/2023	1,228	0	A	A
Craig B. Reynolds	04/26/2024	40,000	0	D	M
Craig B. Reynolds	04/26/2024	40,000	0	A	M
Craig B. Reynolds	04/26/2024	40,000	0	D	S
Craig B. Reynolds	05/01/2024	10,000	0	D	M
Craig B. Reynolds	05/01/2024	10,000	0	A	M
Joe E. Kiani	01/01/2022	0	2	D	S (in Retirement Savings Plan)
Joe E. Kiani	01/02/2022	20,000	0	A	M
Joe E. Kiani	01/02/2022	10,561	0	D	F
Joe E. Kiani	01/02/2022	20,000	0	D	M
Joe E. Kiani	02/14/2022	93,032	0	A	A
Joe E. Kiani	02/14/2022	48,982	0	D	F
Joe E. Kiani	02/22/2022	63,621	0	A	A
Joe E. Kiani	11/11/2022	0	1,201	A	P (By Trust)

| 2024 Proxy Statement

APPENDICES

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	Transaction Code*
Joe E. Kiani	11/11/2022	0	2,969	A	P (By Trust)
Joe E. Kiani	11/11/2022	0	2,514	A	P (By Trust)
Joe E. Kiani	11/11/2022	0	1,100	A	P (By Trust)
Joe E. Kiani	11/14/2022	0	15,157	A	P (By Trust)
Joe E. Kiani	11/14/2022	0	16,537	A	P (By Trust)
Joe E. Kiani	11/14/2022	0	300	A	P (By Trust)
Joe E. Kiani	12/15/2022	0	1,063	A	P (By Trust)
Joe E. Kiani	12/15/2022	0	2,397	A	P (By Trust)
Joe E. Kiani	12/15/2022	0	2,039	A	P (By Trust)
Joe E. Kiani	12/15/2022	0	1,541	A	P (By Trust)
Joe E. Kiani	03/03/2023	50,161	0	A	A
Joe E. Kiani	03/03/2023	26,410	0	D	F
Joe E. Kiani	03/03/2023	42,251	0	A	A
Joe E. Kiani	03/17/2023	42,735	0	D	G
Joe E. Kiani	03/17/2023	0	42,735	A	G
Joe E. Kiani	05/25/2023	3,600	0	A	P
Joe E. Kiani	05/25/2023	2,265	0	A	P
Joe E. Kiani	05/25/2023	500	0	A	P
Joe E. Kiani	02/28/2024	10,050	0	A	A
Joe E. Kiani	02/28/2024	3,929	0	D	F
Joe E. Kiani	03/01/2024	57,382	0	A	A
Bilal Muhsin	02/14/2022	9,302	0	A	A
Bilal Muhsin	02/22/2022	12,724	0	A	A
Bilal Muhsin	03/03/2023	10,032	0	A	A
Bilal Muhsin	03/03/2023	5,302	0	D	F
Bilal Muhsin	03/03/2023	8,802	0	A	A
Bilal Muhsin	02/28/2024	2,010	0	A	A
Bilal Muhsin	02/28/2024	745	0	D	F
Bilal Muhsin	03/01/2024	11,954	0	A	A
Bilal Muhsin	03/01/2024	30,000	0	A	A
Blair Tripodi	03/03/2023	6,721	0	A	A
Blair Tripodi	05/05/2023	553	0	A	A
Blair Tripodi	03/01/2024	9,127	0	A	A
Blair Tripodi	03/01/2024	30,000	0	A	A
Blair Tripodi	05/05/2024	552	0	A	A
Micah W. Young	02/14/2022	9,302	0	A	A
Micah W. Young	02/22/2022	6,362	0	A	A
Micah W. Young	03/03/2023	5,016	0	A	A
Micah W. Young	03/03/2023	2,663	0	D	F
Micah W. Young	03/03/2023	8,802	0	A	A
Micah W. Young	02/28/2024	1,004	0	A	A

| 2024 Proxy Statement

APPENDICES

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	Transaction Code*
Micah W. Young	02/28/2024	388	0	D	F
Micah W. Young	03/01/2024	11,954	0	A	A
Micah W. Young	03/01/2024	30,000	0	A	A
Tao Levy	02/14/2022	9,302	0	A	A
Tao Levy	02/22/2022	6,362	0	A	A
Tao Levy	03/03/2023	5,016	0	A	A
Tao Levy	03/03/2023	2,672	0	D	F
Tao Levy	03/03/2023	5,441	0	A	A
Tao Levy	02/28/2024	1,004	0	A	A
Tao Levy	02/28/2024	401	0	D	F
Tao Levy	03/01/2024	7,390	0	A	A
Tao Levy	03/01/2024	30,000	0	A	A
Tom S. McClenahan	01/02/2022	2,000	0	A	M
Tom S. McClenahan	01/02/2022	1,084	0	D	F
Tom S. McClenahan	01/02/2022	2,000	0	D	M
Tom S. McClenahan	02/14/2022	9,302	0	A	A
Tom S. McClenahan	02/22/2022	6,362	0	A	A
Tom S. McClenahan	02/24/2022	4,898	0	D	F
Tom S. McClenahan	03/03/2023	8,802	0	A	A
Tom S. McClenahan	03/03/2023	5,016	0	A	A
Tom S. McClenahan	03/03/2023	2,668	0	D	F
Tom S. McClenahan	02/28/2024	1,004	0	A	A
Tom S. McClenahan	02/28/2024	394	0	D	F
Tom S. McClenahan	03/01/2024	11,954	0	A	A
Tom S. McClenahan	03/01/2024	30,000	0	A	A
Eli Kammerman	02/25/2022	338	0	D	M
Eli Kammerman	02/25/2022	3	0	D	M
Eli Kammerman	02/25/2022	600	0	D	M
Eli Kammerman	02/25/2022	13	0	D	M
Eli Kammerman	02/25/2022	746	0	D	M
Eli Kammerman	02/25/2022	300	0	D	M
Eli Kammerman	03/10/2022	1,600	0	D	M
Eli Kammerman	03/22/2022	51	0	A	A
Eli Kammerman	03/22/2022	98	0	A	A
Eli Kammerman	03/22/2022	72	0	A	A
Eli Kammerman	05/12/2022	51	0	D	F
Eli Kammerman	05/12/2022	98	0	D	F
Eli Kammerman	05/12/2022	72	0	D	F
Eli Kammerman	03/22/2023	52	0	A	A
Eli Kammerman	03/22/2023	95	0	A	A
Eli Kammerman	03/22/2023	81	0	A	A

| 2024 Proxy Statement

APPENDICES

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	Transaction Code*
Eli Kammerman	03/22/2023	73	0	A	A
Eli Kammerman	03/01/2024	400	0	A	A
Eli Kammerman	03/22/2024	46	0	A	A
Eli Kammerman	03/22/2024	88	0	A	A
Eli Kammerman	03/22/2024	74	0	A	A
Eli Kammerman	03/22/2024	65	0	A	A
Eli Kammerman	03/22/2024	83	0	A	A

____________

*      Transaction Codes:

A:     Grant, award, or other acquisition of securities from the company (such as an option)

D:     Disposition to the issuer of issuer equity securities pursuant to Rule 16b-3(e)

F:     Payment of exercise price or tax liability by delivering or withholding securities

G:     Bona fide gift form of any clauses

M:    Exercise or conversion of derivative security

P:     Open market or private purchase of non-derivative or derivative security

S:     Open market or private sale of securities

†      The following table sets forth information regarding purchases and sales of Masimo’s securities by Politan Capital Management LP from January 1, 2022 to June 17, 2024. Mr. Koffey may be deemed to be a beneficial owner by virtue of his position as the Managing Partner and Chief Investment Officer of Politan Capital Management LP and as the Managing Member of Politan Management and Politan GP.

Nature of Transaction	Shares of Common Stock Purchased / (Sold)	Date of Purchase / Sale
Purchase of OTC Physically-Settled Total Return Swap	37,299	5/17/2022
Purchase of OTC Physically-Settled Total Return Swap	42,639	5/18/2022
Purchase of OTC Physically-Settled Total Return Swap	62,294	5/19/2022
Purchase of OTC Physically-Settled Total Return Swap	62,750	5/20/2022
Purchase of OTC Physically-Settled Total Return Swap	60,097	5/23/2022
Purchase of OTC Physically-Settled Total Return Swap	31,133	5/24/2022
Purchase of OTC Physically-Settled Total Return Swap	123,195	5/25/2022
Purchase of OTC Physically-Settled Total Return Swap	54,943	5/26/2022
Purchase of OTC Physically-Settled Total Return Swap	1,200	5/27/2022
Purchase of OTC Physically-Settled Total Return Swap	31,590	5/31/2022
Purchase of OTC Physically-Settled Total Return Swap	100,000	6/1/2022
Purchase of OTC Physically-Settled Total Return Swap	39,474	6/2/2022
Purchase of OTC Physically-Settled Total Return Swap	70,995	6/3/2022
Purchase of OTC Physically-Settled Total Return Swap	32,037	6/6/2022
Purchase of OTC Physically-Settled Total Return Swap	44,458	6/7/2022
Purchase of OTC Physically-Settled Total Return Swap	48,901	6/8/2022
Purchase of OTC Physically-Settled Total Return Swap	50,604	6/9/2022
Purchase of OTC Physically-Settled Total Return Swap	97,566	6/10/2022
Purchase of OTC Physically-Settled Total Return Swap	258,720	6/13/2022
Purchase of OTC Physically-Settled Total Return Swap	79,180	6/14/2022
Purchase of OTC Physically-Settled Total Return Swap	8,198	6/16/2022
Purchase of OTC Physically-Settled Total Return Swap	34,495	6/23/2022

| 2024 Proxy Statement

APPENDICES

Nature of Transaction	Shares of Common Stock Purchased / (Sold)	Date of Purchase / Sale
Purchase of OTC Physically-Settled Total Return Swap	19,680	6/24/2022
Purchase of OTC Physically-Settled Total Return Swap	30,883	6/27/2022
Purchase of OTC Physically-Settled Total Return Swap	151,859	6/28/2022
Purchase of OTC Physically-Settled Total Return Swap	148,160	6/29/2022
Purchase of OTC Physically-Settled Total Return Swap	124,057	6/30/2022
Purchase of OTC Physically-Settled Total Return Swap	22,000	7/1/2022
Purchase of OTC Physically-Settled Total Return Swap	22,000	7/5/2022
Purchase of OTC Physically-Settled Total Return Swap	21,800	7/6/2022
Purchase of OTC Physically-Settled Total Return Swap	21,500	7/7/2022
Purchase of OTC Physically-Settled Total Return Swap	20,000	7/8/2022
Purchase of OTC Physically-Settled Total Return Swap	11,020	7/13/2022
Purchase of OTC Physically-Settled Total Return Swap	236,651	7/18/2022
Purchase of OTC Physically-Settled Total Return Swap	151,029	7/19/2022
Purchase of OTC Physically-Settled Total Return Swap	107,389	7/20/2022
Purchase of OTC Physically-Settled Total Return Swap	111,988	7/21/2022
Purchase of OTC Physically-Settled Total Return Swap	100,000	7/22/2022
Purchase of OTC Physically-Settled Total Return Swap	425,000	8/10/2022
Purchase of Common Stock	107,000	8/10/2022
Purchase of OTC Physically-Settled Total Return Swap	350,000	8/11/2022
Purchase of Common Stock	100,000	8/11/2022
Purchase of OTC Physically-Settled Total Return Swap	315,000	8/12/2022
Purchase of Common Stock	52,500	8/12/2022
Purchase of OTC Physically-Settled Total Return Swap	335,000	8/15/2022
Purchase of Common Stock	75,000	8/15/2022
Purchase of OTC Physically-Settled Total Return Swap	197,585	8/16/2022
Purchase of Common Stock	20,000	8/23/2022
Sale of OTC Physically-Settled Total Return Swap	(4,294,369)	9/23/2022
Purchase of Common Stock	4,294,369	9/23/2022
Purchase of Common Stock	3,253	12/2/2022
Purchase of Common Stock	20,590	12/5/2022
Purchase of Common Stock	29,000	12/6/2022
Purchase of Common Stock	9,196	12/7/2022
Purchase of Common Stock	17,804	12/8/2022
Purchase of Common Stock	14,400	12/9/2022
Purchase of Common Stock	7,195	12/12/2022
Sale of Common Stock	(10,344)	12/15/2022
Sale of Common Stock	(26,445)	4/12/2023

| 2024 Proxy Statement

APPENDICES

MISCELLANEOUS INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Except as described in the proxy statement or this Appendix D, to Masimo’s knowledge: none of the Participants or their associates (i) during the past ten (10) years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) beneficially owns, directly or indirectly, any shares or other securities of Masimo or any of Masimo’s subsidiaries, except as described in this Proxy Statement; or (iii) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, other than as set forth in this Appendix D or the proxy statement, neither Masimo nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix D or the proxy statement, none of the Participants or any of their associates has (i) any arrangements or understandings with any person with respect to any future employment by Masimo or its affiliates or with respect to any future transactions to which Masimo or any of its affiliates will or may be a party; or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of Masimo’s last fiscal year or any currently proposed transactions, to which Masimo or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

| 2024 Proxy Statement

DIRECTIONS TO THE 2024 ANNUAL MEETING OF THE STOCKHOLDERS OF MASIMO CORPORATION

Masimo Corporation

52 Discovery

Irvine, California 92618

(949) 297-7000

From the North (Los Angeles/Long Beach/John Wayne Airport)

Take 405 Fwy South. Take SAND CANYON AVE exit.

Turn Left on SAND CANYON AVE—go 4.6 miles

Turn Right on BARRANCA PKWY—go 1.7 miles

Turn Left on DISCOVERY—go 0.3 miles

Arrive at 52 DISCOVERY, IRVINE, on the Right

From the South (San Diego and points South of Irvine)

Take 5 Fwy North. Take ALTON PKWY exit.

Turn Left on ALTON PKWY—go 0.4 miles.

Turn Right on IRVINE CENTER DRIVE—go 0.8 miles

Turn Left on DISCOVERY—go 0.1 miles

Arrive at 52 DISCOVERY, IRVINE, on the Left

From the East (Riverside County)

Take the 91 Fwy West or the 55 Fwy South

Take 5 Fwy South. Take exit for California 133S towards Laguna Beach

Keep right for BARRANCA PKWY—go 0.6 miles

Turn Right on BARRANCA PKWY—go 0.1 miles

Turn Right on DISCOVERY—go 0.3 miles

Arrive at 52 DISCOVERY, IRVINE, on the Right

52 Discovery, Irvine, CA 92618 · TEL 949-297-7000

© 2024 Masimo Corporation. All rights reserved.

THIS IS THE GOLD PROXY CARD PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED MASIMO CORPORATION THIS GOLD PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Joe Kiani and Micah Young, and each of them, with full power of substitution, as proxies and agents, in the name of the undersigned, to attend the Annual Meeting of Stockholders of Masimo Corporation, a Delaware corporation (“Masimo” or the “Company”), to be held at 52 Discovery, Irvine, CA 92618, on Thursday, July 25, 2024, at 2:00 p.m. Pacific Daylight Time, or any adjournment or postponement thereof, and to vote the number of shares of Masimo’s capital stock that the undersigned would be entitled to vote, and with all power the undersigned would possess, if personally present, as specified on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE COMPANY RECOMMENDED NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS, WITHHOLD ON EACH OF THE POLITAN GROUP RECOMMENDED NOMINEES, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE GOLD PROXY

MASIMO CORPORATION YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of Masimo Corporation Common Stock for the upcoming Annual Meeting of Stockholders. YOU CAN VOTE TODAY IN ONE OF THREE WAYS: Submit your proxy by Internet Please locate the Control Number printed below on your GOLD proxy card and access www.proxyvotenow.com/MASI. Then, simply follow the easy instructions on the voting site. Submit your proxy by Telephone Please locate the Control Number printed below on your GOLD proxy card and call toll-free in the U.S. or Canada at 855-415-4374 on a touch-tone telephone (if outside the U.S. or Canada, call 575-635-4403). Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below. CONTROL NUMBER: You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the proxyholder(s) to vote your shares in the same manner as if you had completed, signed and returned a proxy card. Submit your proxy by Mail If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the GOLD proxy card in the postage paid envelope provided to: Masimo Corporation, c/o First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095. TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED Please mark vote as in this sample 1.To elect two Class II directors, as named in our Proxy Statement. While you may mark instructions with respect to any or all of the nominees, you may mark a vote “FOR” only two nominees in total. You are permitted to vote for fewer than two nominees. If you vote “FOR” fewer than two nominees, your shares will only be voted “FOR” any nominee you have marked. If you vote “FOR” more than two nominees, your votes on Proposal 1 regarding nominees will be invalid and will not be counted. If you sign and return your proxy card and do not specify how you want your shares to be voted, they will be voted “FOR” all of the Company Recommended Nominees and “WITHHOLD” on all of the Politan Group nominees. The Board of Directors recommends you vote FOR ONLY the following two (2) Company Recommended Nominees: 1a.) Christopher Chavez 1b.) Joe Kiani The Board of Directors recommends you WITHHOLD on the following two (2) Politan Group Nominees OPPOSED by the Company: 1c.) William R. Jellison 1d.) Darlene J.S. Solomon FOR WITHHOLD The Board of Directors recommends you vote FOR the following proposals: 2.To ratify the selection of Grant Thornton LLP as ourindependent registered public accounting firm for thefiscal year ending December 28, 2024. FOR AGAINST ABSTAIN 3.To provide an advisory vote to approve thecompensation of our named executive officers. The Board of Directors recommends you vote AGAINST the following proposal: 4.Politan Group proposal to repeal any provision of, oramendment to, the Company’s bylaws adopted bythe Board without stockholder approval subsequentto April 20, 2023 and up to and including the date ofthe Annual Meeting. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy is governed by the laws of the State of Delaware. Date: , 2024 Signature Signature (Joint Owners) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.